CREDIT AGREEMENT

Dated as of December 20, 2001

among

THE FINANCIAL INSTITUTIONS NAMED HEREIN,
as lenders,

BANK OF AMERICA, NATIONAL ASSOCIATION,
as administrative agent,

FLEET RETAIL FINANCE INC.,
as syndication agent

and

BROWN SHOE COMPANY, INC.

and

ITS SUBSIDIARIES PARTY HERETO,
as loan parties

BANC OF AMERICA SECURITIES LLC
Lead Arranger

             Section 3.8       Apportionment, Application, and Reversal of Payments . 17
             Section 3.9       Indemnity for Returned Payments. . . . . . . . . . . . 17
             Section 3.10      The Agent's and the Lenders' Books and Records;

             Section 6.1       Authorization, Validity, and Enforceability of this
                               Agreement and the other Loan Documents; No Conflicts . 28

             Section 7.3       Compliance with Law and Agreements;

             Section 7.10      Distributions; Capital Change; Restricted Investments. 40
             Section 7.11      Transactions Resulting in a Material Adverse Effect. . 40

             Section 8.1       Conditions Precedent to Making of Revolving Loans

             Section 12.12     Restrictions on Actions by the Lenders;

             Section 12.17     Concerning the Collateral and the Related
                               Loan Documents . . . . . . . . . . . . . . . . . . . . 74
             Section 12.18     Field Audit and Examination Reports;

             Section 13.3      Governing Law; Choice of Forum; Service of Process . . 76

             Section 13.11     Indemnity of the Agent and the Lenders

             Section 13.20     Contribution and Indemnification Among the Borrowers . 84
             Section 13.21     Agency of the Parent for Each Other Loan Party . . . . 85
             Section 13.22     Additional Loan Parties. . . . . . . . . . . . . . . . 85
             Section 13.23     Express Waivers By Loan Parties In Respect of

EXHIBITS AND SCHEDULES

EXHIBITS:

Exhibit A     -     Form of Revolving Loan Note
Exhibit B     -     Form of Notice of Borrowing
Exhibit C     -     Form of Notice of Continuation/Conversion
Exhibit D     -     Form of Compliance Certificate
Exhibit E     -     Form of Assignment and Acceptance
Exhibit F     -     Form of Borrowing Base Certificate

SCHEDULES:

Schedule 6.1      -     Authorization; Etc.
Schedule 6.4      -     Corporate Names; Prior Transactions
Schedule 6.5      -     Capitalization; Subsidiaries
Schedule 6.8      -     Debt
Schedule 6.10     -     Real Estate; Leases
Schedule 6.11     -     Proprietary Rights
Schedule 6.12     -     Trade Names
Schedule 6.13     -     Litigation
Schedule 6.14     -     Labor Matters
Schedule 6.18     -     ERISA Matters
Schedule 6.24     -     Material Agreements
Schedule 6.25     -     Bank Accounts
Schedule 6.27     -     Investment Property
Schedule A-1      -     Commitments
Schedule A-2      -     Permitted Liens
Schedule A-3      -     Existing Investments
Schedule A-4      -     Existing Letters of Credit
Schedule A-5      -     Adjustments to Adjusted Net Earnings

CREDIT AGREEMENT

            This Credit Agreement, dated as of December 20, 2001 ("Agreement"), among the financial institutions from time to time parties hereto (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), Bank of America, National Association, with an office at 231 S. LaSalle Street, Chicago, Illinois 60604, as administrative agent for the Lenders (as a Lender and as administrative agent; in its capacity as administrative agent being referred to herein as the "Agent"), Fleet Retail Finance Inc. (as a Lender and as syndication agent), and Brown Shoe Company, Inc., a New York corporation, and each of its Subsidiaries party hereto.

RECITALS:

            A. The Borrowers have requested the Lenders to make available to the Borrowers a revolving line of credit for loans and letters of credit in the aggregate principal amount of $350,000,000, which extensions of credit the Borrowers will use for the purposes permitted by Section 7.27.

            B. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed thereto in Annex A which is attached hereto and incorporated herein. The rules of construction contained in Annex A shall govern the interpretation of this Agreement, and all Annexes, Exhibits, and Schedules attached hereto are incorporated herein by reference.

            C. The Lenders have agreed to make available to the Borrowers a revolving credit and letter of credit facility upon the terms and conditions set forth in this Agreement.

            NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lenders, the Agent, and the Loan Parties hereby agree as follows.

ARTICLE 1

LOANS AND LETTERS OF CREDIT
           Section 1.1   Total Facility. Subject to all of the terms and conditions of this Agreement, the Lenders agree to make available a total credit facility of up to $350,000,000 (the "Total Facility") for use by any one or more of the Borrowers from time to time during the term of this Agreement. The Total Facility shall be composed of a revolving line of credit consisting of Revolving Loans and Letters of Credit as described in Section 1.2 and Section 1.4.

          Section 1.2   Revolving Loans:

            (a)    Amounts. Subject to the satisfaction of the conditions precedent set forth in Article 8, each Lender severally, but not jointly, agrees, upon a Borrower's request from time to time on any Business Day during the period from the Closing Date to the Termination Date, to make revolving loans (the "Revolving Loans") to the Borrowers in amounts not to exceed such Lender's Pro Rata Share of the Availability, except for Non-Ratable Loans and Agent Advances. The Lenders, however, in their unanimous discretion, may elect to make Revolving Loans or issue or arrange to have issued Letters of Credit in excess of the Availability or the Borrowing Base on one or more occasions, but if they do so, neither the Agent nor the Lenders shall be deemed thereby to have changed the limits of the Availability or the Borrowing Base or to be obligated to exceed such limits on any other occasion. If the Aggregate Revolver Outstandings would exceed the Availability after giving effect to any Borrowing, the Lenders may refuse to make or may otherwise restrict the making of Revolving Loans and the issuance of Letters of Credit as the Lenders determine until such excess has been eliminated, subject to the Agent's authority, in its sole discretion, to make Agent Advances pursuant to the terms of Section 1.2(j).
            (b)    Revolving Notes. The Borrowers shall execute and deliver to each Lender a promissory note to evidence the Revolving Loans of that Lender (each a "Revolving Loan Note" and, collectively, the "Revolving Loan Notes"). Each Revolving Loan Note shall be in the principal amount of the applicable Lender's Pro Rata Share of the Revolving Loan Commitments, dated as of the Closing Date or the date of any assignment of a portion of any Lender's Revolving Loans, and substantially in the form of Exhibit A. Each Revolving Loan Note shall represent the obligation of the Borrowers to pay the amount of the applicable Lender's Pro Rata Share of the Revolving Loan Commitments, or, if less, such Lender's Pro Rata Share of the aggregate unpaid principal amount of all Revolving Loans to the Borrowers together with interest thereon as prescribed in this Agreement. The entire unpaid balance of the Revolving Loans and all other Obligations shall be immediately due and payable in full in immediately available funds on the Termination Date.

            (c)   Procedure for Borrowing.

            (i)    Except as otherwise provided in this Section 1.2(c), each Borrowing of Revolving Loans shall be made upon a Borrower's irrevocable written notice delivered to the Agent in the form of a notice of borrowing in the form attached hereto as Exhibit B (a "Notice of Borrowing"), which must be received by the Agent prior to 11:00 a.m. (Chicago, Illinois time) (y) three (3) Business Days prior to the requested Funding Date, in the case of LIBOR Rate Revolving Loans and (z) on the requested Funding Date, in the case of Base Rate Revolving Loans, specifying:
              (A)    the amount of the Borrowing, which in the case of LIBOR Rate Revolving Loans shall be in an amount that is not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof;

            (B)    the requested Funding Date, which shall be a Business Day;

            (C)    whether the Revolving Loans requested are to be Base Rate Revolving Loans or LIBOR Rate Revolving Loans; provided that if such Borrower fails to specify whether any Revolving Loans are to be Base Rate Revolving Loans or LIBOR Rate Revolving Loans, such request shall be deemed a request for Base Rate Revolving Loans; and

            (D)    the duration of the Interest Period if the requested Revolving Loans are to be LIBOR Rate Revolving Loans; provided that if such Borrower fails to select the duration of the Interest Period with respect to any requested LIBOR Rate Revolving Loans, such Borrower shall be deemed to have requested such Revolving Loans be made as LIBOR Rate Revolving Loans with an Interest Period of one month in duration;

 provided, however, that with respect to the Borrowing to be made on the Closing Date, such Borrowing will consist of Base Rate Revolving Loans only.

            (ii)    With respect to any request for Base Rate Revolving Loans, in lieu of delivering a Notice of Borrowing, a Borrower may give the Agent telephonic notice of such request for advances to the Designated Account not later than the required time specified in clause (i) preceding. The Agent at all times shall be entitled to rely on such telephonic notice in making any such Revolving Loans, regardless of whether any written confirmation is received by the Agent.

            (iii)    [Reserved].

            (iv)    With respect to any (A) principal or interest on the Revolving Loans, (B) subject to Section 1.4(e)(i), reimbursement obligations with respect to Letters of Credit, (C) Unused Line Fees, (D) subject to Section 1.4(e)(i), Letter of Credit Fees, (E) fees due to the Bank or the Agent (for the benefit of the Agent individually or the Agent and the Lenders collectively) under the Agent's Letter (excluding Attorney Costs), or (F) obligations under any Hedge Agreement with the Bank, the becoming due thereof shall be deemed to constitute a request by the Borrowers for a Borrowing of a Base Rate Revolving Loan in an amount equal to the amount then due.

            (v)    The Borrowers shall have no right to request a LIBOR Rate Revolving Loan while a Default or an Event of Default exists without the consent of the Majority Lenders.

             (d)   Disbursement; Reliance upon Authority. The Agent is authorized and directed by the Borrowers to transfer the proceeds of the Revolving Loans requested hereunder to account No. 5045183372 maintained with the Bank (the "Designated Account"). The Borrowers may designate a replacement deposit account from time to time by written notice to the Agent. Any designation by the Borrowers of the Designated Account must be reasonably acceptable to the Agent.

            (e)   No Liability. The Agent is entitled to rely conclusively on any individual's request for Revolving Loans on behalf of a Borrower. The Agent shall have no duty to verify the identity of any individual representing himself or herself as a person authorized by any Borrower to make such requests on its behalf. The Agent shall not incur any liability to the Borrowers as a result of acting upon any notice referred to in Section 1.2(c) and Section 1.2(d), which the Agent reasonably believes to have been given by an officer or other person duly authorized by a Borrower to request Revolving Loans on its behalf or for otherwise acting under this Section 1.2. The crediting of Revolving Loans to the Designated Account shall conclusively establish, absent manifest error, the obligation of the Borrowers to repay such Revolving Loans as provided herein.

            (f)   Notice Irrevocable. Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to Section 1.2(c) shall be irrevocable and the Borrowers shall be bound to borrow the funds requested therein in accordance therewith.

            (g)   The Agent's Election. Promptly after receipt of a Notice of Borrowing (or telephonic notice in lieu thereof), the Agent shall elect in its discretion to have the terms of Section 1.2(h) or the terms of Section 1.2(i) apply to such requested Borrowing; provided that if such Notice of Borrowing is a request for a Borrowing consisting of a LIBOR Rate Loan, if the applicable conditions to requesting and making of LIBOR Rate Loans have been met, such Borrowing shall be a LIBOR Rate Loan and shall be made pursuant to Section 1.2(h). If the Bank declines in its sole discretion to make a Non-Ratable Loan pursuant to Section 1.2(i), the terms of Section 1.2(h) shall apply to the requested Borrowing.

            (h)   Making of Revolving Loans. If the Agent elects to have the terms of this Section 1.2(h) apply to a requested Borrowing, then promptly after receipt of a Notice of Borrowing or telephonic notice in lieu thereof, the Agent shall notify the Lenders by telecopy, telephone, or e-mail of the requested Borrowing. Each Lender shall transfer its Pro Rata Share of the requested Borrowing to the Agent in immediately available funds, to the account from time to time designated by the Agent, not later than 2:00 p.m. (Chicago, Illinois time) on the applicable Funding Date. After the Agent's receipt of all proceeds of such requested Borrowing, the Agent shall make the proceeds of such requested Borrowing available to the applicable Borrower on the applicable Funding Date by transferring same day funds to the Designated Account; provided, however, except as may otherwise be provided by this Agreement, the amount of Revolving Loans so made on any date shall not exceed the Availability on such date.

            (i)   Making of Non-Ratable Loans. Subject to Section 1.2(g), if the Agent elects, with the consent of the Bank, to have the terms of this Section 1.2(i) apply to a requested Borrowing, the Bank shall make a Revolving Loan in the amount of such requested Borrowing available to the Borrowers on the applicable Funding Date by transferring same day funds to the Designated Account. Each Revolving Loan made solely by the Bank pursuant to this Section 1.2(i) is referred to hereinafter as a "Non-Ratable Loan", and such Revolving Loans are collectively referred to as the "Non-Ratable Loans." Each Non-Ratable Loan shall be subject to all the terms and conditions applicable to other Revolving Loans except that all payments thereon shall be payable to the Bank solely for its own account. The aggregate amount of Non-Ratable Loans outstanding at any time shall not exceed $35,000,000. Subject to Section 11.1(d), the Agent shall not request the Bank to make any Non-Ratable Loan if (A) the Agent has received written notice from any Lender that one or more of the applicable conditions precedent set forth in Article 8 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (B) the requested Borrowing would exceed the Availability on the applicable Funding Date. The Non-Ratable Loans shall be secured by the Agent's Liens in and to the Collateral and shall constitute Base Rate Revolving Loans and Obligations hereunder.

            (j)   Agent Advances. Subject to the limitations set forth below, the Agent is authorized by the Borrowers and the Lenders, from time to time in the Agent's sole discretion, (i) after the occurrence of a Default or an Event of Default, or (ii) at any time that any of the other conditions precedent set forth in Article 8 have not been satisfied, to make Base Rate Revolving Loans to the Borrowers or any of them on behalf of the Lenders in an aggregate amount outstanding at any time not to exceed $10,000,000 which the Agent, in its reasonable business judgment, deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of, or maximize the amount of, repayment of the Revolving Loans and other Obligations, or (C) to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including costs, fees, and expenses as described in Section 13.7 (any of such advances are herein referred to as "Agent Advances"); provided that the Required Lenders may at any time revoke the Agent's authorization to make Agent Advances. Any such revocation must be in writing and shall become effective prospectively upon the Agent's receipt thereof. Absent such revocation, the Agent's determination that the making of an Agent Advance is required for any such purposes shall be conclusive. The Agent Advances shall be secured by the Agent's Liens in and to the Collateral and shall constitute Base Rate Revolving Loans and Obligations hereunder.

Section 1.3    Reserved.

Section 1.4    Letters of Credit.

            (a)   Agreement to Issue. Subject to the terms and conditions of this Agreement, the Agent agrees to cause the Letter of Credit Issuer selected by a Borrower to issue for the account of any of the Borrowers (whether one or more) in support of an obligation of any Loan Party or any of the Borrowers' Subsidiaries which are not Loan Parties, in such currency as may be requested by the applicable Borrower and acceptable to the Letter of Credit Issuer, one or more commercial/documentary and standby letters of credit (each a "Letter of Credit" and collectively, the "Letters of Credit") from time to time during the term of this Agreement.

            (b)   Amounts; Outside Expiration Date. The Agent shall not have any obligation to issue or cause to be issued any Letter of Credit at any time if: (i) the maximum face amount of the requested Letter of Credit is greater than the Unused Letter of Credit Subfacility at such time; (ii) the maximum undrawn amount of the requested Letter of Credit and all commissions, fees, and charges due from such Borrower in connection with the opening thereof would exceed the Availability at such time; or (iii) such Letter of Credit has an expiration date later than ten (10) days prior to the Stated Termination Date or more than twelve (12) calendar months from the date of issuance for standby letters of credit and six (6) calendar months from the date of issuance for commercial/documentary letters of credit.

            (c)   Other Conditions. In addition to being subject to the satisfaction of the applicable conditions precedent contained in Article 8, the obligation of the Agent to cause to be issued any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner reasonably satisfactory to the Agent:

            (i)    the Borrowers shall have delivered to the Letter of Credit Issuer, at such times and in such manner as the Letter of Credit Issuer may prescribe, an application in form and substance satisfactory to the Letter of Credit Issuer and reasonably satisfactory to the Agent for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form, terms, and purpose of the proposed Letter of Credit shall be reasonably satisfactory to the Agent and the Letter of Credit Issuer (provided that in the event any term of such application or any other document is inconsistent with the terms of this Agreement and the Letter of Credit Issuer is either the same Person as the Agent or any Lender then the terms of this Agreement shall be controlling); and

            (ii)    as of the date of issuance, no order of any court, arbitrator, or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule, or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the issuance of such proposed Letters of Credit.

(d)    Issuance of Letters of Credit.

            (i)   Request for Issuance. Any Borrower that wishes to cause the issuance of a Letter of Credit must notify the Agent of such request for issuance at least three (3) Business Days, or such shorter period as such Borrower and the Letter of Credit Issuer may agree, prior to the proposed issuance date. Such notice shall be irrevocable and must specify the original face amount of the Letter of Credit requested, the Business Day of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the Business Day on which the requested Letter of Credit is to expire, the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The applicable Borrower shall attach to such notice the proposed form of the Letter of Credit.

            (ii)   Responsibilities of the Agent; Issuance. The Agent shall determine, as of the Business Day immediately preceding the requested issuance date of the Letter of Credit set forth in the notice from a Borrower pursuant to Section 1.4(d)(i), (A) the amount of the Unused Letter of Credit Subfacility and (B) the Availability as of such date. If the face amount of the requested Letter of Credit is not greater than the Unused Letter of Credit Subfacility and the amount of such requested Letter of Credit and all commissions, fees, and charges due from the Borrower in connection with the opening thereof does not exceed the Availability, the Agent shall cause the Letter of Credit Issuer to issue the requested Letter of Credit on the requested issuance date so long as the other conditions hereof are met.

            (iii)   Extensions and Amendments. The Agent shall not be obligated to cause the Letter of Credit Issuer to extend or amend any Letter of Credit issued pursuant hereto unless the requirements of this Section 1.4 are met as though a new Letter of Credit were being requested and issued.

(e)        Payments Pursuant to Letters of Credit.

            (i)   Payment of Letter of Credit Obligations. The Borrowers agree to reimburse the Letter of Credit Issuer within one (1) Business Day for any draw under any Letter of Credit, and to pay the Letter of Credit Issuer the amount when due of all other charges and fees payable to the Letter of Credit Issuer under or in connection with any Letter of Credit in accordance with the applicable application for such Letter of Credit, irrespective of any claim, setoff, defense, or other right which any Borrower may have at any time against the Letter of Credit Issuer or any other Person. Each drawing under any Letter of Credit if not paid as provided in the preceding sentence shall constitute a request by the Borrower for whose account such Letter of Credit was issued for a Borrowing of a Base Rate Revolving Loan in the amount of such drawing. The Funding Date with respect to such Borrowing shall be the date of such drawing.

            (ii)   Existing Letters of Credit. All amounts payable by any Loan Party in respect of any Existing Letter of Credit are hereby reaffirmed and continued in full force and effect. All obligations of any Loan Party for payment in respect of any obligations in respect of Existing Letters of Credit, are hereby renewed, continued, and reaffirmed under the terms of this Agreement and the other Loan Documents.

(f)        Indemnification; Exoneration; Power of Attorney.

            (i)   Indemnification. In addition to amounts payable as elsewhere provided in this Section 1.4, each Borrower agrees to protect, indemnify, pay, and save the Lenders, the Agent, and the Letter of Credit Issuer harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges, and expenses (including attorneys' fees) which any Lender, the Agent, or the Letter of Credit Issuer may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit other than any such claims, demands, liabilities, damages, losses, costs, charges, and expenses caused by the gross negligence or intentional misconduct of such Person. The Borrowers' obligations under this Section 1.4(f) shall survive payment of all other Obligations.

            (ii)   Assumption of Risk by the Borrowers. As among the Borrowers, the Lenders, the Agent, and the Letter of Credit Issuer, the Borrowers assume all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Lenders, the Agent, and the Letter of Credit Issuer shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; (H) any consequences arising from causes beyond the control of the Lenders or the Agent, including any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority; or (I) the Letter of Credit Issuer's honor of a draw for which the draw or any certificate fails to comply in any respect with the terms of the Letter of Credit, provided that the foregoing shall not absolve the Letter of Credit Issuer for any matter described in this clause (I) caused by the Letter of Credit Issuer's gross negligence or intentional misconduct. None of the foregoing shall affect, impair, or prevent the vesting of any rights or powers of the Agent, any Lender, or the Letter of Credit Issuer under this Section 1.4(f).

            (iii)   Exoneration. Without limiting the foregoing, no action or omission whatsoever by the Agent or any Lender (excluding any Lender in its capacity as the Letter of Credit Issuer) under or in connection with any of the Letters of Credit or any related matters shall result in any liability of the Agent or any Lender to any Borrower, or relieve such Borrower of any of its obligations hereunder to any such Person.

            (iv)   Rights Against Letter of Credit Issuer. Nothing contained in this Agreement is intended to limit any Borrower's rights, if any, with respect to the Letter of Credit Issuer which arise as a result of the letter of credit application and related documents executed by and between such Borrower and the Letter of Credit Issuer.

            (v)   Account Party. Each Borrower hereby authorizes and directs the Letter of Credit Issuer to name the applicable Borrower as the "Account Party" in any Letter of Credit and to deliver to the Agent all instruments, documents, and other writings and property received by the Letter of Credit Issuer pursuant to each such Letter of Credit, and to accept and rely upon the Agent's instructions and agreements with respect to all matters arising in connection with each such Letter of Credit or the application therefor.

            (vi)   Power of Attorney. In connection with all Inventory financed for a Loan Party by any Letter of Credit, each Loan Party hereby appoints the Agent, or the Agent's designee, as its attorney, with full power and authority: (A) to sign and/or endorse such Loan Party's name upon any warehouse or other receipts; (B) to sign such Loan Party's name on bills of lading and other negotiable and non-negotiable documents; (C) to clear Inventory through customs in the Agent's or such Loan Party's name, and to sign and deliver to customs officials powers of attorney in such Loan Party's name for such purpose; (D) to complete in such Loan Party's or the Agent's name, any order, sale, or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof; and (E) to do such other acts and things as are necessary in order to enable the Agent to obtain possession or control of such Inventory and to obtain payment of the Obligations. Neither the Agent nor its designee, as such Loan Party's attorney, will be liable for any acts or omissions, nor for any error of judgment or mistakes of fact or law other than for gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable until all Obligations have been paid and satisfied.

            (vii)   Control of Inventory. In connection with all Inventory financed by Letters of Credit, the Loan Parties will, at the Agent's request, instruct all suppliers, carriers, forwarders, customs brokers, warehouses, or others receiving or holding cash, checks, Inventory, Documents, or Instruments in which the Agent holds a security interest to deliver them to the Agent and/or subject to the Agent's order, and if they shall come into any Loan Party's possession, to deliver them, upon request, to the Agent in their original form. The Loan Parties shall also, at the Agent's request, designate the Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents.

           (g)   Supporting Letter of Credit; Cash Collateral. If, notwithstanding the provisions of Section 1.4(b) and Section 10.1, any Letter of Credit is outstanding upon the termination of this Agreement, then upon such termination the Borrowers shall deposit with the Agent, for the benefit of the Agent and the Lenders, with respect to each such Letter of Credit then outstanding, as the Agent in its discretion shall specify, either (i) a standby letter of credit (a "Supporting Letter of Credit"), in form and substance satisfactory to the Agent, issued by an issuer satisfactory to the Agent in an amount equal to the greatest amount for which such Letter of Credit may be drawn plus any fees and expenses associated with such Letter of Credit, under which Supporting Letter of Credit the Agent is entitled to draw amounts necessary to reimburse the Agent and the Lenders for payments to be made by the Agent and the Lenders under such Letter of Credit and any fees and expenses associated with such Letter of Credit or (ii) cash in an amount necessary to reimburse the Agent and the Lenders for payments to be made by the Agent and the Lenders under such Letter of Credit and any fees and expenses associated with such Letter of Credit. Such Supporting Letter of Credit or deposit of cash shall be held by the Agent, for the benefit of the Agent and the Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit remaining outstanding.

            (h)   Uniform Customs and Practices. The Letter of Credit Issuer may have Letters of Credit issued by it be subject to The Uniform Customs and Practice for Documentary Credits (the "UCP") or the International Standby Practices (the "ISP"), as published as of the date of issue by the International Chamber of Commerce, in which case the terms of the UCP or the ISP, as applicable, may be incorporated therein and deemed a part thereof.

             Section 1.5    Bank Products. Any Loan Party may request and the Agent may, in its sole and absolute discretion, arrange for any Loan Party to obtain Bank Products from the Bank or the Bank's Affiliates although no Loan Party is required to do so. To the extent Bank Products are provided by an Affiliate of the Bank, the Loan Parties agree to indemnify and hold the Agent, the Bank, and the Lenders harmless from any and all costs and obligations now or hereafter incurred by the Agent, the Bank, or any of the Lenders which arise from any indemnity given by the Agent to its Affiliates related to such Bank Products; provided, however, nothing contained herein is intended to limit any Loan Party's rights, with respect to the Bank or its Affiliates, if any, which arise as a result of the execution of documents by and between such Loan Party and the Bank or its Affiliates which relate to Bank Products. The agreement contained in this Section shall survive termination of this Agreement. Each Loan Party acknowledges and agrees that the obtaining of Bank Products from the Bank or the Bank's Affiliates (a) is in the sole and absolute discretion of the Bank or the Bank's Affiliates and (b) is subject to all rules and regulations of the Bank or the Bank's Affiliates.

            Section 1.6    Existing Letters of Credit. On and after the Closing Date, the Existing Letters of Credit, if any, and related payment obligations (a) shall be deemed to have been issued under, and the payment obligations in respect thereof shall be governed by and have the benefits of, this Agreement and the other Loan Documents, provided that in the event any provision of any agreement between such Loan Party and the Bank is inconsistent with this Agreement, the terms of this Agreement shall control and (b) shall be deemed included as Letters of Credit and payment obligations under the terms of this Agreement.

ARTICLE 2

INTEREST AND FEES
             Section 2.1     Interest.
            (a)        Interest Rates. All outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on accrued interest thereon not paid when due) from the date made or incurred through but excluding the date on which the Obligations are paid in full at a rate determined by reference to the Base Rate or the LIBOR Rate, as applicable, plus the Applicable Margin as set forth below, but not to exceed the Maximum Rate. Any of the Revolving Loans may be converted into, or continued as LIBOR Rate Revolving Loans, subject to and in the manner provided in Section 2.2. If at any time Revolving Loans are outstanding with respect to which a Borrower has not delivered to the Agent a notice specifying the basis for determining the interest rate applicable thereto in accordance herewith, such Revolving Loans shall be Base Rate Revolving Loans and bear interest at a rate determined by reference to the Base Rate until notice to the contrary has been given to the Agent in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows:
            (i)    For all Base Rate Revolving Loans and other Obligations (other than LIBOR Rate Revolving Loans) at a fluctuating per annum rate equal to the lesser of (A) the Base Rate, plus the Applicable Margin or (B) the Maximum Rate; and
            (ii)    For all LIBOR Rate Revolving Loans at a per annum rate equal to the lesser of (A) the LIBOR Rate, plus the Applicable Margin or (B) the Maximum Rate.
Each change in the Base Rate shall be reflected in the interest rate described in clause (i) preceding as of the effective date of such change. Subject to Section 2.3, all interest charges on the Obligations shall be computed on the basis of a year of 365/366 days (as applicable) and the actual days elapsed.
            (b)    Default Rate. During the existence of any Event of Default if the Agent or the Majority Lenders in their discretion so elect, then, while any such Event of Default exists, the Obligations shall bear interest at a rate per annum equal to the lesser of (i) the Default Rate applicable thereto or (ii) the Maximum Rate.
            (c)    Interest Periods. After giving effect to any Borrowing, conversion, or continuation of any LIBOR Rate Revolving Loan, there may not be more than fifteen (15) different Interest Periods in effect hereunder; provided that notwithstanding the foregoing, there shall not be more than five (5) Interest Periods in effect hereunder for Interest Periods of less than one month in duration.
           Section 2.2   Continuation and Conversion Elections.
            (a)    A Borrower may upon irrevocable written notice to the Agent in accordance with Section 2.2(b):
            (i)    elect, as of any Business Day, in the case of Base Rate Revolving Loans to convert any such Base Rate Revolving Loans (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into LIBOR Rate Revolving Loans;
            (ii)    elect, as of any Business Day subject to Section 4.4, in the case of LIBOR Rate Revolving Loans to convert any such LIBOR Rate Revolving Loans into Base Rate Revolving Loans; or
            (iii)    elect, as of the last day of the applicable Interest Period, to continue any LIBOR Rate Revolving Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) as LIBOR Rate Revolving Loans;
provided that if at any time the aggregate amount of LIBOR Rate Revolving Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $5,000,000, such LIBOR Rate Revolving Loans shall, effective as of the expiration date of the applicable Interest Period, automatically convert into Base Rate Revolving Loans; provided, further, that if the notice shall fail to specify the duration of the Interest Period of any LIBOR Rate Revolving Loans, such Interest Period shall be one month.
            (b)    The Borrowers shall deliver a notice of continuation/conversion in the form of Exhibit C (a "Notice of Continuation/Conversion") to the Agent not later than 11:00 a.m. (Chicago, Illinois time) at least three (3) Business Days in advance of the Continuation/Conversion Date, if the Revolving Loans are to be converted into or continued as LIBOR Rate Revolving Loans and specifying:
            (i)    the proposed Continuation/Conversion Date;
            (ii)    the Revolving Loans and the aggregate amount of such Revolving Loans to be converted or continued;
            (iii)    the type of Revolving Loans resulting from the proposed conversion or continuation; and
            (iv)    the duration of the requested Interest Period, provided, however, the Borrower may not select an Interest Period that ends after the Stated Termination Date.
            (c)    Upon the expiration of any Interest Period applicable to LIBOR Rate Revolving Loans,
            (i)    if the Borrowers have failed to timely select a new Interest Period to be applicable to such LIBOR Rate Revolving Loans the Borrowers shall be deemed to have elected to convert such LIBOR Rate Revolving Loans into Base Rate Revolving Loans effective as of the expiration date of such Interest Period and
            (ii)    if any Default or Event of Default then exists, unless the Majority Lenders consent otherwise, the Borrowers shall be deemed to have elected to convert such LIBOR Rate Revolving Loans into Base Rate Revolving Loans effective as of the expiration date of such Interest Period.
            (d)    The Agent will promptly notify each Lender of its receipt of a Notice of Continuation/Conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Revolving Loans with respect to which such notice was given held by each Lender.
             Section 2.3    Maximum Interest Rate. In no event shall the Interest Rate provided for hereunder exceed the maximum rate legally chargeable by any Lender under applicable law for such Lender with respect to loans of the type provided for hereunder (the "Maximum Rate"). If the Interest Rate, absent the limitation set forth in this Section 2.3, would have exceeded the Maximum Rate, then the Interest Rate shall be the Maximum Rate, and, if in the future, the Interest Rate would otherwise be less than the Maximum Rate, then the Interest Rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 2.3, have been paid or accrued if the Interest Rate otherwise set forth in this Agreement had at all times been in effect, then the Borrowers shall, to the extent permitted by applicable law, pay the Agent, for the account of the Lenders, an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been paid or accrued if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have been paid or accrued had the interest rate otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. If a court of competent jurisdiction determines that the Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Agent and/or such Lender shall refund such excess to the Borrowers.

            Section 2.4    Reserved.

            Section 2.5    Unused Line Fee. Subject to Section 2.3, until the Revolving Loans have been paid in full and this Agreement terminated, the Borrowers agree to pay to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, on the first day of each January, April, July, and October and on the Termination Date, an unused line fee (the "Unused Line Fee") equal to the Unused Line Fee Percentage multiplied by the amount by which the Maximum Revolver Amount exceeded the sum of the average daily outstanding amount of the Revolving Loans and the average daily undrawn face amount of all outstanding Letters of Credit during the immediately preceding three (3) month period or shorter period if calculated for such period beginning on the Closing Date or for such period ending on the Termination Date. Subject to Section 2.3, the Unused Line Fee shall be computed on the basis of a 365/366 day year (as applicable) for the actual number of days elapsed. For purposes of calculating the Unused Line Fee pursuant to this Section 2.5, any payment received by the Agent (if received prior to 2:00 p.m. Chicago, Illinois time) shall be deemed to be credited to the Borrowers' Loan Account on the date such payment is received by the Agent.

            Section 2.6    Letter of Credit Fee. Subject to Section 2.3, the Borrowers agree to pay to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, for each Letter of Credit, a fee (the "Letter of Credit Fee") equal to the Letter of Credit Fee Percentage, or during the existence of any Event of Default the Default Rate with respect to Letters of Credit, multiplied by the undrawn face amount of each Letter of Credit, plus all out-of-pocket costs, fees, and expenses incurred by the Letter of Credit Issuer in connection with the application for, processing of, issuance of, or amendment to any Letter of Credit. The Letter of Credit Fee shall be payable in arrears on the first day of each January, April, July, and October and on the Termination Date for any three (3) month period, or shorter period if calculated for the period beginning on the Closing Date or for such period ending on the Termination Date, in which a Letter of Credit was issued and/or in which a Letter of Credit remained outstanding. Subject to Section 2.3, the Letter of Credit Fee shall be computed on the basis of a 365/366 day year (as applicable) for the actual number of days elapsed.

            Section 2.7    Other Fees. The Borrowers agree to pay the Agent all fees (including, without limitation, the " Administrative Fee", as provided therein) and expenses as set forth in the Agent's Letter.

ARTICLE 3

PAYMENTS AND PREPAYMENTS
             Section 3.1    Revolving Loans. The Borrowers shall repay the outstanding principal balance of the Revolving Loans, together with all other Obligations, on the Termination Date. The Borrowers may prepay the Revolving Loans at any time and reborrow subject to the terms of this Agreement; provided that with respect to any LIBOR Rate Revolving Loans prepaid prior to the expiration date of the Interest Period applicable thereto, the Borrowers shall pay to the Agent, for the account of the Lenders, the amounts described in Section 4.4. In addition, and without limiting the generality of the foregoing, upon demand the Borrowers shall pay to the Agent, for account of the Lenders, the amount, if any and without duplication, by which the Aggregate Revolver Outstandings exceed the lesser of the Borrowing Base or the Maximum Revolver Amount. Accrued interest on the Revolving Loans shall be due and payable in arrears (a) in the case of Base Rate Revolving Loans, on the first day of each January, April, July, and October and on the Termination Date and (b) in the case of LIBOR Rate Revolving Loans, on each LIBOR Interest Payment Date.

            Section 3.2    Termination of Total Facility. The Borrowers may terminate this Agreement upon at least ten (10) Business Days prior written notice thereof to the Agent and the Lenders, upon (a) the payment in full of all outstanding Revolving Loans, together with accrued and unpaid interest thereon, and the cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the Agent, in the Agent's discretion, of a Supporting Letter of Credit or cash deposit, in each case in amounts and in the manner required by Section 1.4(g)), (b) the payment in full in cash of all reimbursable expenses and other Obligations, and (c) any amount due under Section 3.5. The Maximum Revolver Amount shall not be reduced except (y) in connection with termination of the Total Facility and payment in full as provided by this Section 3.2 or (z) upon not less than five (5) Business Days written notice by the Borrowers to the Agent and the Lenders, in an amount that is not less than $5,000,000 or an integral multiple of $5,000,000 in excess thereof; provided that the Maximum Revolver Amount may not be reduced to an amount less than $200,000,000.

            Section 3.3    Reserved.

            Section 3.4    Prepayments.

            (a)       The Borrowers may prepay the principal of the Revolving Loans in whole or in part, at any time and from time to time.
            (b)       At any time during the existence of a Default or an Event of Default and whenever Availability is less than $50,000,000, but only to the extent of such shortfall,
            (i)    promptly upon receipt by any Borrower or its Subsidiaries of proceeds of any Asset Disposition or sale of other property which does not constitute Collateral (including proceeds of Asset Dispositions and sales of other property permitted by Section 7.9(c) but excluding specifically any Collateral), such Borrower shall prepay the Loans in an amount equal to all such cash proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees, and expenses properly attributable to such transaction and payable by such Borrower in connection therewith (in each case, paid to non-Affiliates), (B) transfer taxes, (C) amounts payable to holders of senior Liens (to the extent such Liens constitute Permitted Liens hereunder), if any, and (D) an appropriate reserve for income taxes in accordance with GAAP in connection therewith (collectively, "Net Proceeds") and
            (ii)    the cash proceeds or other cash payments received by any Borrower constituting Net Proceeds of a Distribution, loan, or other advance to such Borrower, including, without limitation, any Net Proceeds from new Debt of a Loan Party or equity issued by any Loan Party (excluding the proceeds of any Permitted Distribution, any Debt permitted under clauses (a) through (e) of Section 7.13, or any equity issued by a Loan Party to another Loan Party or in connection with any employee stock ownership, stock bonus, stock option or other similar plan, in each case with respect to any such plan in the ordinary course of business of such Loan Party) shall be paid to the Agent, promptly upon such receipt, for application to the Revolving Loans.
All such prepayments required pursuant to this Section 3.4(b) shall be applied first to accrued interest with respect to the Revolving Loans, second to pay the principal of the Revolving Loans, and third to cash collateralize any outstanding Letters of Credit.
            (c)    Prepayments from the proceeds of any sale or other collection of Collateral outside the ordinary course of business, including any sale or disposition permitted under Section 7.9(c), shall be applied as follows: the actual proceeds of such sale or collection or an amount equal to the book value thereof sold as part of a sale of a division or by means of the sale of the Capital Stock of a Subsidiary shall be applied, first to accrued interest with respect to the Revolving Loans, second to pay the principal of the Revolving Loans, and third to cash collateralize outstanding Letters of Credit.

            (d)    No provision contained in this Section 3.4 shall constitute a consent to an Asset Disposition that is otherwise not permitted by the terms of this Agreement.

             Section 3.5    LIBOR Rate Revolving Loan Prepayments. In connection with any prepayment, if any LIBOR Rate Revolving Loans are prepaid prior to the expiration date of the Interest Period applicable thereto, the Borrowers shall pay to the Agent, for the benefit of the Lenders, the amounts, if any, described in Section 4.4.

            Section 3.6    Payments by the Borrowers.

            (a)       All payments to be made by the Borrowers shall be made without setoff, recoupment, or counterclaim. Without in any way limiting Section 2.11 of each of the Parent Security Agreement and the Subsidiary Security Agreement, except as otherwise expressly provided herein, all payments by the Borrowers shall be made to the Agent, for the account of the Lenders, to the account designated by the Agent and shall be made in Dollars and in immediately available funds, no later than 2:00 p.m. (Chicago, Illinois time) on the date specified herein. Any payment received by the Agent after such time shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.
            (b)    Subject to the provisions set forth in the definition of Interest Period, whenever any payment is due on a day other than a Business Day, such payment shall be due on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.
          Section 3.7   Payments as Revolving Loans. At the election of the Agent, the proceeds of Revolving Loans made hereunder whether made following a request by the Borrowers pursuant to Section 1.2 or a deemed request as provided in this Section 3.7 may be used to make all payments of (a) principal or interest on the Revolving Loans, (b) reimbursement obligations with respect to Letters of Credit, (c) Unused Line Fees, (d) Letter of Credit Fees, (e) fees due to the Bank or the Agent (for the benefit of the Agent individually or the Agent and the Lenders collectively) under the Agent's Letter (excluding Attorney Costs), or (f) obligations under any Hedge Agreement with the Bank. The Borrowers hereby irrevocably authorize the Agent to charge the Loan Account for the purpose of paying each of the items listed in clauses (a) through (f) preceding. All other Obligations from time to time owing by the Borrowers hereunder, to the extent not timely paid (including, without limitation, fees and expenses in connection with Bank Products (other than Bank Products covered by clause (f) preceding) or pursuant to Section 13.7), may be charged to the Loan Account for the purpose of paying such fees and expenses. The Borrowers agree that all amounts charged to the Loan Account pursuant to this Section 3.7 shall constitute Revolving Loans (including Non-Ratable Loans and Agent Advances) hereunder and that all such Revolving Loans shall be deemed to have been requested pursuant to Section 1.2.

            Section 3.8    Apportionment, Application, and Reversal of Payments. Subject to the terms of the Intercreditor Agreement, principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender) and payments of the fees shall, as applicable, be apportioned ratably among the Lenders, except for fees payable solely to the Agent and the Letter of Credit Issuer. Subject to the terms of the Intercreditor Agreement, all payments shall be remitted to the Agent and all such payments not relating to principal or interest of specific Revolving Loans, or not constituting payment of specific fees, and all proceeds of any Borrower's Accounts or any other Collateral received by the Agent, shall be applied, ratably, subject to the provisions of this Agreement, first to pay any fees, indemnities, or expense reimbursements then due to the Agent, second to pay any fees, indemnities, or expense reimbursements then due to the Lenders from the Borrowers, third to pay interest due in respect of the Revolving Loans, including Non-Ratable Loans and Agent Advances, fourth to pay or prepay principal of the Non-Ratable Loans and the Agent Advances, fifth to pay or prepay principal of the Revolving Loans (other than Non-Ratable Loans and Agent Advances) and unpaid reimbursement obligations in respect of Letters of Credit, sixth to pay an amount to the Agent equal to all outstanding Letter of Credit Obligations to be held as cash collateral for such Obligations, seventh to pay any amounts relating to Bank Products then due to the Bank from the Borrowers, and eighth to the payment of any other Obligation due to the Agent or any Lender by the Borrowers. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by a Borrower, or unless an Event of Default is in existence, neither the Agent nor any Lender shall apply any payment which it receives to any LIBOR Rate Revolving Loan, except (a) on the expiration date of the Interest Period applicable to any such LIBOR Rate Revolving Loan or (b) in the event, and only to the extent, that there are no outstanding Base Rate Revolving Loans and, in any event, the Borrowers shall pay the LIBOR breakage losses in accordance with Section 4.4. The Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

            Section 3.9    Indemnity for Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Agent, any Lender, the Bank, or any Affiliate of the Bank is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent or such Lender and the Borrowers shall be liable to pay to the Agent and the Lenders, and each Borrower hereby indemnifies the Agent and the Lenders and holds the Agent and the Lenders harmless for the amount of such payment or proceeds surrendered. The provisions of this Section 3.9 shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent's and the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 3.9 shall survive the termination of this Agreement.

            Section 3.10    The Agent's and the Lenders' Books and Records; Monthly Statements. The Agent shall record the principal amount of the Revolving Loans owing to each Lender, the undrawn face amount of all outstanding Letters of Credit and the aggregate amount of unpaid reimbursement obligations outstanding with respect to the Letters of Credit from time to time on its books. In addition, each Lender may note the date and amount of each payment or prepayment of principal of such Lender's Revolving Loans in its books and records. Failure by the Agent or any Lender to make any such notation shall not affect the obligations of the Borrowers with respect to the Revolving Loans, or the Letters of Credit. The Borrowers agree that the Agent's and each Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Agent will provide to the Borrowers a monthly statement of Revolving Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrowers and an account stated (except for reversals and reapplications of payments made as provided in Section 3.8 and corrections of errors discovered by the Agent), unless a Borrower notifies the Agent in writing to the contrary within thirty (30) days after such statement is rendered. In the event a timely written notice of objections is given by a Borrower, only the items to which exception is expressly made will be considered to be disputed by the Borrowers.

ARTICLE 4

TAXES, YIELD PROTECTION, AND ILLEGALITY

            Section 4.1    Taxes.

            (a)        Any and all payments by the Borrowers, or any of them, to the Agent or any Lender under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, subject to Section 12.10(e), the Borrowers shall pay all Other Taxes.
            (b)        The Borrowers agree to indemnify and hold harmless the Agent and each Lender for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.1) paid by the Agent or any Lender and any liability (including penalties, interest, additions to tax, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within thirty (30) days after the date the Agent or any Lender makes written demand therefor.
            (c)        If the Borrowers shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to the Agent or any Lender, then:
            (i)    the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including, without limitation, deductions and withholdings applicable to additional sums payable under this Section 4.1) the Agent or such Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;
            (ii)    the Borrowers shall make such deductions and withholdings;
            (iii)    he Borrowers shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with any applicable Requirement of Law; and
            (iv)    the Borrowers shall also pay to the Agent, for the account of each Lender, or each Lender at the time interest is paid, all additional amounts which the respective Lender specifies as necessary to preserve the after-tax yield such Lender would have received if such Taxes or Other Taxes had not been imposed.
            (d)        Within thirty (30) days after the date of any payment by the Borrowers of Taxes or Other Taxes, the Borrowers shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

            (e)        If the Borrowers are required to pay additional amounts to the Agent or any Lender pursuant to Section 4.1(c), then the applicable Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by the Borrowers which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

             Section 4.2    Illegality.
            (a)        If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for such Lender or its applicable lending office to make LIBOR Rate Revolving Loans, then, on notice thereof by such Lender to the Borrowers through the Agent, any obligation of such Lender to make LIBOR Rate Revolving Loans shall be suspended until such Lender notifies the Agent and the Borrowers that the circumstances giving rise to such determination no longer exist.
            (b)        If a Lender determines that it is unlawful to maintain any LIBOR Rate Revolving Loan, the Borrowers shall, upon receipt of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such LIBOR Rate Revolving Loans of such Lender then outstanding, together with accrued and unpaid interest thereon and amounts required under Section 4.4, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such LIBOR Rate Revolving Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Rate Revolving Loans. If the Borrowers are required to so prepay any LIBOR Rate Revolving Loans, then concurrently with such prepayment, the Borrowers shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Revolving Loan.
            Section 4.3    Increased Costs and Reduction of Return.
            (a)        If any Lender determines that due to either (i) the introduction of or any change in the interpretation of any law or regulation or (ii) the compliance by such Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding, or maintaining any LIBOR Rate Revolving Loans, then the Borrowers shall be liable for, and shall from time to time, within fifteen (15) days of written demand therefor (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.
            (b)        If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender or any corporation or other entity controlling such Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation or other entity controlling such Lender and (taking into consideration such Lender's or such corporation's or other entity's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits, or obligations under this Agreement, then, within fifteen (15) days of written demand therefor by such Lender to the Borrowers through the Agent, the Borrowers shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.
            Section 4.4    Funding Losses. The Borrowers shall reimburse each Lender and hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:
            (a)        the failure of the Borrowers to make on a timely basis any prepayment of principal of any LIBOR Rate Revolving Loan after any Borrower has given notice of such prepayment;
            (b)        the failure of the Borrowers to (i) borrow any requested LIBOR Rate Revolving Loan, (ii) continue any LIBOR Rate Revolving Loan, or (iii) convert a Base Rate Revolving Loan to a LIBOR Rate Revolving Loan, after any Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Continuation/Conversion with respect thereto (except as permitted by Section 4.5); or
            (c)        the prepayment or other payment (including after acceleration thereof) of any LIBOR Rate Revolving Loans on a day that is not the last day of the relevant Interest Period;
including any such loss of anticipated profit and any loss or expense arising from the liquidation or reemployment of funds obtained by such Lender to maintain its LIBOR Rate Revolving Loans or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay any customary administrative fees charged by any Lender in connection with the foregoing.

            Section 4.5    Inability to Determine Rates. If the Agent determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Revolving Loan, or that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Revolving Loan does not adequately and fairly reflect the cost to the Lenders of funding such Revolving Loan, the Agent will promptly so notify the Borrowers and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Rate Revolving Loans hereunder shall be suspended until the Agent revokes such notice in writing. Notwithstanding anything herein to the contrary, upon receipt of a notice pursuant to the first sentence of this Section, the Borrowers may revoke any Notice of Borrowing or Notice of Continuation/Conversion then submitted by any of them. If the Borrowers do not revoke any such Notice of Borrowing or Notice of Continuation/Conversion, the Lenders shall make, convert, or continue the Revolving Loans, as proposed by the Borrowers, in the amount specified in the applicable notice submitted by a Borrower, but such Revolving Loans shall be made, converted, or continued as Base Rate Revolving Loans instead of LIBOR Rate Revolving Loans.

            Section 4.6    Certificates of the Agent. If any Lender claims reimbursement or compensation under this Article 4, the Agent shall determine the amount thereof and shall deliver to the Borrowers (with a copy to the affected Lender) a certificate setting forth in reasonable detail the amount payable to the affected Lender, and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error.

            Section 4.7    Survival. The agreements and obligations of the Borrowers in this Article 4 shall survive the payment of all other Obligations.

            Section 4.8    Replacement of Affected Lender. Within thirty (30) days after receipt by the Borrowers of written notice and demand from any Lender for any payment under the terms of Section 4.1 or Section 4.3 then, subject to this Section 4.8, the Borrowers may, at their option, notify the Agent and such Lender (the "Affected Lender") of the Borrowers' intention to obtain, at the Borrowers' sole expense, a replacement Lender (the "Replacement Lender") to purchase the Affected Lender's Loans and its obligations under the Loan Documents. Subject to this Section 4.8, the Borrowers shall, within thirty (30) days following the delivery of such notice from the Borrowers, cause the Replacement Lender to purchase (and the Affected Lender hereby agrees to sell and convey to such Replacement Lender) the Loans and other obligations of the Affected Lender and assume the Affected Lender's Commitment and obligations hereunder in accordance with the terms of an Assignment and Acceptance for cash in an aggregate amount equal to the aggregate unpaid principal of the Loans and other Obligations held by such Affected Lender, all unpaid interest and fees accrued thereon or with respect thereto, and all other Obligations owed to such Affected Lender, including amounts owed under Section 4.1 or Section 4.3. Notwithstanding the foregoing, (a) the Borrowers shall continue to be obligated to pay to the Affected Lender in full all amounts then demanded and due under Section 4.1 or Section 4.3 in accordance with the terms of this Agreement, (b) neither the Agent nor any Lender shall have any obligation to find a Replacement Lender, (c) the Replacement Lender must be acceptable to the Agent in its reasonable discretion, and (d) the Bank may not be replaced under this Section 4.8 without its consent. If the Borrowers elect to replace any Affected Lender, the Borrowers must replace all Affected Lenders as set forth in this Section, each such replacement to occur within a reasonable period of time not to exceed sixty (60) days from the date such Affected Lender requested any payment under Section 4.1 or Section 4.3.

ARTICLE 5

BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

            Section 5.1    Books and Records. The Loan Parties shall maintain, at all times, correct and complete books, records, and accounts in which complete, correct, and timely entries are made of their transactions in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a). The Loan Parties shall, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. The Loan Parties shall maintain at all times books and records pertaining to the Collateral in such detail, form, and scope as the Agent or any Lender shall reasonably require, including, but not limited to, records of (a) all payments received and all credits and extensions granted with respect to the Accounts, (b) the return, rejection, repossession, stoppage in transit, loss, damage, or destruction of any Inventory, and (c) all other dealings affecting the Collateral.

            Section 5.2    Financial Information. The Loan Parties shall promptly furnish to the Agent, all such information regarding the Loan Parties' and any of their Subsidiaries' financial and business affairs as the Agent or any Lender (through the Agent) may reasonably request. Without limiting the foregoing, the Loan Parties will furnish, or cause to be furnished, to the Agent the following, in sufficient copies for distribution by the Agent to each Lender, in such detail as the Agent or the Lenders (through the Agent) shall request:

            (a)        The Loan Parties will furnish, or cause to be furnished, as soon as available, but in any event not later than ninety-five (95) days after the close of each Fiscal Year, consolidated audited and consolidating unaudited balance sheets and statements of earnings, cash flow, and stockholders' equity for the Parent and its Subsidiaries for such Fiscal Year, and the accompanying notes thereto, setting forth in each case for the audited financial statements in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of the Parent and its Subsidiaries as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such Financial Statements shall be examined in accordance with generally accepted auditing standards by and, in the case of such Financial Statements performed on a consolidated basis, accompanied by a report thereon, unqualified in any respect, of independent certified public accountants of national standing selected by the Parent.
            (b)        The Loan Parties will furnish or cause to be furnished, as soon as available, but in any event not later than within fifty (50) days after the end of the first three Fiscal Quarters of each Fiscal Year and with respect to the last Fiscal Quarter of each Fiscal Year within sixty (60) days after the end of such Fiscal Quarter, and with respect to any Fiscal Period other than a Fiscal Quarter end, upon the Agent's request within thirty (30) days after the end of such Fiscal Period, consolidated and consolidating unaudited balance sheets of the Parent and its Subsidiaries as at the end of such Fiscal Period or Fiscal Quarter, and consolidated and consolidating unaudited statements of earnings and cash flow for the Parent and its Subsidiaries for such Fiscal Period or Fiscal Quarter and for the period from the beginning of the Fiscal Year to the end of such Fiscal Period or Fiscal Quarter, all in reasonable detail, fairly presenting the financial position and results of operations of the Parent and its Subsidiaries as at the date thereof and for such periods, and, in each case for the consolidated financial statements, in comparable form, figures for the corresponding period in the prior Fiscal Year and in the Parent's and its Subsidiaries' budget. The Parent shall certify by a certificate signed by its chief financial or chief accounting officer that all such Financial Statements have been prepared in accordance with GAAP (other than for presentation of footnotes and subject to normal year-end audit adjustments) applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a) and present fairly, subject to normal year-end adjustments, the financial position of the Parent and its Subsidiaries as at the dates thereof and its results of operations for the periods then ended.
            (c)        The Loan Parties will cause to be furnished, with each of the audited Financial Statements delivered pursuant to Section 5.2(a), a certificate of the independent certified public accountants that audited such Financial Statements to the effect that such accountants have reviewed and are familiar with this Agreement and that, in auditing such Financial Statements, nothing came to their attention to cause them to believe that the Loan Parties had failed to comply with the terms, covenants, provisions, or conditions of this Agreement insofar as they relate to accounting matters, except for those, if any, described in reasonable detail in such certificate.
            (d)        The Loan Parties will furnish or cause to be furnished, with each of the annual audited Financial Statements delivered pursuant to Section 5.2(a), and with each of the unaudited Financial Statements for any Fiscal Quarter of the Parent delivered pursuant to Section 5.2(b), a certificate of the chief financial officer or chief accounting officer of the Parent in the form of Exhibit D (a "Compliance Certificate") (i) setting forth in reasonable detail the calculations required to establish the Loan Parties' compliance with the covenants set forth in Section 7.22 and Section 7.23 (such calculation of the covenant in Section 7.23 being required with each such Compliance Certificate but without limiting the actual testing of such covenant as provided in Section 7.23) during the period covered by such Financial Statements and as at the end thereof and (ii) stating that, except as explained in reasonable detail in such certificate, (A) all of the representations and warranties of the Loan Parties contained in this Agreement and the other Loan Documents are correct and complete in all material respects as at the date of such certificate as if made at such time, except for those that speak as of a particular date, (B) the Loan Parties are, at the date of such certificate, in compliance in all material respects with all of their respective covenants and agreements in this Agreement and the other Loan Documents, (C) no Default or Event of Default then exists or existed during the period covered by such Financial Statements, (D) describing and analyzing in reasonable detail all material trends, changes, and developments in each and all such Financial Statements, and (E) explaining the material variances of the figures in the Latest Projections and prior Fiscal Year Financial Statements. If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that a Default or Event of Default existed or exists, such certificate shall set forth what action the Loan Parties have taken or propose to take with respect thereto.
            (e)        The Loan Parties will furnish, or cause to be furnished, no sooner than sixty (60) days and not less than thirty (30) days prior to the beginning of each Fiscal Year, a preliminary annual forecast, and within forty-five (45) days of the end of each Fiscal Year, a final annual forecast, each prepared by the Parent during such time period (to include forecasted consolidated and consolidating balance sheets and statements of income and cash flow) for the Parent and its Subsidiaries as at the end of and for each Fiscal Period of such Fiscal Year.
            (f)        Upon the Agent's request, the Loan Parties will furnish, or cause to be furnished, promptly after filing with the PBGC, the IRS, or any other Governmental Authority, a copy of each annual report or other filing filed with respect to each Plan or Foreign Plan of any Loan Party.
            (g)        The Loan Parties will furnish, or cause to be furnished, promptly upon the filing thereof, copies of all reports, if any, to or other documents filed by the Parent or any of its Subsidiaries with the Securities and Exchange Commission under the Exchange Act or any other similar Governmental Authority pursuant to any Requirement of Law requiring public disclosure, and all reports, notices, or statements sent or received by the Parent or any of its Subsidiaries to or from the holders of any equity interests of the Parent or any of its Subsidiaries (other than routine non-material correspondence sent by shareholders of the Parent or any of its Subsidiaries to the Parent or any of its Subsidiaries) or of any Debt of the Parent or any of its Subsidiaries registered under the Securities Act of 1933 or to or from the trustee under any indenture under which the same is issued.
            (h)        The Loan Parties will furnish, or cause to be furnished, as soon as available, but in any event not later than fifteen (15) days after any Loan Party's receipt thereof, a copy of all final (as distinguished from a preliminary or discussion draft) management reports and final (as distinguished from a preliminary or discussion draft) management letters prepared by any independent certified public accountants of the Parent or any other Loan Party.
            (i)        The Loan Parties will furnish, or cause to be furnished, promptly after their preparation, copies of any and all proxy statements, financial statements, and reports which the Parent makes available to its shareholders or any holder of any Debt.
            (j)        If requested by the Agent, the Loan Parties will furnish, or cause to be furnished, promptly after filing with the IRS or any other applicable Governmental Authority, a copy of each tax return filed by any Loan Party.
            (k)        The Loan Parties will furnish, or cause to be furnished a Borrowing Base Certificate and supporting information in accordance with Section 2.9 of each of the Parent Security Agreement and the Subsidiary Security Agreement, as soon as available, but in any event (i) at all times, within seventeen (17) days after the end of each Fiscal Period (for such Fiscal Period) and (ii) on the third Business Day of each week, beginning with the first such day after which Availability is less than $60,000,000 and continuing on the third Business Day of each week thereafter until delivery of the next report required pursuant to clause (i) preceding which indicates Availability equal to or in excess of $60,000,000.
            (l)        The Loan Parties shall provide, or cause to be provided, to the Agent the following documents within seventeen (17) days of the end of each Fiscal Period (unless specifically indicated otherwise), or more frequently if requested by the Agent, for the preceding Fiscal Period end, in form reasonably satisfactory to the Agent: (a) a schedule of each Loan Party's Accounts created since the last such schedule; (b) an aging of each Loan Party's Accounts together with a reconciliation to the previous Fiscal Period end's accounts receivable balance of such Loan Party's Accounts and to its general ledger; (c) a summary aging by payee of each Loan Party's accounts payable; (d) upon the Agent's request, a statement of the balance of each of the intercompany accounts of the Loan Parties; (e) such other reports as to the Collateral as the Agent shall reasonably request from time to time; and (f) with the delivery of each of the foregoing, a certificate of the Loan Parties executed by a Responsible Officer of the Parent on behalf of all of the Loan Parties certifying as to the accuracy and completeness of the foregoing.
            (m)        The Loan Parties will furnish, or cause to be furnished, such additional information as the Agent and/or any Lender may from time to time reasonably request regarding the financial and business affairs of any Loan Party or any Subsidiary of any Loan Party.
            Section 5.3    Notices to the Lender. The Loan Parties shall notify the Agent and the Lenders in writing of the following matters at the following times:
            (a)        immediately after becoming aware of any Default or Event of Default;
            (b)        immediately after becoming aware of the assertion by the holder of any Capital Stock of the Parent or the holder of any Debt of any Loan Party in excess of $2,500,000 that a default exists with respect thereto or that any Loan Party is not in compliance with the terms thereof, or the written threat or commencement by such holder of any enforcement action because of such asserted default or non-compliance;
            (c)        immediately after becoming aware of any event or circumstance which could have, or has resulted in, a Material Adverse Effect;
            (d)        immediately after becoming aware of any pending or threatened (in writing) action, suit, proceeding, or counterclaim by any Person, or any pending or threatened (in writing) investigation by a Governmental Authority, which could foreseeably have, or has resulted in, a Material Adverse Effect;
            (e)        immediately after becoming aware of any pending or threatened (in writing) strike, work stoppage, unfair labor practice claim, or other labor dispute affecting any Loan Party which could have, or has resulted in, a Material Adverse Effect;
            (f)        immediately after becoming aware of any violation of any law, statute, regulation, or ordinance of a Governmental Authority affecting any Loan Party which could foreseeably have, or has resulted in, a Material Adverse Effect;
            (g)        immediately after receipt of any notice of any violation by any Loan Party of any Environmental Law or that any Governmental Authority has asserted in writing that any Loan Party is not in compliance with any Environmental Law or is investigating any Loan Party's compliance therewith in each case which could reasonably be expected to result in a Material Adverse Effect;
            (h)        immediately after receipt of any written notice that any Loan Party is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant or that any Loan Party is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Contaminant which, in either case, is reasonably likely to give rise to liability in excess of $10,000,000;
            (i)        immediately after receipt of any written notice of the imposition of any Environmental Lien against any property of any Loan Party;
            (j)        any change in any Loan Party's name as it appears in the state of its organization, state of organization, type of entity, organizational identification number, locations of Collateral, or trade names under which such Loan Party will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, in each case at least thirty (30) days prior thereto;
            (k)        within three (3) Business Days after any Loan Party or any ERISA Affiliate knows or has reason to know, that an ERISA Event or a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred which could foreseeably have, or has resulted in, any liability to any Loan Party in excess of $1,000,000, and, when known, any action taken or threatened by the IRS, the DOL, or the PBGC with respect thereto;
            (l)        upon request, or, in the event that such filing reflects a significant change with respect to the matters covered thereby which could foreseeably have, or has resulted in, an increase in any liability to any Loan Party in excess of $1,000,000, within three (3) Business Days after the filing thereof with the PBGC, the DOL, or the IRS, as applicable, copies of the following: (i) each annual report (form 5500 series), including Schedule B thereto, filed with the PBGC, the DOL, or the IRS with respect to each Plan, (ii) a copy of each funding waiver request filed with the PBGC, the DOL, or the IRS with respect to any Plan and all communications received by any Borrower or any ERISA Affiliate from the PBGC, the DOL, or the IRS with respect to such request, and (iii) a copy of each other filing or notice filed with the PBGC, the DOL, or the IRS, with respect to each Plan by either any Loan Party or any ERISA Affiliate;
            (m)        upon request and to the extent available to any Loan Party or any ERISA Affiliate, copies of each actuarial report for any Plan or Multi-employer Plan and annual report for any Multi-employer Plan, and within three (3) Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of the following: (i) any notices of the PBGC's intention to terminate a Plan or to have a trustee appointed to administer such Plan; (ii) any favorable or unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code; or (iii) any notice from a Multi-employer Plan regarding the imposition of withdrawal liability;
            (n)        within three (3) Business Days after the occurrence thereof: (i) any changes in the benefits of any existing Plan or Foreign Plan which increase any Loan Party's annual costs with respect thereto by an amount in excess of $10,000,000, or the establishment of any new Plan or Foreign Plan or the commencement of contributions to any Plan or Foreign Plan to which any Loan Party or any ERISA Affiliate was not previously contributing and with respect to which any Loan Party's actual or anticipated costs exceed $10,000,000; or (ii) any failure by any Loan Party or any ERISA Affiliate to make a required installment or any other required payment to any Plan or Foreign Plan in excess of $10,000,000 under Section 412 of the Code on or before the due date for such installment or payment;
            (o)        within three (3) Business Days after any Loan Party or any ERISA Affiliate knows or has reason to know that any of the following events has or will occur: (i) a Multi-employer Plan has been or will be terminated; (ii) the administrator or plan sponsor of a Multi-employer Plan intends to terminate a Multi-employer Plan; or (iii) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multi-employer Plan;
            (p)        upon the Agent's request, or, in the event that a filing referenced in this clause (p) reflects a significant change with respect to the matters covered thereby which could foreseeably have, or has resulted in, any liability to any Loan Party in excess of $1,000,000, within three (3) Business Days of the filing thereof with any Governmental Authority, copies of the following: (i) each filing report or notice filed with any Governmental Authority with respect to each Foreign Plan; (ii) any notices received from a Governmental Authority or relating to or concerning either the funding status of any Foreign Plan or any claims against any Loan Party regarding any Foreign Plan;
            (q)        immediately upon becoming aware of any default or event of default or other breach or failure to perform under the $100MM Notes (except as may be specified in Schedule 6.1), the Medium Term Notes, or the Prudential Notes; and
            (r)        immediately upon commencement of any proceedings contesting any tax, fee, assessment, or other governmental charge in excess of $5,000,000.
Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and shall set forth the action that any Loan Party or any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto. Each request for delivery of documents concerning or relating to ERISA or the Code under this Section 5.3 shall be made only for reasonable cause or shall specifically identify in reasonable detail the documents to be delivered.

            Section 5.4    Revisions or Updates to Schedules. Should any of the information or disclosures provided on any of the schedules originally attached hereto become outdated or incorrect in any material respect, the Loan Parties shall deliver to the Agent and the Lenders within thirty (30) days of the end of each Fiscal Period with respect to any change in Schedule 6.10 and Schedule 6.25 and with each of the financial statements required to be delivered for any Fiscal Quarter pursuant to Section 5.2(b) with respect to any material change in any of the Schedules hereto, together with an officer's certificate of the type required pursuant to Section 5.2(d), such revisions or updates to such schedule(s) whereupon such schedules shall be deemed to be amended by such revisions or updates, as may be necessary or appropriate to update or correct such schedule(s), provided that, notwithstanding the foregoing, no such revisions or updates to Schedules 6.1, 6.5, 6.8, 6.10, 6.11, 6.13, 6.14, 6.18, A-2, or A-5 shall be deemed to have amended, modified, or superseded any such schedules as originally attached hereto, or to have cured any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such schedules, unless and until the Agent and the Majority Lenders shall have accepted in writing such revisions or updates to any such schedules.

ARTICLE 6

GENERAL WARRANTIES AND REPRESENTATIONS

            Each Loan Party warrants and represents to the Agent and the Lenders that except as set forth in the Schedules to this Agreement as they may be modified from time to time pursuant to Section 5.4, and except as hereafter disclosed to and accepted by the Agent and the Majority Lenders in writing:

            Section 6.1    Authorization, Validity, and Enforceability of this Agreement and the other Loan Documents; No Conflicts. Each Loan Party has the power and authority to execute, deliver, and perform this Agreement and the other Loan Documents to which it is a party, to incur the Obligations, and to grant to the Agent Liens upon the Collateral. Each Loan Party has taken all necessary action (including obtaining approval of its stockholders, partners, general partner(s), members, or other applicable equity owners, if necessary) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and the other Loan Documents have been duly executed and delivered by each Loan Party, and constitute the legal, valid, and binding obligations of each Loan Party, enforceable against it in accordance with their respective terms without defense, setoff, or counterclaim, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and to the effect of general principles of equity whether applied by a court of law or equity. Except as specified on Schedule 6.1, each Loan Party's execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in or require the creation or imposition of any Lien upon the property of any Loan Party by reason of the terms of (a) any mortgage, Lien, indenture, note (including the $100MM Notes, the Medium Term Notes, and the Prudential Notes), or lease for a distribution center or warehouse, or any other material lease, contract, agreement, document, or instrument to which such Loan Party is a party or which is binding upon it, (b) any Requirement of Law applicable to such Loan Party, or (c) the certificate or articles of incorporation, bylaws, limited liability company or partnership agreement, or other organizational or constituent documents, as the case may be, of such Loan Party.

            Section 6.2   Validity and Priority of Security Interest. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Agent, for the benefit of the Agent and the Lenders, and in favor of the Agent for the benefit of the holders of the Prudential Notes, and upon filing by the Agent of all financing statements required under the UCC, filing or recordation under Requirements of Law of Canada, in each case in the applicable filing offices, or obtaining possession or control of any Collateral as is required by the UCC or Requirements of Law of Canada to perfect Liens in such Collateral, such Liens will constitute perfected and continuing Liens on the Collateral, securing the Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral except for Permitted Liens.

            Section 6.3    Reserved.

            Section 6.4    Corporate Name; Prior Transactions. Except as set forth on Schedule 6.4, as of the Closing Date and the date of any update to Schedule 6.4 pursuant to Section 5.4, no Loan Party has, during the past five (5) years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business.

            Section 6.5    Capitalization; Subsidiaries. As of the Closing Date and the date of any update to Schedule 6.5 pursuant to Section 5.4, Schedule 6.5 sets forth a correct and complete list of the name and relationship to the Parent of each and all of the Parent's Subsidiaries and the location of the chief executive office of the Parent and each of its Subsidiaries. Unless otherwise specified in Schedule 6.5, all Subsidiaries of the Parent are wholly-owned by the Person specified therein. All of the issued and outstanding Capital Stock of the Parent and each of its Subsidiaries is validly issued, outstanding, fully paid, and non-assessable. As of the Closing Date and the date of any update to Schedule 6.5 pursuant to Section 5.4, the Parent and each of its Subsidiaries is duly incorporated, formed, or organized and validly existing in good standing under the laws of its state or other jurisdiction of incorporation, formation, or organization set forth in Schedule 6.5. The Parent and each of its Subsidiaries is qualified to do business and in good standing (as applicable) in each jurisdiction in which the failure to so qualify or be in good standing could reasonably be expected to have a Material Adverse Effect. The Parent and each of its Subsidiaries has all requisite power and authority to conduct its business and own its property.

            Section 6.6    Financial Statements. The Parent has delivered to the Agent and the Lenders its Form 10-K for the Fiscal Year ended February 2, 2001, together with the financial statements required thereby, and its Form 10-Q for the Fiscal Quarter ended August 4, 2001, together with the financial statements required thereby. All such financial statements have been prepared in accordance with GAAP and fairly present the financial position of the Parent and its Subsidiaries as at the dates thereof and their results of operations for the periods then ended (except with respect to the financial statements included in such Form 10-Q, for the absence of applicable footnotes and subject to normal year-end adjustments).

            Section 6.7    Solvency. Each Loan Party is Solvent prior to and after giving effect to the Borrowings to be made on the Closing Date and the issuance of the Letters of Credit to be issued on the Closing Date (including the inclusion of each Existing Letter of Credit as a Letter of Credit hereunder), and shall remain Solvent during the term of this Agreement.

            Section 6.8    Debt. After giving effect to the making of the Revolving Loans to be made on the Closing Date, and the issuance of the Letters of Credit to be issued on the Closing Date (including the inclusion of each Existing Letter of Credit as a Letter of Credit hereunder), the Loan Parties have no Debt, except (a) the Obligations, (b) Debt described on Schedule 6.8, and (c) other Debt entered into after the Closing Date as permitted by Section 7.13 and reflected in the Financial Statements delivered pursuant to Section 5.2.

            Section 6.9    Distributions. As of the Closing Date, except for payment of the Parent's regular quarterly dividend on October 1, 2001 and the declaration on December 6, 2001 of the Parent's regular quarterly dividend payable on January 2, 2002, since August 4, 2001, no Distribution has been declared, paid, or made upon or in respect of any Capital Stock of the Parent.

            Section 6.10    Real Estate; Leases. As of the Closing Date and the date of any update to Schedule 6.10 pursuant to Section 5.4, Schedule 6.10 sets forth a correct and complete list of all Real Estate owned by each Loan Party, all leases and subleases of real property by each Loan Party as lessee or sublessee, and all leases and subleases of real property by each Loan Party as lessor, or sublessor. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any party to any such lease or sublease exists, except as could not reasonably be expected to result in a Material Adverse Effect. As of the Closing Date and the date of any update to Schedule 6.10 pursuant to Section 5.4, each Loan Party has good and marketable title in fee simple to the Real Estate identified on Schedule 6.10 as owned by such Loan Party, or valid leasehold interests in all Real Estate designated therein as "leased" by such Loan Party, and each Loan Party has good, indefeasible, and merchantable title to all of its other property reflected on the most recent Financial Statements delivered to the Agent and the Lenders, except as disposed of in the ordinary course of business since the date thereof, free of all Liens except Permitted Liens.

            Section 6.11    Proprietary Rights. As of the Closing Date and the date of any update to Schedule 6.11 pursuant to Section 5.4, Schedule 6.11 sets forth a correct and complete list in all material respects of each Loan Party's Proprietary Rights. As of the Closing Date and the date of any update to Schedule 6.11 pursuant to Section 5.4, none of the Proprietary Rights listed in Schedule 6.11 is subject to any licensing agreement or similar arrangement except as set forth in Schedule 6.11. As of the Closing Date and the date of any update to Schedule 6.11 pursuant to Section 5.4, the Proprietary Rights described in Schedule 6.11 constitute all of the property of such type necessary to the current and anticipated future conduct of the Loan Parties' business. To the best of each Loan Party's knowledge, no slogan or other advertising device, product, process, method, substance, part, or other material now employed, or now contemplated to be employed, by any Loan Party infringes in any material respect upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard, or code is pending or, to the knowledge of any Loan Party, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

            Section 6.12    Trade Names. As of the Closing Date and the date of any update to Schedule 6.12 pursuant to Section 5.4, all trade names under which any Loan Party will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, are listed on Schedule 6.12.

            Section 6.13    Litigation. As of the Closing Date and the date of any update to Schedule 6.13 pursuant to Section 5.4, except as set forth on Schedule 6.13, there is no pending, or to the best of any Loan Party's knowledge threatened, action, suit, proceeding, or counterclaim by any Person, or investigation by any Governmental Authority that, if adversely determined (and there exists a reasonable possibility of such adverse determination), could reasonably be expected to have a Material Adverse Effect.

            Section 6.14    Labor Disputes. As of the Closing Date and the date of any update to Schedule 6.14 pursuant to Section 5.4, except as set forth on Schedule 6.14, (a) there is no collective bargaining agreement or other labor contract covering employees of any Loan Party, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) to the knowledge of the Loan Parties, no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of any Loan Party or for any similar purpose except as could not reasonably be expected to result in a Material Adverse Effect, and (d) there is no pending or (to the best of any Loan Party's knowledge) threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting any Loan Party or its employees except as could not reasonably be expected to result in a Material Adverse Effect.

            Section 6.15    Environmental Laws. The Loan Parties are in compliance with all applicable Environmental Laws which the failure to comply with could reasonably be expected to result in a Material Adverse Effect and has been issued and currently maintains all federal, state, provincial, and local permits, licenses, certificates, and approvals required under Environmental Laws which the failure to obtain or maintain could not reasonably be expected to result in a Material Adverse Effect. No Loan Party has been notified of any material pending or threatened action, suit, proceeding, or investigation, and no Loan Party is aware of any facts, which (a) calls into question, or could reasonably be expected to call into question, compliance by any Loan Party in any material respect with any Environmental Laws, (b) seeks, or could reasonably be expected to form the basis of a meritorious proceeding, to suspend revoke, or terminate any license, permit, or approval necessary for the operation of any Loan Party's business or facilities or for the generation, handling, storage, treatment, or disposal of any Contaminant, or (c) seeks to cause, or could reasonably be expected to form the basis of a meritorious proceeding to cause, any property of any Loan Party to be subject to any restrictions on ownership, use, occupancy, or transferability under any Environmental Law, in each case under clause (a), clause (b), and clause (c) preceding which could reasonably be expected to result in a Material Adverse Effect.

            Section 6.16    No Violation of Law. No Loan Party is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation could reasonably be expected to have a Material Adverse Effect.

            Section 6.17    No Default. Except as specified on Schedule 6.1, no Loan Party is in default with respect to any note, indenture, loan agreement, mortgage, or material lease, deed, or other agreement (including, without limitation, the $100MM Notes, the Medium Term Notes, and the Prudential Notes and the documents entered into in connection therewith) to which such Loan Party is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

            Section 6.18    ERISA Compliance; Compliance with Foreign Plans. As of the Closing Date and the date of any update to Schedule 6.18 pursuant to Section 5.4, except as set forth on Schedule 6.18:

            (a)        Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of each Loan Party, nothing has occurred which would cause the loss of such qualification. Each Loan Party and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.
            (b)        There are no pending or, to the best knowledge of any Loan Party, threatened claims, actions, or lawsuits, or action by any Governmental Authority, with respect to any Plan or Foreign Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan or Foreign Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.
            (c)        Except for instances, if any, which together do not give rise to liability in excess of $1,000,000 in the aggregate, (i) no ERISA Event has occurred or is reasonably expected to occur, (ii) no Pension Plan has any Unfunded Pension Liability, (iii) no Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA), (iv) no Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multi-employer Plan, and (v) no Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.
            (d)        Each Foreign Plan is in compliance in all material respects with the laws and regulations applicable to such Foreign Plan and each Loan Party has satisfied all contribution obligations in all material respects with respect to such Foreign Plan (to the extent applicable). Each Foreign Plan and related funding arrangement that is intended to qualify for tax-favored status has been reviewed and approved for such status by the appropriate Governmental Authority (or has been submitted for such review and approval within the applicable time period), and nothing has occurred and no condition exists that is likely to cause the loss or denial of such tax-favored status. No Foreign Plan has any liabilities in any material respect in excess of the current value of such Foreign Plan's assets, determined in accordance with the assumptions used for funding such Foreign Plan pursuant to reasonable accounting standards in accordance with applicable law. No Loan Party has incurred or reasonably expects to incur any material liability as a result of the termination or other insolvency of any Foreign Plan or any material liability which is not otherwise funded or satisfied with readily available assets set aside with respect to such Foreign Plan.
            Section 6.19    Taxes. Each Loan Party has filed all material federal, state, provincial, and other tax returns and reports required to be filed (or appropriate extensions have been timely filed), and has paid all material federal, state, provincial, and other taxes, assessments, fees, and other governmental charges levied or imposed upon it or its properties, income, or assets otherwise due and payable unless such unpaid taxes and assessments would constitute a Permitted Lien.

            Section 6.20    Regulated Entities. No Loan Party nor any Person controlling any Loan Party is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. No Loan Party is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, or a regulated entity under the Federal Power Act, the Interstate Commerce Act, any state public utilities code or law, or any other federal or state statute or regulation limiting its ability to incur indebtedness.

            Section 6.21    Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes specified in Section 7.27. No Loan Party is engaged in the business of buying or selling Margin Stock or extending credit for the purpose of buying or carrying Margin Stock.

            Section 6.22    No Material Adverse Change. No Material Adverse Effect has occurred since the latest date of the Financial Statements delivered to the Lenders referenced in Section 6.6.

            Section 6.23    Full Disclosure. None of the representations or warranties made by any Loan Party in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement, or certificate furnished by or on behalf of any Loan Party in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of any Loan Party to the Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered; provided that, with respect to the Latest Projections when submitted to the Agent, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

            Section 6.24    Material Agreements. As of the Closing Date, Schedule 6.24 sets forth all material agreements and contracts (other than the Loan Documents) of any Loan Party which are required to be publicly disclosed pursuant to any Requirement of Law since the date of the Parent's quarterly report for the Fiscal Quarter ended August 4, 2001.

            Section 6.25    Bank Accounts. As of the Closing Date and the date of any update to Schedule 6.25 pursuant to Section 5.4, Schedule 6.25 contains in all material respects a complete and accurate list of all bank accounts and credit card processing agreements maintained by each Loan Party with any bank or other financial institution. Notwithstanding the foregoing, as of the Closing Date and the date of any update to Schedule 6.25 pursuant to Section 5.4, Schedule 6.25 contains a true and accurate list of all concentration and disbursement accounts maintained by each Loan Party with any bank or other financial institution.

            Section 6.26    Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery, or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document except for those which have been duly obtained by the Loan Parties, copies of which have been provided to the Agent, and for filing of financing statements.

            Section 6.27    Investment Property. As of the Closing Date and the date of any update to Schedule 6.27 pursuant to Section 5.4, Schedule 6.27 sets forth a correct and complete list of all Investment Property owned by each Loan Party. Each Loan Party is the legal and beneficial owner of such Investment Property, as so reflected, free and clear of any Lien (other than Permitted Liens), and has not sold, granted any option with respect to, assigned or transferred, or otherwise disposed of any of its rights or interest therein.

            Section 6.28    Common Enterprise. The successful operation and condition of each of the Loan Parties is dependent on the continued successful performance of the functions of the group of Loan Parties as a whole and the successful operation of each Loan Party is dependent on the successful performance and operation of each other Loan Party. Each of the Loan Parties expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from successful operations of the Parent and each of the other Loan Parties. Each Loan Party expects to derive benefit (and the boards of directors or other governing body of each such Loan Party have determined that it may reasonably be expected to derive benefit), directly and indirectly, from the credit extended by the Lenders to the Loan Parties hereunder, both in their separate capacities and as members of the group of companies. Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, will be of direct and indirect benefit to such Loan Party, and is in its best interest.

    ARTICLE 7

AFFIRMATIVE AND NEGATIVE COVENANTS

            Each Loan Party covenants to the Agent and each Lender that so long as any of the Obligations remain outstanding or this Agreement is in effect each Loan Party will keep and perform each of the following covenants:

            Section 7.1    Taxes and Other Obligations. Except as otherwise permitted by the terms of this Agreement, each Loan Party shall (a) file when due all tax returns and other reports which it is required to file, (b) pay, or provide for the payment, when due, of all taxes, fees, assessments, and other governmental charges against it or upon its property, income, and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and provide to the Agent and the Lenders, upon request, satisfactory evidence of its timely compliance with the foregoing, and (c) pay when due all Debt owed by it which is due and payable, all claims of landlords, materialmen, mechanics, carriers, warehousemen, processors, and other like Persons (without in any way limiting Section 7.18), other than such claims to which such Loan Party is asserting a defense or offset in good faith, and all other indebtedness owed by it which is due and payable and perform and discharge in a timely manner all other obligations undertaken by it; provided, however, such Loan Party need not pay any tax, fee, assessment, or governmental charge (w) which it is contesting in good faith by appropriate proceedings diligently pursued, (x) for which it has established proper reserves as required under GAAP, (y) for which no Lien (other than a Permitted Lien) results from such non-payment, and (z) with respect to which any such tax, fee, assessment, or governmental charge in excess of $5,000,000, such Loan Party has notified the Agent in writing of any contest described in clause (w) preceding.

            Section 7.2    Legal Existence and Good Standing. Except as allowed by Section 7.9, each Loan Party shall maintain its legal existence and its qualification and good standing in all jurisdictions in which the failure to maintain such existence and qualification or good standing could reasonably be expected to have a Material Adverse Effect.

            Section 7.3    Compliance with Law and Agreements; Maintenance of Licenses. Each Loan Party shall comply in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act and all Environmental Laws). Each Loan Party shall obtain and maintain all material licenses, permits, franchises, and governmental authorizations necessary to own its property and to conduct its business as conducted on the Closing Date or as permitted by Section 7.17. No Loan Party shall modify, amend, or alter its certificate or articles of incorporation, bylaws, limited liability company operating agreement, limited partnership agreement, or other similar constituent documents other than in a manner which does not adversely affect the rights of the Lenders or the Agent.

            Section 7.4    Maintenance of Property; Inspection of Property.

            (a)        Each Loan Party shall maintain all of its property necessary and useful in the conduct of its business, in good operating condition and repair, ordinary wear and tear excepted.
            (b)        Each Loan Party shall permit representatives and independent contractors of the Agent to visit and inspect any of its properties, to examine its corporate, financial, and operating records, and make copies thereof or abstracts therefrom and to discuss its affairs, finances, and accounts with its officers at such reasonable times during normal business hours and as soon as may be reasonably desired, upon reasonable advance notice to such Borrower; provided, however, when an Event of Default exists, the Agent or any Lender may do any of the foregoing at any reasonable time and without advance notice. The costs of any such visits and inspections shall be paid by the Borrowers as provided in Section 13.7.
            Section 7.5    Insurance.
            (a)        Each Loan Party shall maintain with financially sound and reputable insurers having a rating of at least "A" or better by Best Rating Guide, insurance of such types and against such hazards as is customary for Persons engaged in the same or similar business as such Loan Party, all such insurance to be reasonably consistent with prudent industry practice and, with respect to the Collateral, such insurance as the Agent, in its discretion, or acting at the direction of the Majority Lenders, may reasonably specify, in amounts, and under policies reasonably acceptable to the Agent and the Majority Lenders. Each Loan Party shall also maintain flood insurance for its Inventory which is, at any time, located in an area that has been identified by the Director of the Federal Emergency Management Agency as a Special Flood Hazard Area.
            (b)        For each of the insurance policies covering Collateral as required by this Section 7.5, each Loan Party shall cause the Agent, for the benefit of the Agent and the Lenders, to be named as secured party and sole loss payee or additional insured, as applicable, in a manner acceptable to the Agent, except to the extent that the applicable Loan Party after reasonable inquiry and request of the carrier of any flood hazard insurance is unable to cause the Agent to be named as loss payee on any flood insurance required under this Section 7.5. Each all risk property insurance policy covering Collateral shall contain (a) a clause or endorsement requiring the insurer to give not less than thirty (30) days prior written notice to the Agent in the event of cancellation of such policy for any reason whatsoever except nonpayment of premium and a clause or endorsement requiring the insurer to give not less than ten (10) days prior written notice to the Agent in the event of cancellation of such policy for nonpayment of premium and (b) a clause or endorsement stating that the interest of the Agent shall not be impaired or invalidated by any act or neglect of the insured Person or the owner of any premises for purposes more hazardous than are permitted by such policy. Each commercial general liability insurance policy shall contain (a) a clause or endorsement requiring the insurer to give not less than thirty (30) days prior written notice to the Agent in the event of cancellation of such policy for any reason whatsoever except nonpayment of premium and a clause or endorsement requiring the insurer to give not less than ten (10) days prior written notice to the Agent in the event of cancellation of such policy for nonpayment of premium and (b) a clause or endorsement stating that the Agent and the Lenders shall be named as additional insured parties, mortgagee, assignee, or receiver. All premiums for such required insurance shall be paid by the Loan Parties when due, and certificates of insurance and, if requested by the Agent or any Lender, photocopies of the policies shall be delivered to the Agent. If any Loan Party fails to procure (or cause to be procured) such insurance or to pay the premiums therefor when due, the Agent may, and at the direction of the Majority Lenders shall, do so from the proceeds of Revolving Loans.
            Section 7.6    Insurance and Condemnation Proceeds. Each Loan Party shall promptly notify the Agent and the Lenders of any loss, damage, or destruction to the Collateral in excess of $1,000,000, whether or not covered by insurance. The Agent is hereby authorized to directly collect all insurance and condemnation proceeds in respect of Collateral and to apply such proceeds to the reduction of the Obligations as provided in clause (a) following. The Borrowers shall collect all insurance and condemnation proceeds in respect of property which is not Collateral and shall deliver such proceeds to the agent for application to the reduction of the Obligations as provided in clause (b) following.
            (a)        With respect to insurance and condemnation proceeds relating to Collateral, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall apply such proceeds to the reduction of the Obligations in the manner provided for in Section 3.8.
            (b)        With respect to insurance and condemnation proceeds relating to property of any Loan Party which is not Collateral, (i) whenever Availability is less than $50,000,000, but only to the extent of such shortfall, or if any Default or Event of Default exists, the applicable Loan Party shall deliver such insurance and condemnation proceeds to the Agent for application to the reduction of the Obligations in the order provided for in Section 3.4 or (ii) if no Default or Event of Default exists and Availability is equal to or greater than $50,000,000 the applicable Borrower may use such proceeds, or any part thereof, to replace, repair, restore, or rebuild the relevant property in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage, or destruction so long as the aggregate amount of such proceeds does not exceed $15,000,000 and such Loan Party first (A) provides the Agent and the Lenders with plans and specifications for any such repair or restoration which shall be reasonably satisfactory to the Agent and the Majority Lenders and (B) demonstrates to the reasonable satisfaction of the Agent and the Majority Lenders that the funds available to it will be sufficient to complete such project in the manner provided therein.
            Section 7.7    Environmental Laws.
            (a)        Each Loan Party shall conduct its business in compliance with all Environmental Laws applicable to it, including those relating to the generation, handling, use, storage, and disposal of any Contaminant, in each case the failure with which to comply could reasonably be expected to result in a Material Adverse Effect. Each Loan Party shall take prompt and appropriate action to respond to any material non-compliance with Environmental Laws and shall regularly report to the Agent at the Agent's request on such response.
            (b)        Without limiting the generality of the foregoing, the Loan Parties shall, upon the Agent's request, promptly provide to the Agent true and complete copies of any and all notices, complaints, orders, directives, claims, or citations received by any Loan Party from any Governmental Authority relating to any of the following which could reasonably be expected to result in a Material Adverse Effect: (i) violation or alleged violation by any Loan Party of any Environmental Laws; (ii) Release or threatened Release by any Loan Party or by any Person handling, transporting, or disposing of any Contaminant on behalf of any Loan Party, or at any facility or property owned or leased by or operated by any Loan Party, of any Contaminant, except where occurring legally pursuant to a permit or license or otherwise; or (iii) liability or alleged liability of any Loan Party for the costs of cleaning up, removing, remediating, or responding to a Release of Contaminants. If any Loan Party shall receive any letter, notice, complaint, order, directive, claim, or citation from any Governmental Authority alleging that any Loan Party has violated any Environmental Law, Released any Contaminant, or is liable for the costs of cleaning up, removing, remediating, or responding to a Release of Contaminants, in each case the violation or occurrence of which could reasonably be expected to have a Material Adverse Effect, the Loan Parties shall promptly (and in any event within the time period permitted and to the extent required by the applicable Environmental Law or by the applicable Governmental Authority responsible for enforcing such Environmental Law) remove or remedy such violation or Release or satisfy such liability.
            Section 7.8    Compliance with ERISA and Similar Foreign Laws. Each Loan Party shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) make all required contributions to any Plan subject to Section 412 of the Code; (d) not engage in a prohibited transaction with respect to which an exemption is not applicable or violate the fiduciary responsibility rules with respect to any Plan or Foreign Plan which such prohibited transaction or violation of fiduciary responsibility rules will either foreseeably cause any Loan Party to incur, or has caused any Loan Party to incur, any liability in excess of $1,000,000; (e) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; (f) maintain each Foreign Plan in compliance in all material respects with Requirements of Law applicable to such Foreign Plan; (g) satisfy all contribution obligations in all material respects with respect to such Foreign Plan; and (h) cause each Foreign Plan and related funding arrangements that are intended to qualify for tax-favored status to maintain such tax-favored status.

            Section 7.9    Mergers, Consolidations, or Sales. No Loan Party shall enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its property, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except for (x) dispositions of obsolete or surplus property of an immaterial amount in the ordinary course of business of such Loan Party, (y) sales of Inventory and the use of cash and disposition of cash equivalents in the ordinary course of business of such Loan Party, and (z) transactions between or among Loan Parties (i) in the ordinary course of each applicable Loan Party's business consistent with past practices, (ii) upon terms no less favorable to any Loan Party than would be obtained in a comparable arm's-length transaction with a third party who is not a Loan Party, (iii) which involve property of the Loan Parties of an aggregate book value or fair market value (whichever is greater) not in excess of $10,000,000 during any Fiscal Year, or (iv) to which the Agent has consented in writing; provided that, notwithstanding the foregoing or any other provision of this Agreement, as long as no Default or Event of Default exists or would result therefrom and provided the Parent gives the Agent and the Lenders prior written notice:

            (a)        a Loan Party, other than the Parent, may wind-up, dissolve, or liquidate if (i) its property is transferred to the Parent or another Loan Party, provided that no Loan Party that is a Domestic Subsidiary may wind-up, dissolve, or liquidate if its property is to be transferred to a Loan Party that is not a Domestic Subsidiary, and (ii) the Person acquiring such property complies with its obligations under Section 7.29 and Section 7.30 hereof and Section 2.3 of each of the Parent Security Agreement and the Subsidiary Security Agreement simultaneously with such acquisition;
            (b)        (i) a Loan Party, other than the Parent, may merge or consolidate with the Parent or another Loan Party (provided the Parent is the survivor of any such merger or consolidation to which it is a party and, provided, further, no Loan Party that is a Domestic Subsidiary may merge or consolidate with another Loan Party unless the surviving Loan Party is a Domestic Subsidiary), (ii) upon thirty (30) days prior notice to the Agent and provided no Default or Event of Default exists, the Parent may merge with a newly formed shell corporation, the sole purpose and effect of which merger is to reincorporate the Parent in a jurisdiction other than New York and where the surviving corporation in such merger has complied with its obligations under Section 7.29 and Section 7.30 hereof and Section 2.3 of the Parent Security Agreement simultaneously with such merger, and (iii) the Loan Parties may consummate the Restructuring if each Person party to the Restructuring complies with its obligations, if any, under Section 7.29 and Section 7.30 hereof and Section 2.3 of each of (as applicable) the Parent Security Agreement and the Subsidiary Security Agreement simultaneously with the Restructuring; and
            (c)        Subject to Section 3.4, the applicable Loan Party may (i) sell the Real Estate which comprises the Loan Parties' headquarters and other Real Estate located adjacent thereto including the Real Estate located at 8300 Maryland Avenue, St. Louis, Missouri and (ii) enter into Asset Dispositions and sales of other property (including retail store locations and sales of property pursuant to Section 7.19) if the fair market value of all such other Asset Dispositions and sales of other property does not exceed $15,000,000 for the Loan Parties in the aggregate during any Fiscal Year or $50,000,000 for the Loan Parties in the aggregate during the term of this Agreement (net of the related sales costs, if any, of such other property).
The inclusion of proceeds in the definition of Collateral shall not be deemed to constitute the Agent's or any Lender's consent to any sale or other disposition of the Collateral except as expressly permitted herein.

            Section 7.10    Distributions; Capital Change; Restricted Investments. No Loan Party shall (a) directly or indirectly declare or make, or incur any liability to make, any Distribution, except Permitted Distributions, (b) make any change in its capital structure which could have a Material Adverse Effect, or (c) make any Restricted Investment. Notwithstanding any other provision of this Agreement, the Loan Parties shall not at any time own Margin Stock (excluding Capital Stock of the Parent which has been repurchased by the Parent and is held as treasury stock) with an aggregate value in excess of $50,000.

            Section 7.11    Transactions Resulting in a Material Adverse Effect. No Loan Party shall enter into any transaction which could be reasonably expected to result in a Material Adverse Effect.

            Section 7.12    Guaranties. No Loan Party shall make, issue, or become liable on any Guaranty, except (a) Guaranties of the Debt allowed under Section 7.13 and other obligations of any other Loan Party which do not constitute Debt, (b) existing Guaranties of lease obligations for retail and other business locations sold by a Loan Party, any Subsidiary of a Loan Party, or any former Subsidiary of a Loan Party prior to the Closing Date and Guaranties of lease obligations for retail and other business locations sold by a Loan Party in connection with any sale permitted pursuant to Section 7.9(c), but only to the extent of any such lease obligation as of the date of sale of such location, and (c) other unsecured Guaranties of the Debt and other obligations of any Subsidiary which is not a Loan Party, provided that the aggregate amount of all such Guaranties pursuant to this clause (c) shall not exceed $5,000,000.

            Section 7.13    Debt. No Loan Party shall incur or maintain any Debt, other than: (a) the Obligations; (b) the Debt described on Schedule 6.8; (c) Capital Leases of Equipment and purchase money secured Debt incurred to purchase Equipment; provided that (i) the Liens securing such Capital Leases and purchase money secured Debt shall attach only to the Equipment acquired by the incurrence of such Capital Leases and purchase money secured Debt and (ii) the aggregate amount of such Debt (including Capital Leases) outstanding does not exceed $25,000,000 at any time; (d) Debt evidencing a refunding, renewal, or extension of the Debt described on Schedule 6.8; provided that (i) the principal amount thereof is not increased, (ii) the Liens, if any, securing such refunded, renewed, or extended Debt do not attach to any assets in addition to those assets, if any, securing the Debt to be refunded, renewed, or extended, and (iii) the terms of such refunding, renewal, or extension are, in the Agent's reasonable discretion, no less favorable to such Loan Party, the Agent, or the Lenders than the original Debt; (e) Debt owing by a Loan Party to another Loan Party for intercompany loans and advances made for working capital in the ordinary course of business; (f) Subordinated Debt in aggregate principal amount not in excess of $150,000,000 outstanding at any time; (g) Debt represented by letters of credit issued in any currency other than Dollars which the Letter of Credit Issuer was unable or unwilling to issue according to the terms hereof to the extent backed by Dollar denominated Letters of Credit issued hereunder; (h) Guaranties of Debt which are permitted under Section 7.12; and (i) Debt owing by a Loan Party to any other Subsidiary of the Parent which is not a Loan Party, Debt assumed by a Loan Party or a Subsidiary of a Loan Party (or Debt secured prior to any such acquisition by a Lien on any property acquired in connection with such acquisition) in connection with a Permitted Acquisition, and other unsecured Debt, all of such Debt permitted pursuant to this clause (i) in an aggregate principal amount, without duplication, not to exceed at any time outstanding $20,000,000. Notwithstanding the foregoing, (y) on or before the earlier of expiration of any waiver period set forth in the waiver executed and delivered by the holders of the Prudential Notes in connection with the Intercreditor Agreement or thirty (30) days after the Closing Date, the Parent shall either (1) enter into an amendment of the Prudential Notes reasonably satisfactory to the Agent and Fleet Retail Finance, Inc. which, in addition to other amendments which meet the requirements of clause (d) preceding, provides for Liens to be granted to the Agent for the benefit of the holders of the Prudential Notes, for the Prudential Notes to become due and payable at any time that the Availability is less than $50,000,000 or the Borrowing Base excluding the deduction of the Reserve established with respect to the Prudential Notes is less than $200,000,000, and among other things adds to the Prudential Notes covenants, events of default, and other provisions substantially similar to, but not more restrictive than, the analogous provisions contained herein or (2) prepay in full the Prudential Notes and (z) notwithstanding anything in this Agreement to the contrary (including the provisions of Section 7.14), the Agent may, and shall if instructed by the Majority Lenders, prepay the Prudential Notes in full at any time that they, individually or collectively, deem it appropriate or necessary for any reason, without regard to any obligation that might otherwise exist under any applicable Sharing Notice (as defined in the Intercreditor Agreement).

            Section 7.14    Prepayment. No Loan Party shall voluntarily prepay any Debt except (a) the Obligations and (b) if no Default or Event of Default exists, the Debt outstanding under the $100MM Notes and the Prudential Notes. Notwithstanding any restriction on the making of Revolving Loans hereunder, the Agent may, and shall if instructed by the Majority Lenders, repay the Debt outstanding under the Prudential Notes, including any amounts owing with respect to any "Yield Maintenance Amount" due thereunder, in its or their (as applicable) sole discretion, during the existence of any Default or Event of Default, during the existence of any event of default under the Prudential Notes or any other event which permits acceleration of the indebtedness under the Prudential Notes, if the Prudential Notes otherwise become due and payable in full, or if the holders of the Prudential Notes do not vote affirmatively for any proposed consent, waiver, amendment, or other modification relating to this Agreement which pursuant to the Intercreditor Agreement the holders of the Prudential Notes are entitled to vote hereunder and such proposed consent, waiver, amendment, or other modification is not approved but would have been approved if the holders of the Prudential Notes had no voting rights hereunder. The amount of any payment pursuant to the preceding sentence shall constitute Revolving Loans pursuant to this Agreement, and the Borrowers and the Lenders agree that the existence or occurrence of any event which may result in any payment of the Prudential Notes pursuant to the preceding sentence shall be deemed a request for a Borrowing of Base Rate Revolving Loans hereunder and that the Agent may charge the amount of any such payment to the Loan Account as provided in this Agreement. Each Lender agrees that notwithstanding anything in this Agreement to the contrary, Revolving Loans that are made pursuant to this Agreement, whether in the Agent's discretion or at the direction of the Majority Lenders or any other group of applicable Lenders as provided herein, to repay in full the Prudential Notes shall not be subject to the requirements of Section 8.2. The Borrowers and the Agent agree that a Reserve in an amount at least equal to the outstanding principal and "Yield Maintenance Amount" (as determined by the Agent in the exercise of its reasonable credit judgment) of the Prudential Notes shall be maintained at all times prior to the repayment in full of the Prudential Notes.

            Section 7.15    Transactions with Affiliates. Except for Permitted Distributions and transactions expressly permitted under the terms of this Agreement, no Loan Party shall, sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate that is not a Loan Party, or lend or advance money or property to any Affiliate that is not a Loan Party, or invest in (by capital contribution or otherwise) or purchase or repurchase any Capital Stock or indebtedness, or any property, of any Affiliate that is not a Loan Party, or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate that is not a Loan Party. Notwithstanding the foregoing, if no Default or Event of Default is in existence or would result therefrom, any Loan Party may (a) engage in transactions with an Affiliate which is not a Loan Party in the ordinary course of such Loan Party's business consistent with past practices and upon terms no less favorable to such Loan Party than would be obtained in a comparable arm's-length transaction with a third party who is not an Affiliate and (b) make advances for commission, travel and other similar purposes and loans to officers and employees which are Affiliates in the ordinary course of business.

            Section 7.16    Investment Banking and Finder's Fees. No Loan Party shall pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter's fee, finder's fee, or broker's fee to any Person in connection with this Agreement other than pursuant to the Agent's Letter. The Loan Parties shall defend and indemnify the Agent and the Lenders against and hold them harmless from (a) all claims of any Person that any Loan Party is obligated to pay any such fees and (b) all costs and expenses (including attorneys' fees) incurred by the Agent and/or any Lender in connection therewith.

            Section 7.17    Business Conducted. The Loan Parties shall not engage, directly or indirectly, in any line of business other than the businesses in which the Loan Parties are engaged on the Closing Date and any business activities that are substantially similar, related, or incidental thereto.

            Section 7.18    Liens. No Loan Party shall create, incur, assume, or permit to exist any Lien on any property (excluding Margin Stock owned by a Loan Party) now owned or hereafter acquired by it, except Permitted Liens and Liens which are required to be granted pursuant to the terms of the Medium Term Notes and the Prudential Notes to the extent such Liens are required as a result of Liens granted to the Agent pursuant to the Loan Documents. No Loan Party will enter into or become subject to any Negative Pledge other than (a) any such Negative Pledge in existence on the Closing Date and according to the terms as then in effect, including any Negative Pledge under the Prudential Notes, as amended pursuant to Section 7.13, (b) restrictions and conditions imposed by law or by the Loan Documents, (c) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary being sold and such sale is permitted hereunder, (d) any Negative Pledge required in connection with the creation or incurrence of any Debt under Section 7.13(c), provided that any such Negative Pledge shall be limited to the property subject to the purchase money Lien securing such Debt, and (e) customary restrictions in leases restricting the assignment thereof.

            Section 7.19    Sale and Leaseback Transactions. No Loan Party shall, directly or indirectly, enter into any arrangement with any Person providing for such Loan Party to lease or rent property that such Loan Party has sold or will sell or otherwise transfer to such Person other than, subject to Section 7.9(c), the Real Estate which comprises the Loan Parties' headquarters and other Real Estate located adjacent thereto including the Real Estate located at 8300 Maryland Avenue, St. Louis, Missouri.

            Section 7.20    Addition of Subsidiaries as Loan Parties. In the event that any Loan Party has any Domestic Subsidiary or Subsidiary organized under the laws of Canada which is not a Loan Party and owns property that would be Collateral (if such Subsidiary was a Loan Party) valued in excess of $10,000,000 or that has revenue in any Fiscal Year in excess of $50,000,000, such Loan Party shall propose to the Agent that such Subsidiary become, and with the Agent's and the Majority Lenders' consent pursuant to Section 13.22 cause such Subsidiary to become, a Loan Party subject to the terms of this Agreement. In the event that the Loan Parties have Domestic Subsidiaries and/or Subsidiaries organized under the laws of Canada which are not Loan Parties which collectively for all such Subsidiaries own property which would be Collateral with an aggregate value in excess of $25,000,000 or which have revenue in any Fiscal Year in excess of $100,000,000, the Loan Parties shall propose to the Agent that one or more of such Subsidiaries become, and with the Agent's and the Majority Lenders' consent pursuant to Section 13.22 cause each such Subsidiary to become, a Loan Party subject to the terms of this Agreement to the extent required to cause the aggregate value of all property which would be Collateral owned by such Subsidiaries which are not Loan Parties to be equal to or less than $25,000,000 and/or to cause the revenue of all such Loan Parties, collectively, to be equal to or less than $100,000,000. Any Subsidiary which must be added as a Loan Party as provided in this Section 7.20, shall execute and deliver a joinder agreement and other Loan Documents as the Agent may reasonably require within sixty (60) days of the occurrence of the event which results in such Subsidiary being required to become a Loan Party hereunder.

            Section 7.21    Fiscal Year. The Parent shall not change the method of determining the last day of its Fiscal Year.

            Section 7.22    Capital Expenditures. No Loan Party shall make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by the Loan Parties on a consolidated basis (a) during any Fiscal Year would exceed $50,000,000 or (b) during the term of this Agreement would exceed $200,000,000.

            Section 7.23    Fixed Charge Coverage Ratio. On each Fixed Charge Coverage Measurement Date during the periods set forth below, the Fixed Charge Coverage Ratio, determined as of such date, shall not be less than the ratio specified for the applicable dates as follows:

Fiscal Quarter Ending	Minimum Fixed Charge Coverage Ratio
From the Closing Date through and including August 3, 2002	0.95 to 1.00
Fiscal Quarter ending November 2, 2002 and each Fiscal Quarter ending thereafter	1.00 to 1.00

            Section 7.24    Redemption of $100MM Notes. Within sixty (60) days of the Closing Date, the Parent shall have redeemed all of the $100MM Notes, and all indebtedness, liabilities, and obligations thereunder shall have been paid in full.

            Section 7.25    Ownership of Inventory by Parent. The Parent will not purchase or own any Inventory at any time unless such Inventory is subject to the Agent's Liens which are perfected with respect thereto and pursuant to Loan Documents satisfactory to the Agent in its discretion. With respect to any Inventory sold by the Parent to Pagoda in order to comply with the terms of this Section 7.25 to the extent the consideration therefor is evidenced by any note or other instrument, the Parent will pledge such note or instrument to the Agent, for the benefit of the Lenders and the holders of the Prudential Notes, pursuant to Loan Documents satisfactory to the Agent in its discretion.

            Section 7.26    Interest Rate Protection. Commencing within forty-five (45) days of the issuance of any redemption notice to the holders of the $100MM Notes, and continuing until at least October 15, 2006, the Borrowers shall maintain in full force and effect one or more Hedge Agreements that will have placed a limit upon the rate of interest payable by the Borrowers under this Agreement with respect to a principal amount of Revolving Loans not less than $100,000,000.

            Section 7.27    Use of Proceeds. The Borrowers shall use the proceeds of the Revolving Loans (a) to pay Debt under that certain Credit Agreement, dated as of November 20, 2000, among the Parent, certain Subsidiaries of the Parent as guarantors, Bank One, NA as administrative agent, and the lenders party thereto, (b) for prepayment of the Debt outstanding under the $100MM Notes and the Prudential Notes, and (c) for general working capital purposes of the Loan Parties not otherwise prohibited by this Agreement in the ordinary course of business, including Permitted Acquisitions, Capital Expenditures, investments permitted by this Agreement, and Permitted Stock Repurchases. Except as provided in the preceding sentence, no portion of the Revolving Loan proceeds may be used, directly or indirectly, (w) to buy or carry any Margin Stock, (x) to repay or otherwise refinance indebtedness of any Person incurred to buy or carry any Margin Stock, (y) to extend credit for the purpose of buying or carrying any Margin Stock, or (z) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act, and notwithstanding any other provision to the contrary, no portion of the Revolving Loans may be used for any purpose which violates any provision of Regulations T, U, and X of the Federal Reserve Board.

            Section 7.28    Bank as Depository. Each Loan Party shall maintain the Bank and the other Lenders as its principal depository banks, including for the maintenance of operating, administrative, cash management, collection activity, and other deposit accounts for the conduct of its business.

            Section 7.29    Guaranties of the Obligations. Each Loan Party, including any Person which becomes a Loan Party after the Closing Date pursuant to the terms of this Agreement, shall guarantee payment and performance of the Obligations of each other Loan Party pursuant to a Guaranty Agreement in form and substance satisfactory to the Agent, duly executed by each such Loan Party.

            Section 7.30    Additional Collateral; Further Assurances.

            (a)        Subject to Requirements of Law, as required pursuant to Section 7.20, upon the request of the Agent, each Loan Party shall cause any Subsidiary of the Parent to (i) grant Liens to the Agent, for the benefit of the Agent and the Lenders, pursuant to such documents as the Agent may reasonably deem necessary and deliver such property, documents, and instruments as the Agent may request to perfect the Liens of the Agent in any property of such Subsidiary (ii) execute a Guaranty of the Obligations, in form and substance satisfactory to the Agent, and (iii) in connection with the foregoing requirements, or either of them, deliver to the Agent all items of the type required by Section 8.1(a) (as applicable). Upon execution and delivery of such Loan Documents and other instruments, certificates, and agreements, such Subsidiary shall automatically become a Loan Party hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents.
            (b)        Without limiting the foregoing, the Loan Parties shall, and shall cause each of the Parent's Subsidiaries which is required to become a Loan Party pursuant to the terms of this Agreement to, execute and deliver, or cause to be executed and delivered, to the Agent such documents and agreements, and shall take or cause to be taken such actions as the Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents.
            Section 7.31    Minimum Availability. The Borrowers shall not permit the Availability to be less than (a) as of the Closing Date, $50,000,000 and (b) as of any day thereafter, $25,000,000.

            Section 7.32    Proceeds from Surplus Cash Deposits. During any Dominion Period (as defined in the Parent Security Agreement and the Subsidiary Security Agreement), the Loan Parties organized under Requirements of Law of Canada (or any province or territory thereof) will not allow more than $10,000,000 in the aggregate to be on deposit at any time during any Dominion Period (as defined in the Parent Security Agreement and the Subsidiary Security Agreement) in all bank or investment accounts of such Loan Parties.

ARTICLE 8

CONDITIONS OF LENDING

             Section 8.1    Conditions Precedent to Making of Revolving Loans on the Closing Date. The obligation of the Lenders to make the initial Revolving Loans on the Closing Date, and the obligation of the Agent to cause the Letter of Credit Issuer to issue any Letter of Credit on the Closing Date, are subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent and each Lender:
            (a)        The Agent shall have received each of the following documents, all of which shall be satisfactory in form and substance to the Agent and the Lenders:
            (i)    certified copies of the certificate of incorporation, certificate of limited partnership, or comparable organizational document of each of the Loan Parties, with all amendments, if any, certified by the appropriate Governmental Authority of the state of each Loan Party's organization or formation, and the bylaws, regulations, operating agreement, limited partnership agreement, or similar governing agreement or document of each Loan Party, in each case certified by the corporate secretary, general partner, or comparable authorized representative of such Loan Party, as applicable as being true and correct and in effect on the Closing Date;
            (ii)    certificates of incumbency and specimen signatures with respect to each individual authorized to execute and deliver this Agreement and the other Loan Documents on behalf of each Loan Party and each other Person executing any document, certificate, or instrument to be delivered in connection with this Agreement and the other Loan Documents and, in the case of each Borrower, to request Borrowings and the issuance of Letters of Credit;
            (iii)    a certificate evidencing the existence of each Loan Party, and certificates evidencing the good standing or compliance of each Loan Party, as applicable, in the jurisdiction of its organization and in each other jurisdiction in which it is required to be qualified as a foreign business entity to transact its business as presently conducted; provided that upon request by any Loan Party and with the consent of the Agent, certificates of good standing for each Loan Party in any state other than the state of organization of such Loan Party, to the extent not provided on the Closing Date, may be provided within thirty (30) days of the Closing Date;
            (iv)    certified copies of all action taken by each Loan Party and each other Person executing any document, certificate, or instrument to be delivered in connection with this Agreement and the other Loan Documents to authorize the execution, delivery, and performance of this Agreement, the other Loan Documents, and, with respect to the Borrowers, the Borrowings and the issuance of Letters of Credit;
            (v)    a certificate of each Loan Party signed by a Responsible Officer: (A) stating that all of the representations and warranties made or deemed to be made under this Agreement are true and correct as of the Closing Date, after giving effect to the Revolving Loans to be made at such time and the application of the proceeds thereof and the issuance of any Letter(s) of Credit at such time, (B) stating that no Default or Event of Default exists, (C) specifying the account of the Borrowers which is the Designated Account, and (D) certifying as to such other factual matters as may be reasonably requested by the Agent;
            (vi)    with respect to any Letter of Credit to be issued, all documentation required by Section 1.4, duly executed;
            (vii)    a Revolving Note, payable to the order of each Lender in the amount of its Commitment with respect thereto, duly executed and delivered by each Borrower, complying with the requirements of Section 1.2(b);
            (viii)    UCC financing statements and/or amendments to existing UCC financing statements with respect to the Collateral as may be requested by the Agent, duly executed by the respective Loan Parties, to the extent any such Liens may be perfected under the UCC, in all jurisdictions that the Agent may deem necessary or desirable in order to perfect the Agent's Lien therein and acknowledgment copies of such financing statements, duly filed on or before the Closing Date under the UCC in each jurisdiction the Agent deems necessary or desirable in order to perfect the Agent's Liens;
            (ix)    with respect to any Loan Party located in or organized under the laws of Canada, all filings and recordations required by Requirements of Law of Canada (including, without limitation, under the PPSA and the Civil Code) in all jurisdictions that the Agent may deem necessary or desirable in order to perfect the Agent's Lien in any Collateral located in Canada and acknowledgment copies of such filings and recordations, duly filed or recorded on or before the Closing Date in each jurisdiction the Agent deems necessary or desirable in order to perfect the Agent's Liens;
            (x)    duly executed UCC-3 termination statements or assignments (with respect to the UCC) and such other releases or instruments as are required under Requirements of Law of the U.S. and Canada (including, without limitation, the PPSA and the Civil Code), in each case in form and substance satisfactory to the Agent, as shall be necessary to terminate and satisfy all Liens, except Permitted Liens, on the property of the Loan Parties, provided that with respect to the Collateral, such terminations, assignments, releases, or other similar instruments shall be required for all Liens on the Collateral except Permitted Liens which are expressly permitted to have priority over the Agent's Liens, if any;
            (xi)    each Guaranty Agreement, duly executed and delivered by each Person required pursuant to Section 7.29;
            (xii)    the Parent Security Agreement duly executed by the Parent and the Subsidiary Security Agreement duly executed by each of the Loan Parties, other than the Parent;
            (xiii)    (A) satisfactory evidence that the Agent has a valid, exclusive (other than Permitted Liens and as provided in Section 6.2), and perfected first priority security interest, lien, collateral assignment, and pledge as of such date in all Collateral located in the U.S. as security for all Obligations, to the extent any such Liens may be perfected under the UCC and (B) with respect to any Collateral located in Canada, the Agent shall have received satisfactory evidence that the Agent has a valid, exclusive (other than Permitted Liens and as provided in Section 6.2), and perfected first priority Lien in all Collateral of such Loan Party, to the extent any such Liens may be perfected under the Requirements of Law of Canada or any province or territory thereof (including, without limitation, under the PPSA and the Civil Code), in each case in form and substance satisfactory to the Agent; provided, further, that upon the Agent's request, the Loan Parties shall provide any additional agreement, document, instrument, certificate, or other item relating to any Collateral as may be required for perfection under any Requirement of Law;
            (xiv)    a copy of a redemption notice, duly prepared and executed in form sufficient to redeem the $100MM Notes, and satisfactory evidence of the delivery thereof to the trustee for the $100MM Notes;
            (xv)    a Borrowing Base Certificate calculated as of December 1, 2001;
            (xvi)    a landlord's or mortgagee's waiver and consent agreement in form and substance reasonably acceptable to the Agent, duly executed on behalf of each landlord or mortgagee, as the case may be, of Real Estate on which any Collateral is located (provided that the Agent may, in its discretion, waive such requirement or establish a Reserve with respect to any Collateral located on any Real Estate for which the Agent has not received an acceptable waiver and consent agreement), and bailee or estoppel agreements with each customs broker as the Agent determines are necessary, in form and substance reasonably satisfactory to the Agent with respect to any Inventory or Documents held by any such customs broker (provided that the Agent may, in its discretion, establish a Reserve with respect to any such Inventory or Documents related to Inventory held by any customs broker for which the Agent has not received an acceptable control agreement);
            (xvii)    each Blocked Account Agreement duly executed as requested by the Agent;
            (xviii)    copies of all agreements, certificates, documents, and instruments executed and delivered by or to any Loan Party in connection with the $100MM Notes, the Medium Term Notes, and the Prudential Notes;
            (xix)    signed opinions of counsel for the Loan Parties, opining as to such matters in connection with the transactions contemplated by this Agreement as the Agent may reasonably request, each such opinion to be in a form, scope, and substance satisfactory to the Agent, the Lenders, and their respective counsel;
            (xx)    evidence, in form, scope, and substance, reasonably satisfactory to the Agent, of all insurance coverage as required by this Agreement;
            (xxi)    the Intercreditor Agreement duly executed by each of the parties thereto;
            (xxii)    satisfactory evidence that all filings, consents, or approvals with or of the shareholders of any Loan Party, any Governmental Authority, or any other third party have been made or obtained, as applicable;
            (xxiii)    a Postclosing Agreement, among the Loan Parties, the Agent, and the Lenders, the terms of which, to the extent inconsistent with the terms of this Agreement, shall control; and
            (xxiv)    such other documents and instruments as the Agent or any Lender may reasonably request.
            (b)        After giving effect to the making of all Revolving Loans (including any Revolving Loans made to finance payment or reimbursement for fees, costs, and expenses then payable under or pursuant to this Agreement or any other Loan Document) and issuance of all Letters of Credit and with all of their obligations current, the Borrowers shall have remaining Availability in an amount not less than $50,000,000 on the Closing Date.

            (c)        All representations and warranties made hereunder and in the other Loan Documents shall be true and correct.

            (d)        No Default or Event of Default shall exist or would exist after giving effect to the Revolving Loans to be made and the Letters of Credit to be issued.

            (e)        The Borrowers shall have paid all fees and expenses of the Agent and the Attorney Costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby to the extent invoiced.

            (f)        The Agent and the Lenders shall have had an opportunity to examine the books of account and other records and files of the Loan Parties and to make copies thereof, and to conduct a pre-closing audit which shall include, without limitation, verification of Inventory, Accounts, and the Borrowing Base, and the results of such examination and audit shall have been satisfactory to the Agent and the Lenders in all respects.

            (g)        All proceedings taken in connection with the execution of this Agreement, the other Loan Documents, and all documents and papers relating thereto shall be satisfactory in form, scope, and substance to the Agent and the Lenders.

            (h)        Without in any way limiting Section 2.3 of each of the Parent Security Agreement and the Subsidiary Security Agreement, the Agent shall have received any warehouse receipts, consent and control agreements, subordination agreements, or other documentation the Agent determines in its sole discretion are necessary to perfect the Agent's Liens in any Inventory or other Collateral in the possession of any warehouseman.

            (i)        Without limiting the generality of the items described above, each of the Borrowers and each other Person guaranteeing or securing payment of the Obligations shall have delivered or caused to be delivered to the Agent (in form and substance reasonably satisfactory to the Agent), the financial statements, instruments, resolutions, documents, agreements, certificates, opinions and other items required by the Agent.

 The acceptance by the Borrowers of any Revolving Loans made or Letters of Credit issued on the Closing Date shall be deemed to be a representation and warranty made by the Loan Parties (excluding any representation or warranty with respect to the satisfaction of the Agent and the Lenders for any conditions contained herein) to the effect that all of the conditions precedent to the making of such Revolving Loans or issuance of such Letters of Credit have been satisfied, with the same effect as delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer of the Loan Parties, dated the Closing Date, to such effect. Execution and delivery to the Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that (1) all conditions precedent in this Section 8.1 have been fulfilled or waived to the satisfaction of such Lender, (2) the decision of such Lender to execute and deliver to the Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Agent or any other Lender as to the satisfaction of any condition precedent set forth in this Section 8.1, and (3) all documents sent to such Lender for approval, consent, or satisfaction were acceptable to such Lender.

            Section 8.2    Conditions Precedent to Each Revolving Loan. The obligation of the Lenders to make each Revolving Loan, including the initial Revolving Loans on the Closing Date, and the obligation of the Agent to cause the Letter of Credit Issuer to issue any Letter of Credit shall be subject to the further conditions precedent that on and as of the date of any such extension of credit the following statements shall be true, and the acceptance by the Borrowers of any extension of credit shall be deemed to be a statement to the effect set forth in clause (a), clause (b), and clause (c) following with the same effect as the delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer of the Borrowers, dated the date of such extension of credit, stating that:

            (a)        the representations and warranties contained in this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, other than (i) any such representation or warranty which relates to a specified prior date, (ii) to the extent the Agent and the Lenders have been notified in writing by the Loan Parties that any representation or warranty is not correct and the Majority Lenders have explicitly waived in writing compliance with such representation or warranty, and (iii) any such representations and warranties which are subject to periodic updates as required by Section 5.4 but only to the extent any such periodic update would not disclose the existence of any fact or the occurrence of any event which could reasonably be expected to have a Material Adverse Effect;
            (b)        no event has occurred and is continuing, or would result from such extension of credit, which constitutes a Default or an Event of Default;
            (c)        no event has occurred and is continuing, or would result from such extension of credit, which has had or would have a Material Adverse Effect; and
            (d)        The Agent shall have received satisfactory evidence that the Agent has a valid, exclusive (other than Permitted Liens), and perfected first priority security interest, lien, collateral assignment, and pledge as of such date in all Collateral as security for all Obligations, to the extent any such Liens may be perfected under the UCC, in each case in form and substance satisfactory to the Agent; provided that upon the Agent's request, the Loan Parties shall provide any additional agreement, document, instrument, certificate, or other item relating to any other Collateral as may be required for perfection under any Requirement of Law.
Except as provided by Section 11.1, no Borrowing or issuance of any Letter of Credit shall exceed the Availability, provided, however, that the foregoing conditions precedent are not conditions to the requirement for each Lender participating in or reimbursing the Bank or the Agent for such Lenders' Pro Rata Share of any Non-Ratable Loan or Agent Advance made in accordance with the provisions of Section 1.2(i) and Section 1.2(j).

ARTICLE 9

DEFAULT; REMEDIES

             Section 9.1    Events of Default. It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:
            (a)        any failure by the Borrowers to pay the principal of or interest or premium on any of the Obligations or any fee or other amount owing hereunder when due, whether upon demand or otherwise and such failure shall continue for one (1) Business Day or more;
            (b)        any representation or warranty made or deemed made by any Loan Party in this Agreement or in any other Loan Document, any Financial Statement, or any certificate furnished by any Loan Party at any time to the Agent or any Lender shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;
            (c)        any default shall occur in the
            (i)    observance or performance of any of the covenants and agreements contained in Section 5.2, Section 5.3, Section 7.2 (insofar as it requires the preservation of the existence of the Borrowers), Section 7.5, or Section 7.9 through Section 7.31, or Section 2.11 of each of the Parent Security Agreement and the Subsidiary Security Agreement or
            (ii)    observance or performance of any of the other covenants or agreements contained in this Agreement other than as referenced in Section 9.1(a), Section 9.1(b), and clause (i) preceding, any other Loan Document, or any other agreement entered into at any time to which any Loan Party and the Agent or any Lender are party (including in respect of any Bank Products) and such default shall continue for more than fifteen (15) days, or if any such agreement or document shall terminate (other than in accordance with its terms or the terms hereof or with the written consent of the Agent and the Majority Lenders) or become void or unenforceable without the written consent of the Agent and the Majority Lenders;
            (d)        except as set forth in Schedule 6.1, any default shall occur with respect to the $100MM Notes, the Medium Term Notes, the Prudential Notes, or any Subordinated Debt or any other Debt (other than the Obligations) of the Loan Parties in an outstanding principal amount which exceeds $5,000,000, or under any agreement or instrument under or pursuant to which any such Debt may have been issued, created, assumed, or guaranteed by any Loan Party, and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate or to permit the holders of any such Debt to accelerate, the maturity of any such Debt, or any such Debt shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; provided that no Event of Default shall occur hereunder solely as a result of the existence of any right to a prepayment of the Prudential Notes, or the exercise thereof, as a result of Availability being less than $50,000,000 or the Borrowing Base, excluding the deduction of the Reserve established with respect to the Prudential Notes, being less than $200,000,000; and provided, further, that if an Event of Default occurs under this Agreement as a result of the occurrence of any event of default under the Prudential Notes, then absent any other Event of Default hereunder, if such default or event of default under the Prudential Notes is cured or waived, or if the Prudential Notes are prepaid in full, such Event of Default hereunder shall be deemed to be cured or waived;

            (e)        any Loan Party shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or file any proposal or notice of intent to file a proposal or otherwise commence any action or proceeding seeking reorganization, arrangement, consolidation, or readjustment of its debts or which seeks to stay or has the effect of staying any creditor or for any other relief under the Bankruptcy Code or under any other bankruptcy, insolvency, liquidation, winding-up, corporate, or similar act or law, state, provincial, or federal (or, with respect to any Loan Party located in or organized under the laws of Canada or any province or territory thereof, Requirements of Law of Canada or any province or territory thereof), now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, proposal, action, or proceeding, (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, administrator, trustee, or similar officer for it or for all or any part of its property, (iii) make an assignment for the benefit of its creditors, or (iv) be unable generally to pay its debts as they become due;

            (f)        an involuntary petition or proposal shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation, or readjustment of the debts of any Loan Party or for any other relief under the Bankruptcy Code or under any other bankruptcy, insolvency, liquidation, winding-up, corporate, or similar act or law, state, provincial, or federal (or, with respect to any Loan Party located in or organized under the laws of Canada or any province or territory thereof, Requirements of Law of Canada or any province or territory thereof), now or hereafter existing and such petition, proposal, or proceeding shall not be dismissed within thirty (30) days after the filing or commencement thereof or an order of relief (or comparable order under any other Requirement of Law) against any Loan Party shall be entered with respect thereto;

            (g)        a receiver, assignee, liquidator, sequestrator, custodian, monitor, administrator, trustee, or similar officer for any Loan Party or for all or any part of its property shall be appointed or a warrant of attachment, execution, writ of seizure or seizure and sale, or similar process shall be issued against any part of the property of any Loan Party or any distress or analogous process is levied upon all or any part of any Loan Party;

            (h)        any Loan Party shall except as permitted by Section 7.9, (i) file a certificate of dissolution or like process under any Requirement of Law or shall be liquidated, dissolved, or wound-up, (ii) commence, or take any corporate action in furtherance of, any action or proceeding for dissolution, winding-up, or liquidation, or (iii) have commenced against it any action or proceeding for dissolution, winding-up, or liquidation which is not vacated or set aside within thirty (30) days of the initiation or such action or proceeding;

            (i)        all or any material part of the property of the Loan Parties taken as a whole shall be nationalized, expropriated, condemned, seized, or otherwise appropriated, or custody or control of such property or of any Loan Party shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority or any other Person, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

            (j)        any Loan Document, including any Guaranty of the Obligations, shall be terminated, revoked, or declared void or invalid or unenforceable or challenged by any Loan Party or any other obligor;

            (k)        one or more judgments, orders, decrees, or arbitration awards for the payment of money is entered against any Loan Party involving liability in the aggregate for all of the Loan Parties (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related or unrelated series of transactions, incidents, or conditions, of $5,000,000 or more, and the same shall remain unsatisfied, unvacated, and unstayed pending appeal for a period of thirty (30) days after the entry thereof;

            (l)        any loss, theft, damage, or destruction of any item or items of Collateral or other property of any Loan Party occurs which could reasonably be expected to cause a Material Adverse Effect and is not adequately covered by insurance;

            (m)        there is filed against any Loan Party any action, suit, or proceeding under any federal or state racketeering statute (including the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit, or proceeding (i) is not dismissed within one hundred twenty (120) days and (ii) could reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral;

            (n)        for any reason other than the failure of the Agent to take any action available to it to maintain perfection of the Agent's Liens pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected, and prior to all other Liens (other than Permitted Liens which are expressly permitted to have priority over the Agent's Liens) or is terminated, revoked, or declared void;

            (o)        (i) an ERISA Event shall occur with respect to a Pension Plan or Multi-employer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multi-employer Plan, or the PBGC in an aggregate amount in excess of $1,000,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $1,000,000; (iii) any Loan Party or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multi-employer Plan in an aggregate amount in excess of $1,000,000; or (iv); the Foreign Plans in the aggregate have liabilities in excess of assets (determined in accordance the assumptions under each such Foreign Plan and under Requirements of Law used for funding each Foreign Plan pursuant to reasonable accounting standards in accordance with Requirements of Law) in an amount in excess of $1,000,000;

            (p)        there occurs a Change of Control; or

            (q)        there occurs an event having a Material Adverse Effect.

             Section 9.2    Remedies.
            (a)        If an Event of Default exists, the Agent may, in its discretion, and shall, at the direction of the Majority Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on any Loan Party: (i) reduce the Maximum Revolver Amount, or the advance rates against Eligible Accounts and/or Eligible Inventory used in computing the Borrowing Base, or reduce or increase one or more of the other elements used in computing the Borrowing Base; (ii) restrict the amount of or refuse to make Revolving Loans; and (iii) restrict or refuse to provide Letters of Credit. If an Event of Default exists, the Agent shall, at the direction of the Majority Lenders, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on any Loan Party: (A) terminate the Commitments and this Agreement; (B) declare any or all Obligations to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Section 9.1(e), Section 9.1(f), Section 9.1(g), or Section 9.1(h), the Commitments shall automatically and immediately expire and all Obligations shall automatically become immediately due and payable without notice or demand of any kind; (C) require the Borrowers to cash collateralize all Obligations outstanding with respect to Letters of Credit; and (D) pursue its other rights and remedies under the Loan Documents and applicable law.
            (b)        If an Event of Default has occurred and is continuing: (i) the Agent shall have, for the benefit of the Agent and the Lenders, in addition to all other rights of the Agent and the Lenders, the rights and remedies of a secured party under the Loan Documents and Requirements of Law (including, without limitation, under the UCC, PPSA, Civil Code, the Mortgages Act of Ontario, and any similar laws of the U.S. or Canada); (ii) the Agent may, at any time, take possession of the Collateral and keep it on any Loan Party's premises, at no cost to the Agent or any Lender, or remove any part of it to such other place or places as the Agent may desire, or any Loan Party shall, upon the Agent's demand, at such Loan Party's cost, assemble the Collateral and make it available to the Agent at a place reasonably convenient to the Agent; and (iii) the Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit, or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion, and may, if the Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, each Loan Party agrees that any notice by the Agent of sale, disposition, or other intended action hereunder or in connection herewith, whether required by the UCC, PPSA, Civil Code, the Mortgages Act of Ontario, or any similar laws of the U.S. or Canada) or otherwise, shall constitute reasonable notice to the Loan Parties if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least ten (10) days prior to such action to the Loan Parties' address specified in or pursuant to Section 13.8. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Agent or the Lenders receive payment, and if the buyer defaults in payment, the Agent may resell the Collateral without further notice to any Loan Party. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, each Loan Party irrevocably waives: (A) the posting of any bond, surety, or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. Each Loan Party agrees that the Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. During the existence of an Event of Default, the Agent is hereby granted a license or other right to use, without charge, each Loan Party's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising, or selling any Collateral, and each Loan Party's rights under all licenses and all franchise agreements shall inure to the Agent's benefit for such purpose. The proceeds of sale shall be applied first to all expenses of sale, including Attorney Costs, and then to the Obligations. The Agent will return any excess to the Loan Parties and the Loan Parties shall remain liable for any deficiency.
            (c)        If an Event of Default occurs and is continuing, each Loan Party hereby waives all rights to notice and hearing prior to the exercise by the Agent of the Agent's rights to repossess the Collateral without judicial process or to replevy, attach, or levy upon the Collateral without notice or hearing.
ARTICLE 10

TERM AND TERMINATION

             Section 10.1    Term and Termination. The term of this Agreement shall end on the Stated Termination Date unless sooner terminated in accordance with the terms hereof. The Agent upon direction from the Majority Lenders may terminate this Agreement, without notice to the Borrowers, during the existence of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including all unpaid principal, accrued and unpaid interest, and any early termination or prepayment fees or penalties, if applicable, but excluding indemnification obligations to the extent no claim with respect thereto has been asserted and remains unsatisfied) shall become immediately due and payable and the Borrowers shall immediately arrange for the cancellation and return of all Letters of Credit then outstanding or, if permitted by the Agent in its discretion, presentation to the Agent of a Supporting Letter of Credit or cash collateral as specified in Section 1.4(g). Notwithstanding the termination of this Agreement, until all Obligations are indefeasibly paid and performed in full in cash, the Loan Parties shall remain bound by the terms of this Agreement and the other Loan Documents and shall not be relieved of any of their Obligations hereunder or under any other Loan Document, and the Agent and the Lenders shall retain all their rights and remedies hereunder and under the other Loan Documents (including, without limitation, the Agent's Liens in and all rights and remedies with respect to all then existing and after-arising Collateral).
ARTICLEE 11

AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

             Section 11.1    Amendments and Waivers.
            (a)        Except as provided otherwise in this Section 11.1, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Loan Party therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders (or by the Agent at the written request of the Majority Lenders), and the Loan Parties (which signatures of the Loan Parties may be evidenced by the signature of the Parent pursuant to Section 13.21) and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
            (b)        No waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders and the Loan Parties (which signatures of the Loan Parties may be evidenced by the signature of the Parent pursuant to Section 13.21) and acknowledged by the Agent, do any of the following:
            (i)    increase or extend the Commitment of any Lender or amend the second sentence of Section 1.2(a);
            (ii)    postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;
            (iii)    reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;
            (iv)    change the percentage of the Commitments or of the aggregate unpaid principal amount of the Revolving Loans which is required for the Lenders or any of them to take any action hereunder;
            (v)    increase any of the percentages set forth in the definition of the Borrowing Base;
            (vi)    amend Section 3.8;
            (vii)    amend Section 7.24;
            (viii)    amend Section 7.31;
            (ix)    amend this Section 11.1 or any provision of this Agreement providing for consent or other action by all of the Lenders;
            (x)    release Collateral other than as permitted by Section 12.11;
            (xi)    change the definition of "Required Lenders" or "Majority Lenders";
            (xii)    increase the Maximum Revolver Amount, the Maximum Inventory Loan Amount, or the Letter of Credit Subfacility;
            (xiii)    release any Reserves maintained with respect to the Prudential Notes to an amount less than the outstanding principal and "Yield Maintenance Amount" (as determined by the Agent in the exercise of its reasonable credit judgment) payable with respect thereto or the $100MM Notes to an amount less than the outstanding principal payable with respect thereto except, in each case, in connection with payment in full of any such Debt;
            (xiv)    reduce any threshold of Availability contained in Section 3.4(b), Section 5.2(k), Section 7.6(b), the definition of Fixed Charge Coverage Measurement Date, the definition of Permitted Stock Repurchase, or the definition of Restricted Investment or
            (xv)    amend the Intercreditor Agreement.
            (c)    No waiver, amendment, or consent shall, unless in writing and signed by the Required Lenders and the Loan Parties (which signatures of the Loan Parties may be evidenced by the signature of the Parent pursuant to Section 13.21) and acknowledged by the Agent,
            (i)    amend any provision of Section 1.2(j), other than an amendment to the percentage of Lenders required to revoke the Agent's authorization to make Agent Advances which revocation shall not require the signature of any of Loan Parties,
            (ii)    amend Section 12.12(a),
            (iii)    increase the maximum amount of Non-Ratable Loans or Agent Advances which the Bank and the Agent, respectively, may make,
            (iv)    so long as the Prudential Notes have not been paid in full, waive any of the conditions in Section 8.2 if any Sharing Notice (as defined in the Intercreditor Agreement) is then in effect, or
            (v)    amend any of the criteria specified in clause (a) through clause (v) of the definition of Eligible Accounts or in clause (a) through clause (l) of the definition of Eligible Inventory.
            (d)        Notwithstanding the foregoing, (i) the Agent may, in its sole discretion and notwithstanding the limitations contained in Section 11.1(b)(v) and Section 11.1(b)(ix) and any other terms of this Agreement, make Non-Ratable Loans in accordance with Section 1.2(i) and make Agent Advances in an amount not to exceed $10,000,000 in accordance with Section 1.2(j), and no amendment, waiver, or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent under this Agreement or any other Loan Document and (ii) Schedule A-1 ("Commitments") may be amended from time to time by the Agent alone to reflect assignments of Commitments in accordance herewith.

            (e)        If, in connection with any proposed amendment, waiver, or consent

            (i)    requiring the consent of all of the Lenders, the consent of the Required Lenders is obtained, but the consent of the other Lenders is not obtained (any such Lender whose consent is not obtained as described in this clause (i) and in clause (ii) following being referred to as a "Non-Consenting Lender"), or
            (ii)    requiring the consent of the Required Lenders, the consent of the Majority Lenders is obtained, then, so long as the Agent is not a Non-Consenting Lender, at the Borrowers' request the Agent (in its individual capacity as a Lender) or an Eligible Assignee (with the Agent's approval) shall have the right (but not the obligation) to purchase from each Non-Consenting Lender, and each Non-Consenting Lender agrees that it shall sell, such Non-Consenting Lender's Commitments for an amount equal to the principal balances thereof and all accrued interest and fees with respect thereto through the date of sale pursuant to an Assignment and Acceptance, without premium or discount.
             Section 11.2    Assignments; Participations.
            (a)        Any Lender may, with the written consent of the Agent (which consent shall not be unreasonably withheld) and if no Default or Event of Default exists with the written consent of the Parent (which consent shall not be unreasonably withheld), assign and delegate to one or more Eligible Assignees (provided that no consent of the Parent or the Agent shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender or to another Lender) (each an "Assignee") all, or any ratable part of all, of the Revolving Loans, the Commitments, and the other rights and obligations of such Lender hereunder, in a minimum amount of $10,000,000 and integral amounts of $5,000,000 in excess thereof or all of such Lenders Revolving Loans and Commitments (provided that, unless an assignor Lender has assigned and delegated all of its Revolving Loans and Commitments, no such assignment and/or delegation shall be permitted unless, after giving effect thereto, such assignor Lender retains a Commitment in a minimum amount of $10,000,000); provided, however, that the Borrowers and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, shall have been given to the Borrowers and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Borrower and the Agent an Assignment and Acceptance in the form of Exhibit E (an "Assignment and Acceptance") together with any Note or Notes subject to such assignment, and (iii) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $5,000 (provided that the Agent may, in its discretion, waive such fee in connection with the initial syndication of the Commitments). The Borrowers agree to promptly execute and deliver new or replacement Revolving Notes as reasonably requested by the Agent to evidence assignments of the Revolving Loans and Commitments in accordance herewith.
            (b)        From and after the date that the Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations, including, but not limited to, the obligation to participate in Letters of Credit have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).
            (c)        By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement or any other Loan Document furnished pursuant hereto or the attachment, perfection, or priority of any Lien granted by the Loan Parties to the Agent or any Lender in the Collateral; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Loan Parties or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Agent, such assigning Lender, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers, including the discretionary rights and incidental power, as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
            (d)        Immediately upon satisfaction of the requirements of Section 11.2(a), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.
            (e)    Any Lender may at any time sell to one or more Participants participating interests in any Revolving Loans, the Commitment of that Lender, and the other interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrowers and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document except the matters set forth in Section 11.1(b)(i), Section 11.1(b)(ii), and Section 11.1(b)(iii), and (v) all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.
            (f)        Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board or U.S. Treasury Regulation 31 CFR '203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.
ARTICLE 12

THE AGENT

             Section 12.1    Appointment and Authorization. Each Lender hereby designates and appoints the Bank (acting in its capacity as the Agent) as its agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this Article 12. Without limiting the foregoing, each Lender acknowledges and confirms that the Agent's execution and delivery of the Intercreditor Agreement is sufficient to bind all of the Lenders thereto and that such Lender is expressly intended to be treated as, and shall be entitled to be treated as, a third party beneficiary thereto. The provisions of this Article 12 are solely for the benefit of the Agent and the Lenders and the Loan Parties shall have no rights as a third party beneficiary of any of the provisions contained herein other than as expressly provided in Section 12.10 and Section 12.11. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to, and shall not, connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the Borrowing Base, (b) the making of Agent Advances pursuant to Section 1.2(j), and (c) the exercise of remedies pursuant to Section 9.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

            Section 12.2    Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees, or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

            Section 12.3    Liability of the Agent. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation, or warranty made by any Loan Party or Affiliate of any Loan Party, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement, or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability, or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Loan Party's Affiliates.

            Section 12.4    Reliance by the Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, or telephone message, statement, or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to any Loan Party), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders (or such other percentage of Lenders as may be required hereunder) as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders (or such other percentage of Lenders if so required hereunder) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

            Section 12.5    Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Agent shall have received written notice from a Lender or a Loan Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Lenders in accordance with Article 9; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

            Section 12.6    Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Loan Parties and their Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition, and creditworthiness of the Loan Parties and their Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals, and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition, and creditworthiness of the Loan Parties. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition, or creditworthiness of any Loan Party which may come into the possession of any of the Agent-Related Persons.

            Section 12.7    Indemnification. WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED, THE LENDERS SHALL UPON DEMAND INDEMNIFY THE AGENT-RELATED PERSONS (TO THE EXTENT NOT REIMBURSED BY OR ON BEHALF OF THE LOAN PARTIES AND WITHOUT LIMITING THE OBLIGATION OF THE LOAN PARTIES TO DO SO), IN ACCORDANCE WITH THEIR PRO RATA SHARES, FROM AND AGAINST ANY AND ALL INDEMNIFIED LIABILITIES; PROVIDED, HOWEVER, THAT NO LENDER SHALL BE LIABLE FOR THE PAYMENT TO THE AGENT-RELATED PERSONS OF ANY PORTION OF SUCH INDEMNIFIED LIABILITIES (AS DEFINED HEREIN) RESULTING SOLELY FROM SUCH PERSON'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its Pro Rata Share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Loan Parties. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

            Section 12.8    The Agent in Individual Capacity. The Bank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Loan Party and its Affiliates as though the Bank were not the Agent hereunder and without notice to or consent of the Lenders. The Bank or its Affiliates may receive information regarding any Loan Party or its Affiliates and Account Debtors (including information that may be subject to confidentiality obligations in favor of any such Loan Party or Affiliate), and the Lenders acknowledge that the Agent and the Bank shall be under no obligation to provide such information to the Lenders. With respect to its Revolving Loans, the Bank as a Lender shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" include the Bank in its individual capacity.

            Section 12.9    Successor Agent. The Agent may resign as Agent upon at least thirty (30) days prior notice to the Lenders and the Borrowers, such resignation to be effective upon the acceptance of a successor agent to its appointment as the Agent. In the event the Bank sells all of its Commitments and Revolving Loans as part of a sale, transfer, or other disposition by the Bank of substantially all of its loan portfolio, the Bank shall resign as the Agent. Subject to the foregoing, if the Agent resigns (the "resigning Agent") under this Agreement, the Majority Lenders, with the consent of the Parent if no Default or Event of Default is in existence (which consent shall not be unreasonably withheld), shall appoint from among the Lenders a successor agent for the Lenders (the "successor Agent"). If no successor Agent is appointed prior to the effective date of the resignation of the resigning Agent, the resigning Agent may appoint, after consulting with the Lenders and the Borrowers, a successor Agent from among the Lenders. Upon the acceptance of its appointment as the successor Agent, the successor Agent shall succeed to all the rights, powers, and duties of the resigning Agent and the term "Agent" shall mean the successor Agent and the resigning Agent's appointment, powers, and duties as the Agent shall be terminated. The fees payable by the Loan Parties to a successor Agent shall be the same as those payable to the resigning Agent, unless otherwise agreed among the Loan Parties and the successor Agent. After any resigning Agent's resignation hereunder as the Agent, the provisions of this Article 12 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.

            Section 12.10    Withholding Tax.

            (a)        If any Lender is a "foreign corporation, partnership, or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent, to deliver to the Agent and the Parent:
            (i)    if such Lender claims an exemption from, or a reduction of, withholding tax under a U.S. tax treaty, two (2) properly completed and executed IRS Forms W-8BEN and W-8ECI before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;
            (ii)    if such Lender claims that interest paid under this Agreement is exempt from U.S. withholding tax because it is effectively connected with a U.S. trade or business of such Lender, two (2) properly completed and executed copies of IRS Form W-8ECI before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and
            (iii)    such other form or forms as may be required under the Code or other laws of the U.S. as a condition to exemption from, or reduction of, U.S. withholding tax.
Such Lender agrees to promptly notify the Agent and the Parent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

            (b)        If any Lender claims exemption from, or reduction of, withholding tax under a U.S. tax treaty by providing IRS Form W-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to notify the Agent and the Parent of the percentage amount in which it is no longer the beneficial owner of Obligations owing to such Lender. To the extent of such percentage amount, the Agent and the Parent will treat such Lender's IRS Form W-8BEN as no longer valid.

            (c)        If any Lender claiming exemption from U.S. withholding tax by filing IRS Form W-8ECI with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

            (d)        If any Lender is entitled to a reduction in the applicable withholding tax, the Agent or any Borrower may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by clause (a) preceding are not delivered to the Agent and the Parent, then the Agent or any Borrower may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

            (e)        If the IRS or any other Governmental Authority of the U.S. or other jurisdiction asserts a claim that the Agent or any Borrower did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent or any Borrower of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent or any Borrower fully for all amounts paid, directly or indirectly, by the Agent or any Borrower as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section 12.10, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this clause (e) shall survive the payment of all Obligations and the resignation or replacement of the Agent.

             Section 12.11    Collateral Matters.
            (a)        The Lenders hereby irrevocably authorize the Agent, at its option and in its sole discretion, to release any Agent's Liens upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full of all Revolving Loans and reimbursement obligations in respect of Letters of Credit, and the termination or collateralization as provided in Section 1.4(g) of all outstanding Letters of Credit (whether or not any of such obligations are due) and all other Obligations; (ii) constituting property being sold or disposed of if the Loan Party disposing of such property certifies to the Agent that the sale or disposition is made in compliance with Section 7.9 (and the Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which no Loan Party owned any interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, the Agent will not release any of the Agent's Liens without the prior written authorization of the Lenders; provided that the Agent may, in its discretion, release the Agent's Liens on Collateral valued in the aggregate not in excess of $10,000,000 during each Fiscal Year without the prior written authorization of the Lenders, and the Agent may release the Agent's Liens on Collateral valued in the aggregate not in excess of $20,000,000 during each Fiscal Year with the prior written authorization of the Majority Lenders. Upon request by the Agent or the Loan Parties at any time, the Lenders will confirm in writing the Agent's authority to release any Agent's Liens upon particular types or items of Collateral pursuant to this Section 12.11.
            (b)        Upon receipt by the Agent of any authorization required pursuant to Section 12.11(a) from the Lenders of the Agent's authority to release any Agent's Liens upon particular types or items of Collateral, and upon at least five (5) Business Days prior written request by the Loan Parties, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agent's Liens upon such Collateral; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Borrowers in respect of) all interests retained by the Borrowers, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.
            (c)        The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by any Loan Party or is cared for, protected, or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion given the Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.
            Section 12.12    Restrictions on Actions by the Lenders; Sharing of Payments.
            (a)        Each of the Lenders agrees that it shall not, without the express consent of the Required Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of the Required Lenders, setoff against the Obligations, any amounts owing by such Lender to any Loan Party or any accounts of any Loan Party now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any action to enforce its rights under this Agreement or any other Loan Document or against any Loan Party, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.
            (b)        If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations owing to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender's ratable portion of all such distributions by the Agent, such Lender shall promptly (1) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.
            Section 12.13    Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Liens, for the benefit of the Agent and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other Requirement of Law of the U.S. or Canada can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or otherwise deal with such Collateral in accordance with the Agent's instructions.

            Section 12.14    Payments by the Agent to the Lenders. All payments to be made by the Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each Lender pursuant to wire transfer instructions delivered in writing to the Agent on or prior to the Closing Date (or if such Lender is an Assignee, delivered with or in the applicable Assignment and Acceptance), or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, premium, or interest on the Revolving Loans or otherwise. Unless the Agent receives notice from the Borrowers prior to the date on which any payment is due to the Lenders that the Borrowers will not make such payment in full as and when required, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers have not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

            Section 12.15    Settlement.

            (a)        Each Lender's funded portion of the Revolving Loans is intended by the Lenders to be equal at all times to such Lender's Pro Rata Share of the outstanding Revolving Loans. Notwithstanding such agreement, the Agent, the Bank, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by the Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans, including the Non-Ratable Loans and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:
            (i)    The Agent shall request settlement (a "Settlement") with the Lenders on at least a weekly basis, or on a more frequent basis at the Agent's election, (A) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan, (B) for itself, with respect to each Agent Advance, and (C) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy, telephone, e-mail, or other similar form of transmission, of such requested Settlement, no later than 12:00 noon (Chicago, Illinois time) on the date of such requested Settlement (the "Settlement Date"). Each Lender (other than the Bank, in the case of Non-Ratable Loans and the Agent in the case of Agent Advances) shall transfer the amount of such Lender's Pro Rata Share of the outstanding principal amount of the Non-Ratable Loans and Agent Advances with respect to which Settlement is requested to the Agent, to such account of the Agent as the Agent may designate, not later than 2:00 p.m. (Chicago, Illinois time), on the Settlement Date applicable thereto. Settlements may occur during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in Article 8 have then been satisfied. Such amounts transferred to the Agent shall be applied against the amounts of the applicable Non-Ratable Loan or Agent Advance and, together with the portion of such Non-Ratable Loan or Agent Advance representing the Bank's Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders, respectively. If any such amount is not transferred to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after the Settlement Date and thereafter at the Interest Rate then applicable to the Base Rate Revolving Loans (Y) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan, and (Z) for itself, with respect to each Agent Advance.
            (ii)    Notwithstanding the foregoing, not more than one (1) Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Agent has requested a Settlement with respect to a Non-Ratable Loan or Agent Advance), each other Lender (A) shall irrevocably and unconditionally purchase and receive from the Bank or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Non-Ratable Loan or Agent Advance equal to such Lender's Pro Rata Share of such Non-Ratable Loan or Agent Advance and (B) if Settlement has not previously occurred with respect to such Non-Ratable Loans or Agent Advances, upon demand by the Bank or the Agent, as applicable, shall pay to the Bank or the Agent, as applicable, as the purchase price of such participation an amount equal to one-hundred percent (100%) of such Lender's Pro Rata Share of such Non-Ratable Loans or Agent Advances. If such amount is not in fact transferred to the Agent by any Lender, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to Base Rate Revolving Loans.
            (iii)    From and after the date, if any, on which any Lender purchases an undivided interest and participation in any Non-Ratable Loan or Agent Advance pursuant to clause (ii) preceding, the Agent shall promptly distribute to such Lender, such Lender's Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Non-Ratable Loan or Agent Advance.
            (iv)    Between Settlement Dates, to the extent no Agent Advances are outstanding, the Agent may pay over to the Bank any payments received by the Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to the Bank's Revolving Loans including Non-Ratable Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to the Bank's Revolving Loans (other than to Non-Ratable Loans or Agent Advances in which a Lender has not yet funded its purchase of a participation pursuant to clause (ii) preceding), as provided for in the previous sentence, the Bank shall pay to the Agent for the accounts of the Lenders, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, the Bank with respect to Non-Ratable Loans, the Agent with respect to Agent Advances, and each Lender with respect to the Revolving Loans other than Non-Ratable Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by the Bank, the Agent, and the other Lenders.
            (v)    Unless the Agent has received written notice from a Lender to the contrary, the Agent may assume that the applicable conditions precedent set forth in Article 8 have been satisfied and the requested Borrowing will not exceed Availability on any Funding Date for a Revolving Loan or Non-Ratable Loan.
            (b)       The Lenders' Failure to Perform. All Revolving Loans (other than Non-Ratable Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, (ii) no failure by any Lender to perform its obligation to make any Revolving Loans hereunder shall excuse any other Lender from its obligation to make any Revolving Loans hereunder, and (iii) the obligations of each Lender hereunder shall be several, not joint and several.

            (c)       Defaulting Lenders. Unless the Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one (1) Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Agent such Lender's Pro Rata Share of such Borrowing, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Funding Date. Furthermore, the Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If any Lender has not transferred its full Pro Rata Share to the Agent in immediately available funds and if the Agent has transferred a corresponding amount to the Borrowers on the Business Day following such Funding Date the applicable Lender shall make such amount available to the Agent, together with interest at the Federal Funds Rate for that day. A notice by the Agent submitted to any Lender with respect to amounts owing shall be conclusive, absent manifest error. If each Lender's full Pro Rata Share is transferred to the Agent as required, the amount transferred to the Agent shall constitute such Lender's Revolving Loan for all purposes of this Agreement. If any such amount is not transferred to the Agent on the Business Day following the Funding Date, the Agent will notify the Borrowers of such failure to fund and, upon demand by the Agent, the Borrowers shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the Revolving Loans comprising that particular Borrowing. The failure of any Lender to make any Revolving Loan on any Funding Date (any such Lender, prior to the cure of such failure, being hereinafter referred to as a "Defaulting Lender") shall not relieve any other Lender of its obligation hereunder to make a Revolving Loan on such Funding Date. No Lender shall be responsible for any other Lender's failure to advance such other Lenders' Pro Rata Share of any Borrowing.

            (d)        Retention of Defaulting Lender's Payments. The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by any Borrower to the Agent for the Defaulting Lender's benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent. In its discretion, the Agent may loan the Borrowers the amount of all such payments received or retained by it for the account of such Defaulting Lender. Any amounts so loaned to the Borrowers shall bear interest at the rate applicable to Base Rate Revolving Loans and for all other purposes of this Agreement shall be treated as if they were Revolving Loans, provided, however, that for purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender". Until a Defaulting Lender cures its failure to fund its Pro Rata Share of any Borrowing (i) such Defaulting Lender shall not be entitled to any portion of the Unused Line Fee and (ii) the Unused Line Fee shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested Borrowing and shall be allocated among such performing Lenders ratably based upon their relative Commitments. This Section shall remain effective with respect to such Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by any Loan Party of its duties and obligations hereunder.

            (e)        Removal of Defaulting Lender. At the Borrowers' request, the Agent or an Eligible Assignee reasonably acceptable to the Agent and the Borrowers shall have the right (but not the obligation) to purchase from any Defaulting Lender, and each Defaulting Lender shall, upon such request, sell and assign to the Agent or such Eligible Assignee, all of the Defaulting Lender's outstanding Commitments hereunder. Such sale shall be consummated promptly after the Agent has arranged for a purchase by the Agent or an Eligible Assignee pursuant to an Assignment and Acceptance, and at a price equal to the outstanding principal balance of the Defaulting Lender's Loans, plus accrued interest and fees, without premium or discount.

             Section 12.16    Letters of Credit; Intra-Lender Issues.
            (a)        Notice of Letter of Credit Balance. On each Settlement Date, the Agent shall notify each Lender of the issuance of all Letters of Credit since the prior Settlement Date.
            (b)        Participations in Letters of Credit.
            (i)    Purchase of Participations. Immediately upon issuance of any Letter of Credit in accordance with Section 1.4(d), each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation equal to such Lender's Pro Rata Share of the face amount of such Letter of Credit in connection with the issuance of such Letter of Credit (including all obligations of the Borrower for whose account such Letter of Credit was issued, and any security therefor or guaranty pertaining thereto).
            (ii)    Sharing of Reimbursement Obligation Payments. Whenever the Agent receives a payment from a Borrower on account of reimbursement obligations in respect of a Letter of Credit as to which the Agent has previously received for the account of the Agent or the Letter of Credit Issuer payment from a Lender, the Agent shall promptly pay to such Lender such Lender's Pro Rata Share of such payment from such Borrower. Each such payment shall be made by the Agent on the next Settlement Date.
            (iii)    Documentation. Upon the request of any Lender, the Agent shall furnish to such Lender copies of any Letter of Credit, reimbursement agreements executed in connection therewith, applications for any Letter of Credit, and such other documentation as may reasonably be requested by such Lender.
            (iv)    Obligations Irrevocable. The obligation of each Lender to make payments to the Agent with respect to any Letter of Credit or with respect to their participation therein or with respect to the Revolving Loans made as a result of a drawing under a Letter of Credit and the obligation of the Borrowers to make payments to the Agent, for the account of the Lenders, with respect to any Letter of Credit shall be irrevocable and shall not be subject to any qualification or exception whatsoever, including any of the following circumstances:
            (A)    any lack of validity or enforceability of this Agreement or any of the other Loan Documents;
            (B)    the existence of any claim, setoff, defense, or other right which any Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Agent, the Letter of Credit Issuer, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between such Borrower or any other Person and the beneficiary named in any Letter of Credit);
            (C)    any draft, certificate, or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
            (D)    the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;
            (E)    the occurrence of any Default or Event of Default; or
            (F)    the failure of the Borrowers to satisfy the applicable conditions precedent set forth in Article 8.
             (c)       Recovery or Avoidance of Payments; Refund of Payments in Error. In the event any payment by or on behalf of any Borrower received by the Agent with respect to any Letter of Credit and distributed by the Agent to the Lenders on account of their respective participations therein is thereafter set aside, avoided, or recovered from the Agent in connection with any receivership, liquidation, or bankruptcy proceeding, the Lenders shall, upon demand by the Agent, pay to the Agent their respective Pro Rata Shares of such amount set aside, avoided, or recovered, together with interest at the rate required to be paid by the Agent upon the amount required to be repaid by it. Unless the Agent receives notice from the Borrowers prior to the date on which any payment is due to the Lenders that the Borrowers will not make such payment in full as and when required, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers have not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

            (d)       Indemnification by the Lenders. To the extent not reimbursed by the Borrowers and without limiting the obligations of the Borrowers hereunder, the Lenders agree to indemnify the Letter of Credit Issuer ratably in accordance with their respective Pro Rata Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Letter of Credit Issuer in any way relating to or arising out of any Letter of Credit or the transactions contemplated thereby or any action taken or omitted by the Letter of Credit Issuer under any Letter of Credit or any Loan Document in connection therewith; provided that no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Letter of Credit Issuer promptly upon demand for its Pro Rata Share of any costs or expenses payable by any Borrower to the Letter of Credit Issuer, to the extent that the Letter of Credit Issuer is not promptly reimbursed for such costs and expenses by a Borrower. The agreement contained in this Section shall survive payment in full of all other Obligations.

             Section 12.17    Concerning the Collateral and the Related Loan Documents.
            (a)        Each Lender authorizes and directs the Agent to enter into the other Loan Documents, for the ratable benefit and obligation of the Agent and the Lenders. Each Lender agrees that any action taken by the Agent, the Required Lenders, the Majority Lenders, or all Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Agent, the Required Lenders, the Majority Lenders, or all Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders. The Lenders acknowledge that the Revolving Loans, Agent Advances, Non-Ratable Loans, Hedge Agreements, Bank Products, and all interest, fees, and expenses hereunder constitute one Debt, secured pari passu by all of the Collateral.
            (b)        Without limiting the generality of clause (a) preceding, for the purposes of creating a solidarite active in accordance with Article 1541 of the Civil Code of Quebec, between each Lender, taken individually, and the Agent, each Loan Party and each Lender acknowledges and agrees with the Agent that such Lender and the Agent are conferred the legal status of solidary creditors of each Loan Party in respect of all Obligations, present and future, owed by each Loan Party to each such Lender and the Agent (collectively, the "Solidary Claim"). Accordingly, but subject (for the avoidance of doubt) to Article 1542 of the Civil Code of Quebec, each Loan Party is irrevocably bound to the Agent and each Lender in respect of the entire Solidary Claim of the Agent and such Lender. As a result of the foregoing, the parties hereto acknowledge that the Agent and each Lender shall at all times have a valid and effective right of action for the entire Solidary Claim of the Agent and such Lender and the right to give full acquittance for it. accordingly, without limiting the generality of the foregoing, the Agent, as solidary creditor with each Lender, shall at all times have a valid and effective right of action in respect of all Obligations, present and future, owed by each Loan Party to the Agent and to the Lenders or any of them and the right to give a full acquittance for the same. The parties further agree and acknowledge that the Agent's Liens on the Collateral shall be granted to the Agent, for its own benefit and for the benefit of the Lenders.
            Section 12.18    Field Audit and Examination Reports; Disclaimer by the Lenders. The Agent agrees to conduct not less than two (2) field audit and examinations of the Loan Parties each calendar year and to request not less than two (2) appraisals by an experienced and reputable independent appraiser acceptable to the Agent of the Inventory of the Loan Parties each calendar year. By signing this Agreement, each Lender:
            (a)        is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, the "Reports") prepared by or on behalf of the Agent;
            (b)        expressly agrees and acknowledges that neither the Bank nor the Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;
            (c)        expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent, the Bank, or any other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties' books and records, as well as on representations of the Loan Parties' personnel;
            (d)        agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and
            (e)        without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of the Borrowers; and (ii) to pay and protect, and indemnify, defend, and hold the Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including Attorney Costs) incurred by the Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.
            Section 12.19    Relation Among the Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.

            Section 12.20    Co-Agents. None of the Lenders identified on the cover page or signature pages of this Agreement as a "syndication agent," or "co-agent" shall have any right, power, obligation, liability, responsibility, or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as a "syndication agent," or "co-agent" shall have or be deemed to have any fiduciary relationship with any other Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

ARTICLEE 13

MISCELLANEOUS

            Section 13.1    No Waivers; Cumulative Remedies. No failure by the Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement hereto, or in any other agreement between or among any Loan Party and the Agent and/or any Lender, or delay by the Agent or any Lender in exercising the same, will operate as a waiver thereof. Subject to Section 11.1, no waiver by the Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Agent or the Lenders on any occasion shall affect or diminish the Agent's and each Lender's rights thereafter to require strict performance by the Loan Parties of any provision of this Agreement. The Agent and the Lenders may proceed directly to collect the Obligations without any prior recourse to the Collateral. The Agent's and each Lender's rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Agent or any Lender may have.

            Section 13.2    Severability. The illegality or unenforceability of any provision of this Agreement, any other Loan Document, or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement, any other Loan Document, or any instrument or agreement required hereunder.

            Section 13.3    Governing Law; Choice of Forum; Service of Process.

            (a)        THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS, PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF ILLINOIS; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.
            (b)        ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE U.S. LOCATED IN COOK COUNTY, ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE LOAN PARTIES, THE AGENT, AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE LOAN PARTIES, THE AGENT, AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING (i) THE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY LOAN PARTY OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (ii) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.
            (c)        TO THE MAXIMUM EXTENT ALLOWED BY ANY APPLICABLE REQUIREMENT OF LAW, EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO SUCH LOAN PARTY AT ITS ADDRESS SET FORTH IN SECTION 13.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED TEN (10) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.
            Section 13.4    Waiver of Jury Trial. EACH OF THE LOAN PARTIES, THE LENDERS, AND THE AGENT IRREVOCABLY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING, OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT, OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH OF THE LOAN PARTIES, THE LENDERS, AND THE AGENT AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM, OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

            Section 13.5    Survival of Representations and Warranties. All representations and warranties of the Loan Parties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Agent or the Lenders or their respective agents.

            Section 13.6    Other Security and Guaranties. The Agent may, without notice or demand and without affecting the Loan Parties' obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce, or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

            Section 13.7    Fees and Expenses. Each Borrower agrees to pay to the Agent, for its benefit, on demand, all costs and expenses that the Agent pays or incurs in connection with the negotiation, preparation, syndication, consummation, administration, enforcement, and termination of this Agreement or any of the other Loan Documents, including: (a) Attorney Costs; (b) costs and expenses (including Attorney Costs) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches, title insurance, and environmental audits; (d) taxes, fees, and other charges for filing financing statements and continuations and other actions to perfect, protect, and continue the Agent's Liens (including costs and expenses paid or incurred by the Agent in connection with the consummation of this Agreement); (e) sums paid or incurred to pay any amount or take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take; (f) costs of appraisals, (g) costs of inspections, field examinations, and verifications of the Collateral and the Loan Parties operations by the Agent, including travel, lodging, and meals, plus the Agent's then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $750 per day (or portion thereof) for each Person retained or employed by the Agent with respect to each field examination or audit); provided that the Borrowers shall be required to pay the cost of any such field examinations and inspections only four (4) times in any calendar year and whenever an Event of Default exists; and (h) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral. In addition, the Borrowers agree to pay costs and expenses incurred by the Agent (including Attorney Costs) to the Agent, for its benefit, on demand, and to the other Lenders for their benefit, on demand, and all reasonable fees, expenses, and disbursements incurred by such other Lenders for one law firm retained by such other Lenders, in each case, paid or incurred to obtain payment of the Obligations, enforce the Agent's Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Agent or any Lender arising out of the transactions contemplated hereby (including preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Loan Parties. All of the foregoing costs and expenses shall be charged to the Borrowers' Loan Account as Revolving Loans as described in Section 3.7.

            Section 13.8    Notices. Except as otherwise provided herein, all notices, demands, and requests that any party is required or elects to give to any other party shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail or courier service, (b) four (4) days after it shall have been mailed by U.S. mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

            If to the Agent or to the Bank:

Bank of America, National Association
231 S. LaSalle Street
Chicago, Illinois 60604
Attention: Beverly J. Gray, Senior Vice President
Telecopy No.: (312) 974-8744             If to any Loan Party: c/o Brown Shoe Company, Inc.
8300 Maryland Avenue
St. Louis, Missouri 63105
Attention: Chief Financial Officer
Telecopy No.: (314) 854-2152

with a copy to (provided that failure to provide such copy shall not render any such notice ineffective):

Bryan Cave LLP
One Metropolitan Square
211 North Broadway, Suite 3600
St. Louis, Missouri 63102-2750
Attention: William F. Seabaugh, Esq.
Telecopy No.: (314) 259-2020

 or to such other address as each party may designate for itself by like notice. For purposes of providing any notice to a Lender, such notice shall be delivered to such Lender at the address for notice of such Lender set forth on the signature pages of this Agreement or on the most recent Assignment and Acceptance to which such Lender is a party. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration, or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration, or other communication.

            Section 13.9    Waiver of Notices. Unless otherwise expressly provided herein, each Borrower waives presentment, notice of demand or dishonor, protest as to any instrument, notice of intent to accelerate the Obligations, and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on any Borrower which the Agent or any Lender may elect to give shall entitle any Borrower to any or further notice or demand in the same, similar, or other circumstances.

            Section 13.10    Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; provided, however, that no interest herein may be assigned by any Loan Party without the prior written consent of the Agent and each Lender. The rights and benefits of the Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof. Additionally, each Lender, including, without limitation, any Lender which becomes a party hereto after the Closing Date, agrees that the terms, conditions, covenants, and other agreements contained in the Intercreditor Agreement (and any amendments or modifications thereto) are binding and enforceable against such Lender with the same force and effect as if such Lender were a party thereto and that the Agent is fully authorized and directed to enter into the Intercreditor Agreement (and any amendments or modifications thereto) on behalf of such Lender. To the extent any provision of this Agreement conflicts with or is inconsistent with the provisions of the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall govern and control unless otherwise provided therein; provided that, and notwithstanding the foregoing, the provisions of the Intercreditor Agreement are not intended amongst the Lenders party to this Agreement, to modify or amend the manner of application of funds as set forth in this Agreement and related documents. Any amounts distributable hereunder to the Lenders party to this Agreement shall be applied in accordance with the priorities set forth herein and in the related documents, regardless of how such payments are characterized or the order of priority under the Intercreditor Agreement.

            Section 13.11    Indemnity of the Agent and the Lenders by the Loan Partes.

            (a)        EACH LOAN PARTY AGREES TO DEFEND, INDEMNIFY, AND HOLD THE AGENT-RELATED PERSONS, AND EACH LENDER AND EACH OF ITS RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, COUNSEL, REPRESENTATIVES, AGENTS, AND ATTORNEYS-IN-FACT (EACH, AN "INDEMNIFIED PERSON") HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, CHARGES, EXPENSES, AND DISBURSEMENTS (INCLUDING ATTORNEY COSTS) OF ANY KIND OR NATURE WHATSOEVER WHICH MAY AT ANY TIME (INCLUDING AT ANY TIME FOLLOWING REPAYMENT OF THE LOANS AND THE TERMINATION, RESIGNATION, OR REPLACEMENT OF THE AGENT OR REPLACEMENT OF ANY LENDER) BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST ANY SUCH PERSON IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY DOCUMENT CONTEMPLATED BY OR REFERRED TO HEREIN, OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY ACTION TAKEN OR OMITTED BY ANY SUCH PERSON UNDER OR IN CONNECTION WITH ANY OF THE FOREGOING, INCLUDING WITH RESPECT TO ANY INVESTIGATION, LITIGATION, OR PROCEEDING (INCLUDING ANY INSOLVENCY PROCEEDING OR APPELLATE PROCEEDING) RELATED TO OR ARISING OUT OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR THE REVOLVING LOANS OR THE USE OF THE PROCEEDS THEREOF, WHETHER OR NOT ANY INDEMNIFIED PERSON IS A PARTY THERETO (ALL THE FOREGOING, COLLECTIVELY, THE "INDEMNIFIED LIABILITIES"); PROVIDED THAT THE LOAN PARTIES SHALL HAVE NO OBLIGATION HEREUNDER TO (i) ANY INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES RESULTING SOLELY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PERSON OR (ii) TO ANY SUCH COUNSEL FOR ANY ALLEGED OR ACTUAL MALPRACTICE RESULTING FROM THE NEGOTIATION AND PREPARATION OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR IF SUCH COUNSEL IS FOUND BY A COURT OF COMPETENT JURISDICTION TO BE RESPONSIBLE OR LIABLE FOR ANY INDEMNIFIED LIABILITIES. THE AGREEMENTS IN THIS SECTION 13.11 SHALL SURVIVE PAYMENT OF ALL OTHER OBLIGATIONS.
            (b)        EACH LOAN PARTY AGREES TO INDEMNIFY, DEFEND, AND HOLD HARMLESS THE AGENT AND THE LENDERS FROM ANY LOSS OR LIABILITY DIRECTLY OR INDIRECTLY ARISING OUT OF THE USE, GENERATION, MANUFACTURE, PRODUCTION, STORAGE, RELEASE, THREATENED RELEASE, DISCHARGE, DISPOSAL, OR PRESENCE OF A HAZARDOUS SUBSTANCE RELATING TO ANY LOAN PARTY'S OPERATIONS, BUSINESS, OR PROPERTY. THIS INDEMNITY WILL APPLY WHETHER THE HAZARDOUS SUBSTANCE IS ON, UNDER, OR ABOUT ANY LOAN PARTY'S PROPERTY OR OPERATIONS OR PROPERTY LEASED TO ANY LOAN PARTY. THE INDEMNITY INCLUDES BUT IS NOT LIMITED TO REASONABLE ATTORNEY FEES AND EXPENSES. THE INDEMNITY EXTENDS TO THE AGENT AND THE LENDERS, THEIR AFFILIATES, SUBSIDIARIES, AND ALL OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS, ATTORNEYS, AND ASSIGNS. AS USED IN THIS CLAUSE (b), "HAZARDOUS SUBSTANCES" MEANS ANY SUBSTANCE, MATERIAL, OR WASTE THAT IS OR BECOMES DESIGNATED OR REGULATED AS ATOXIC," "HAZARDOUS," "POLLUTANT," OR "CONTAMINANT" OR A SIMILAR DESIGNATION OR REGULATION UNDER ANY FEDERAL, STATE, OR LOCAL LAW (WHETHER UNDER COMMON LAW, STATUTE, REGULATION, OR OTHERWISE) OR JUDICIAL OR ADMINISTRATIVE INTERPRETATION OF SUCH, INCLUDING PETROLEUM OR NATURAL GAS. THIS INDEMNITY WILL SURVIVE REPAYMENT OF ALL OTHER OBLIGATIONS.
            Section 13.12    Limitation of Liability. NO CLAIM MAY BE MADE BY ANY LOAN PARTY, ANY LENDER, OR OTHER PERSON AGAINST THE AGENT, ANY LENDER, ANY LOAN PARTY, OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, REPRESENTATIVES, AGENTS, OR ATTORNEYS-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH LOAN PARTY AND EACH LENDER HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

            Section 13.13    Final Agreement. This Agreement and the other Loan Documents (including, without limitation, the certain Postclosing Agreement dated concurrently herewith among the Loan Parties, the Agent, and the Lenders party to this Agreement on the Closing Date) are intended by the Loan Parties, the Agent, and the Lenders to be the final, complete, and exclusive expression of the agreement between them. This Agreement and the other Loan Documents supersede any and all prior oral or written agreements relating to the subject matter hereof and thereof. No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the Loan Parties and a duly authorized officer of each of the Agent, the Required Lenders, the Majority Lenders, or all of the Lenders, as applicable.

            Section 13.14    Counterparts. This Agreement and the other Loan Documents may be executed in any number of counterparts, and by the Agent, each Lender, and the Loan Parties in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document and a telecopy of any such executed signature page shall be valid as an original.

            Section 13.15    Captions. The captions contained in this Agreement and the other Loan Documents are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

        Section 13.16   Right of Setoff. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Revolving Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Borrowers, any such notice being waived by the Borrowers to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or any Affiliate of such Lender to or for the credit or the account of the Borrowers against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrowers and the Agent after any such setoff and application made by such Lender; provided, however, the failure to give such notice shall not affect the validity of such setoff and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SETOFF, BANKER'S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF ANY BORROWER HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN UNANIMOUS CONSENT OF THE LENDERS.

            Section 13.17    Confidentiality.

            (a)        Each Loan Party hereby consents that the Agent and each Lender may issue and disseminate to the public general information describing the credit accommodation entered into pursuant to this Agreement, including the name and address of the Loan Parties and a general description of the Loan Parties' business and may, with the Parent's prior written consent, use each Loan Party's name in advertising and other promotional material.
        (b)        Each Lender severally agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information provided to the Agent or such Lender by or on behalf of any Loan Party, under this Agreement or any other Loan Document, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Agent or such Lender, or (ii) was or becomes available on a nonconfidential basis from a source other than a Loan Party, provided that such source is not bound by a confidentiality agreement with a Loan Party known to the Agent or such Lender; provided, however, that the Agent and any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Agent or such Lender is subject or in connection with an examination of the Agent or such Lender by any such Governmental Authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (d) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Agent, any Lender or their respective Affiliates may be party; (e) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (f) to the Agent's or such Lender's independent auditors, accountants, attorneys, and other professional advisors; (g) to any prospective Participant or Assignee, actual or potential, provided that such prospective Participant or Assignee agrees to keep such information confidential to the same extent required of the Agent and the Lenders hereunder; (h) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which any Loan Party is party or is deemed party with the Agent or such Lender; and (i) to its Affiliates.
            Section 13.18    Conflicts with other Loan Documents. Unless otherwise expressly provided in this Agreement (or in another Loan Document by specific reference to the applicable provision contained in this Agreement), if any provision contained in this Agreement conflicts with any provision of any other Loan Document, the provision contained in this Agreement shall govern and control.

            Section 13.19    Joint and Several Liability. All Revolving Loans, upon funding, shall be deemed to be jointly funded to and received by the Borrowers. Each Borrower jointly and severally agrees to pay, and shall be jointly and severally liable under this Agreement for, all Obligations, regardless of the manner or amount in which proceeds of Revolving Loans are used, allocated, shared, or disbursed by or among the Borrowers themselves, or the manner in which the Agent and/or any Lender accounts for such Revolving Loans or other extensions of credit on its books and records. Each Borrower shall be liable for all amounts due to the Agent and/or any Lender under this Agreement, regardless of which Borrower actually receives Revolving Loans or other extensions of credit hereunder or the amount of such Revolving Loans and extensions of credit received or the manner in which the Agent and/or such Lender accounts for such Revolving Loans or other extensions of credit on its books and records. Each Borrower's Obligations with respect to Revolving Loans and other extensions of credit made to it, and such Borrower's Obligations arising as a result of the joint and several liability of such Borrower hereunder, with respect to Revolving Loans made to the other Borrowers hereunder, shall be separate and distinct obligations, but all such Obligations shall be primary obligations of such Borrower. Each Borrower's obligations under this Agreement and as an obligor under a Guaranty Agreement shall be separate and distinct obligations. Each Borrower's obligations under this Agreement shall, to the fullest extent permitted by law, be unconditional irrespective of (i) the validity or enforceability, avoidance, or subordination of the Obligations of any other Borrower or of any promissory note or other document evidencing all or any part of the Obligations of any other Borrower, (ii) the absence of any attempt to collect the Obligations from any other Borrower, any Guarantor, or any other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance, or granting of any indulgence by the Agent and/or any Lender with respect to any provision of any instrument evidencing the Obligations of any other Borrower or Guarantor, or any part thereof, or any other agreement now or hereafter executed by any other Borrower or Guarantor and delivered to the Agent and/or any Lender, (iv) the failure by the Agent and/or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations of any other Borrower or Guarantor, (v) the Agent's and/or any Lender's election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code or under any similar provision of the BIA or the Companies Creditors Arrangement Act (Canada), (vi) any borrowing or grant of a security interest by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code or under any similar provision of the BIA or the Companies Creditors Arrangement Act (Canada), (vii) the disallowance of all or any portion of the Agent's and/or any Lender's claim(s) for the repayment of the Obligations of any other Borrower under Section 502 of the Bankruptcy Code or under any similar provision of the BIA or the Companies Creditors Arrangement Act (Canada), or (viii) any other circumstances which might constitute a legal or equitable discharge or defense of a guarantor or of any other Borrower. With respect to any Borrower's Obligations arising as a result of the joint and several liability of the Borrowers hereunder with respect to Revolving Loans or other extensions of credit made to any of the other Borrowers hereunder, such Borrower waives, until the Obligations shall have been paid in full and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which the Agent and/or any Lender now has or may hereafter have against any other Borrower, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to the Agent and/or any Lender to secure payment of the Obligations or any other liability of any Borrower to the Agent and/or any Lender. Upon any Event of Default, the Agent may proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against any other Borrower or any other Person, or against any security or collateral for the Obligations. Each Borrower consents and agrees that the Agent shall be under no obligation to marshal any assets in favor of any Borrower or against or in payment of any or all of the Obligations.

            Section 13.20    Contribution and Indemnification Among the Borrowers. Each Borrower is obligated to repay the Obligations as joint and several obligors under this Agreement. To the extent that any Borrower shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Revolving Loans made to another Borrower hereunder or other Obligations incurred directly and primarily by any other Borrower (an "Accommodation Payment"), then the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Borrowers in an amount, for each of such other Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower's Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Borrowers. As of any date of determination, the "Allocable Amount" of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (a) rendering such Borrower "insolvent" within the meaning of Section 101 (31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act ("UFTA") or Section 2 of the Uniform Fraudulent Conveyance Act ("UFCA"), (b) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA. All rights and claims of contribution, indemnification, and reimbursement under this Section shall be subordinate in right of payment to the prior payment in full of the Obligations. The provisions of this Section shall, to the extent expressly inconsistent with any provision in any Loan Document, supersede such inconsistent provision.

            Section 13.21    Agency of the Parent for Each Other Loan Party. Each of the Loan Parties other than the Parent irrevocably appoints the Parent as its agent for all purposes relevant to this Agreement, including the giving and receipt of notices and execution and delivery of all documents, instruments, and certificates contemplated herein (including, without limitation, execution and delivery to the Agent of Borrowing Base Certificates, Notices of Borrowing, and Notices of Continuation/Conversion) and all modifications hereto. Any agreement, acknowledgment, consent, direction, certification, or other action which might otherwise be valid or effective only if given or taken by all or any of the Loan Parties or acting singly, shall be valid and effective if given or taken only by the Parent, whether or not any of the other Loan Parties joins therein, and the Agent and the Lenders shall have no duty or obligation to make further inquiry with respect to the authority of the Parent under this Section 13.21, provided that nothing in this Section 13.21 shall limit the effectiveness of, or the right of the Agent and the Lenders to rely upon, any notice (including without limitation a Notice of Borrowing or a Notice of Continuation/Conversion), document, instrument, certificate, acknowledgment, consent, direction, certification, or other action delivered by any Loan Party pursuant to this Agreement.

            Section 13.22    Additional Loan Parties. Addition of any Person as a party to this Agreement is subject to approval of the Agent and the Majority Lenders, and may be conditioned upon such requirements as they may determine in their discretion, including, without limitation, (a) the furnishing of such financial and other information as the Agent or any such Lender may request; (b) approval by all appropriate approval authorities of the Agent and each such Lender; (c) execution and delivery by the then existing Loan Parties, such Person, the Agent, and the Majority Lenders of such agreements and other documentation (including, without limitation, an amendment to this Agreement or any other Loan Document), and the furnishing by such Person or any of the Loan Parties of such certificates, opinions, and other documentation, as the Agent and any such Lender may request. Neither the Agent nor any Lender shall have any obligation to approve any such Person for addition as a party to this Agreement.

            Section 13.23    Express Waivers By Loan Parties In Respect of Cross Guaranties and Cross Collateralization. Each Loan Party agrees as follows:

            (a)        Each Loan Party hereby waives, to the extent permitted by law: (i) notice of acceptance of this Agreement; (ii) notice of the making of any Revolving Loans, the issuance of any Letter of Credit, or any other financial accommodations made or extended under the Loan Documents or the creation or existence of any Obligations; (iii) notice of the amount of the Obligations, subject, however, to such Loan Party's right to make inquiry of the Agent to ascertain the amount of the Obligations at any reasonable time; (iv) notice of any adverse change in the financial condition of any other Loan Party or of any other fact that might increase such Loan Party's risk with respect to such other Loan Party under the Loan Documents; (v) notice of presentment for payment, demand, protest, and notice thereof as to any promissory notes or other instruments among the Loan Documents; and (vii) all other notices (except if such notice is specifically required to be given to such Loan Party hereunder or under any of the other Loan Documents to which such Loan Party is a party) and demands to which such Loan Party might otherwise be entitled;
        (b)        Each Loan Party hereby waives, to the extent permitted by law, the right by statute or otherwise to require the Agent or any Lender to institute suit against any other Loan Party or to exhaust any rights and remedies which the Agent or any Lender has or may have against any other Loan Party. Each Loan Party further waives any defense arising by reason of any disability or other defense of any other Loan Party (other than the defense that the Obligations shall have been fully and finally performed and indefeasibly paid) or by reason of the cessation from any cause whatsoever of the liability of any such Loan Party in respect thereof.
        (c)        Each Loan Party hereby waives, to the extent permitted by law, and agrees not to assert against the Agent, any Lender, or the Letter of Credit Issuer: (i) any defense (legal or equitable), setoff, counterclaim, or claim which such Loan Party may now or at any time hereafter have against any other Loan Party or any other party liable under the Loan Documents; (ii) any defense, setoff, counterclaim, or claim of any kind or nature available to any other Loan Party against the Agent, any Lender, the Bank, or the Letter of Credit Issuer, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Obligations or any security therefor; (iii) any right or defense arising by reason of any claim or defense based upon an election of remedies by the Agent, any Lender, the Bank, or the Letter of Credit Issuer under any applicable law; (iv) the benefit of any statute of limitations affecting any other Loan Party's liability hereunder;
        (d)        Each Loan Party consents and agrees, to the extent permitted by law, that, without notice to or by such Loan Party and without affecting or impairing the obligations of such Loan Party hereunder, the Agent may (subject to any requirement for consent of any of the Lenders to the extent required by this Agreement), by action or inaction: (i) compromise, settle, extend the duration or the time for the payment of, or discharge the performance of, or may refuse to or otherwise not enforce the Loan Documents; (ii) release all or any one or more parties to any one or more of the Loan Documents or grant other indulgences to any other Loan Party in respect thereof; (iii) amend or modify in any manner and at any time (or from time to time) any of the Loan Documents; or (iv) release or substitute any Person liable for payment of the Obligations, or enforce, exchange, release, or waive any security for the Obligations or any Guaranty of the Obligations;
Each Loan Party represents and warrants to the Agent and the Lenders that such Loan Party is currently informed of the financial condition of all other Loan Parties and all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Loan Party further represents and warrants that such Loan Party has read and understands the terms and conditions of the Loan Documents. Each Loan Party agrees that neither the Agent, any Lender, the Bank, nor the Letter of Credit Issuer has any responsibility to inform any Loan Party of the financial condition of any other Loan Party or of any other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

            Section 13.24    Payment Currency. Unless otherwise specified, all payments under this Agreement or any of the other Loan Documents, whether constituting payments of principal or interest on Revolving Loans, fees, costs or expenses, or other Obligations payable of any kind, shall be made in Dollars. To the extent any payments or proceeds of Collateral are received by or on behalf of the Agent in currency other than Dollars ("foreign currency"), for application to the Obligations, the amount to be applied and credited to the Obligations shall be equal (and limited) to the amount in Dollars which could be received on the Business Day following the Agent's receipt thereof in immediately available funds, in exchange for such foreign currency at the applicable exchange rate available to the Agent on the date of such exchange, less associated costs and expenses.

        Section 13.25   Judgment Currency. If, for the purpose of obtaining judgment in any court in any jurisdiction with respect to this Agreement or any other Loan Document or the Collateral, it becomes necessary to convert into the currency of such jurisdiction (herein called the "Judgment Currency") any amount due hereunder in any currency other than the Judgment Currency, then conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which judgment is given. For this purpose, "rate of exchange" means the rate at which the Agent is able, on the relevant date, to sell the currency of the amount due hereunder in Chicago, Illinois against the Judgment Currency. In the event that there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given and the date of payment of the amount due, each Loan Party agrees that it will, on the date of payment, pay such additional amounts (if any) as may be necessary to ensure that the amount paid on such date is the amount in the Judgment Currency which, when converted at the rate of exchange prevailing on the date of payment, is the amount then due under this Agreement in Dollars. Any additional amount due under this Section 13.26 will be due as a separate indebtedness and shall not be affected by judgment being obtained for any other sums due under or in respect of this Agreement or any other Loan Document.

[Remainder of page intentionally left blank]

            IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

BORROWERS AND GUARANTORS:   BROWN SHOE COMPANY, INC.   By:    /s/ Andrew M. Rosen
Name:
Title:   BROWN GROUP INTERNATIONAL, INC.   By:    /s/ Andrew M. Rosen
Name:
Title:

BROWN GROUP RETAIL, INC.

  By:    /s/ Andrew M. Rosen
Name:
Title:

CLAYTON LICENSE, INC.

  By:    /s/ Andrew M. Rosen
Name:
Title:

PAGODA TRADING COMPANY, INC.

  By:    /s/ Andrew M. Rosen
Name:
Title:

SIDNEY RICH ASSOCIATES, INC.

  By:    /s/ Andrew M. Rosen
Name:
Title:
    GUARANTOR:   BROWN SHOE COMPANY OF CANADA LTD   By:    /s/ Andrew M. Rosen
Name:
Title:

AGENT:

  BANK OF AMERICA, NATIONAL ASSOCIATION   By:  /s/ Beverly J. Gray
Name:  Beverly J. Gray
Title:     Sr. Vice President   LENDERS:   BANK OF AMERICA, NATIONAL ASSOCIATION   By:  /s/ Beverly J. Gray
Name:  Beverly J. Gray
Title:     Sr. Vice President   Address for Notices:

Bank of America, National Association
231 S. LaSalle Street
Chicago, Illinois 60604
Attention: Beverly J. Gray, Senior Vice President
Telecopy No.: (312) 974-8744

FLEET RETAIL FINANCE INC.

  By:    /s/ Betsy Ratto
Name:   Betsy Ratto
Title:      Managing Director

Address for Notices:

Fleet Retail Finance Inc.
40 Broad Street
Boston, Massachusetts 02109
Attention: Betsy Ratto
Telecopy No.: (617) 434-4339

ANNEX A

to
Credit Agreement

Definitions, Accounting Terms, and Interpretive Provisions

DEFINITIONS:

            Capitalized terms wherever used in the Loan Documents shall have the following respective meanings (unless otherwise defined therein):

            "$100MM Notes" means the certain 92% Senior Notes due 2006 issued pursuant to the certain Indenture, dated as of October 1, 1996, between Brown Group, Inc., as "Issuer", and State Street Bank and Trust Company, as "Trustee", and includes, as applicable, each agreement, certificate, document, instrument, or supplement entered into or delivered in connection therewith and any amendment, restatement, supplement, or other modification thereto.

            "Account" means, with respect to any Person, any of such Person's now owned and hereafter acquired or arising accounts, as defined in the UCC, including, without limitation, any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance, and "Accounts" means all of the foregoing.

            "Accommodation Payment" has the meaning specified in Section 13.20.

            "Account Debtor" means each Person obligated in any way on or in connection with an Account, Chattel Paper, or General Intangibles (including a payment intangible).

            "ACH Transactions" means any cash management or related services including, without limitation, the automated clearinghouse transfer of funds by the Bank for the account of any Borrower pursuant to agreement or overdrafts.

            "Adjusted Net Earnings from Operations" means, with respect to any fiscal period of the Parent, the Parent's and its Subsidiaries' net income after provision for income taxes for such fiscal period, as determined in accordance with GAAP and reported on the Financial Statements for such period, excluding any and all of the following included in such net income: (a) gain or loss arising from the sale of any capital assets; (b) gain or loss arising from any write-up or write-down in the book value of any fixed or intangible assets; (c) earnings or losses of any Person, substantially all the assets of which have been acquired by the Parent or any Subsidiary of the Parent in any manner, to the extent realized by such other Person prior to the date of acquisition; (d) earnings or losses of any Person (other than a Subsidiary of the Parent) in which the Parent or any consolidated Subsidiary of the Parent has an ownership interest unless (and only to the extent) any such earnings shall actually have been received by the Parent or such consolidated Subsidiary in the form of cash distributions; (e) gains or losses arising from the acquisition of debt or equity securities of the Parent or any Subsidiary of the Parent or from cancellation or forgiveness of Debt; (f) gains or losses arising from extraordinary items, as determined in accordance with GAAP; (g) gains or losses arising from any non-recurring non-cash transactions; (h) gains or losses arising from any non-recurring cash transactions up to $3,000,000 after taxes in the aggregate in any Fiscal Year; (i) gains or losses from the non-recurring charge the Parent and its Subsidiaries expect to take in the fourth Fiscal Quarter of the Parent's Fiscal Year ending February 2, 2002, as reflected in Schedule A-5, related to (1) incremental inventory markdowns at Famous Footwear, (2) severance and related costs associated with the implementation of a shared services platform, (3) costs associated with closing Naturalizer retail stores, (4) costs associated with management transition at Famous Footwear, (5) the writeoff of goodwill related to Shoes.com, Inc., and (6) costs associated with redeeming the $100MM Notes and the writeoff of deferred debt issuance costs related to the $100MM Notes and the certain Credit Agreement, dated as of November 20, 2000, among the Parent, certain Subsidiaries of the Parent as guarantors, Bank One, NA as administrative agent, and the lenders party thereto and the costs to modify or redeem the Prudential Notes, (j) external consulting costs incurred in the Fiscal Year ending February 2, 2002 and the Fiscal Year ending February 1, 2003 related to "Project IMPACT" up to a maximum amount of $5,000,000 before taxes in each such Fiscal Year, and (k) operating losses to be incurred in the Fiscal Year ending February 1, 2003 by the Naturalizer retail stores to be closed, up to a maximum amount of $3,000,000 after taxes; provided that nothing in this definition of Adjusted Net Earnings from Operations shall be deemed to permit any acquisition that is prohibited by this Agreement.

            "Affected Lender" has the meaning specified in Section 4.8.

            "Affiliate" means, as to any Person (the "subject Person"), any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, the subject Person or which owns, directly or indirectly, five percent (5.0%) or more of the outstanding Capital Stock of the subject Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

            "Agent" means the Bank, solely in its capacity as administrative or collateral agent for the Lenders, and any successor administrative or collateral agent.

            "Agent Advances" has the meaning specified in Section 1.2(j).

            "Agent-Related Persons" means the Agent, together with its Affiliates, and the officers, directors, employees, counsel, representatives, agents, and attorneys-in-fact of the Agent and its Affiliates.

            "Agent's Letter" means that certain letter agreement, dated as of November 16, 2001, between the Parent, Banc of America Securities LLC, and the Agent, as such letter agreement may be amended, restated, or otherwise modified from time to time.

            "Agent's Liens" means the Liens in the Collateral granted to the Agent, for the benefit of the Lenders, the Bank, and the Agent pursuant to this Agreement and the other Loan Documents.

            "Aggregate Revolver Outstandings" means, at any time, the sum, without duplication, of (a) the unpaid principal balance of the Revolving Loans, (b) the aggregate undrawn face amount of all outstanding Letters of Credit, and (c) the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit.

            "Agreement" means the Credit Agreement to which this Annex A is attached, as amended, restated, or otherwise modified from time to time.

            "Allocable Amount" has the meaning specified in Section 13.20.

            "Anniversary Date" means an anniversary of the Closing Date.

            "Applicable Margin" means, as of the Closing Date,

            (a) with respect to Base Rate Revolving Loans and all other Obligations (other than LIBOR Rate Revolving Loans), 0.25%; and
            (b) with respect to LIBOR Rate Revolving Loans, 2.25%;
in each case subject to adjustment from time to time thereafter to the applicable percentage specified corresponding to the Fixed Charge Coverage Ratio, as set forth below, respectively:
Fixed Charge Coverage Ratio	Base Rate Revolving Loans	LIBOR Rate Revolving Loans
Less than or equal to 1.00 to 1.00	0.75%	2.75%
Greater than 1.00 to 1.00 but less or equal to 1.20 to 1.00	0.50%	2.50%
Greater than 1.20 to 1.00 but less or equal to 1.60 to 1.00	0.25%	2.25%
Greater than 1.60 to 1.00	0.00%	2.00%

For the purpose of determining any such adjustments to the Applicable Margin, the Fixed Charge Coverage Ratio shall be determined for the immediately preceding twelve (12) months based upon the Parent's Financial Statements dated as of the last day of each of its respective Fiscal Quarters, beginning with the Fiscal Quarter ending February 1, 2003, delivered to the Agent and the Lenders as required by Section 5.2(a) or Section 5.2(b) (with respect to the Financial Statements for each Fiscal Quarter which is not the last Fiscal Quarter of any Fiscal Year), and any such adjustment, if any, shall become effective prospectively on and after the first day of the calendar month following the calendar month after the date of delivery of such Financial Statements to the Agent and the Lenders. Concurrently with the delivery of such Financial Statements, the Parent shall deliver to the Agent and the Lenders a certificate, signed by its chief financial officer or chief accounting officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margin. In the event the Loan Parties fail to timely deliver any such Financial Statements, in addition to any other remedy provided for in this Agreement, the Applicable Margin shall be deemed to be equal to the highest level set forth in the preceding table, until the first day of the first calendar month following the delivery of such Financial Statements at which time the Applicable Margin shall be determined, prospectively, in accordance with the terms hereof. If a Default or Event of Default exists at the time any reduction in the Applicable Margin is to be implemented, such reduction shall not occur until the first day of the first calendar month following the date on which such Default or Event of Default is waived or cured.

            "Asset Disposition" means, with respect to any Person, the sale, lease or other disposition of any asset of such Person, excluding any Asset Disposition by any Loan Party to any other Loan Party and dispositions of obsolete or surplus property of an immaterial amount in the ordinary course of business, other than the sale of Inventory or the use of cash or cash equivalents in the ordinary course of business.

            "Assignee" has the meaning specified in Section 11.2(a).

            "Assignment and Acceptance" has the meaning specified in Section 11.2(a).

            "Attorney Costs" means and includes all reasonable fees, expenses, and disbursements of any law firm or other counsel engaged by the Agent and the reasonably allocated costs and expenses of internal legal services of the Agent.

            "Availability" means, at any time (a) the lesser of (i) the Maximum Revolver Amount or (ii) the Borrowing Base, minus (b) the Aggregate Revolver Outstandings.

            "Bank" means Bank of America, National Association, a national banking association, or any successor entity thereto.

            "Bank Product Reserves" means all reserves which the Agent from time to time establishes in the exercise of its reasonable credit judgment for the Bank Products then provided or outstanding to the extent such Bank Products involve a credit risk to the Bank.

            "Bank Products" means any one or more of the following types of services or facilities extended to any Loan Party by the Bank or any Affiliate of the Bank in reliance on the Bank's agreement to indemnify such Affiliate: (a) credit cards; (b) ACH Transactions; (c) cash management, including, without limitation, controlled disbursement services; and (d) Hedge Agreements.

            "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C. ' 101 et seq.).

            "Base Rate" means, for any day, the rate per annum equal to the higher of (a) the Federal Funds Rate for such day, plus one-half percent (0.50%) or (b) the Prime Rate for such day. Any change in the Base Rate due to a (y) change in the Federal Funds Rate shall take effect on the effective date of such change, or (z) change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of such change. Each Interest Rate based upon the Base Rate shall be adjusted simultaneously with any change in the Base Rate.

            "Base Rate Revolving Loan" means a Revolving Loan during any period in which it bears interest based on the Base Rate.

            "BIA" means the Bankruptcy and Insolvency Act (Canada) and all regulations thereunder.

            "Blocked Account Agreement" means an agreement among one or more of the Loan Parties, the Agent, and a Clearing Bank, in form and substance reasonably satisfactory to the Agent, concerning the collection of payments which represent the proceeds of Accounts or of any other Collateral.

            "Borrower" means, separately and individually, any of the Parent, Brown International, Brown Retail, Clayton, Pagoda, and Rich, and any other Person who becomes a party to this Agreement as a "Borrower" pursuant to the terms hereof, jointly, severally, and collectively, and "Borrowers" means more than one or all of the foregoing Persons, jointly, severally, and collectively, as the context requires.

            "Borrowing" means a borrowing hereunder consisting of Revolving Loans made on the same day by the Lenders to the Borrowers, or any of them, or by the Bank (in the case of a Borrowing funded by Non-Ratable Loans) or by the Agent (in the case of a Borrowing consisting of an Agent Advance), or the issuance of a Letter of Credit hereunder.

            "Borrowing Base" means, at any time, an amount equal to the lesser of (a) the Maximum Revolver Amount, minus (i) the amount of any Reserves established with respect to the Prudential Notes or (b) the sum of (i) eighty-five percent (85.0%) of the Net Amount of Eligible Accounts, plus (ii) the lesser of (A) the Inventory Advance Rate, multiplied by Eligible Inventory or (B) the Maximum Inventory Loan Amount, minus (iii) Reserves.

            "Borrowing Base Certificate" means a certificate by a Responsible Officer of the Borrowers, or the Parent on behalf of the Borrowers, substantially in the form of Exhibit F (or another form acceptable to the Agent) setting forth the calculation of the Borrowing Base, including a calculation of each component thereof (including to the extent a Borrower has received notice of any Reserve from the Agent, any of the Reserves included in such calculation pursuant to clause (b) of the definition of Borrowing Base), all in such detail as shall be reasonably satisfactory to the Agent. All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by the Borrowers, or the Parent on behalf of the Borrowers, and certified to the Agent; provided that the Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation (a) to reflect its reasonable estimate of declines in value of any of the Collateral described therein, and (b) to the extent that such calculation is not in accordance with this Agreement.

            "Brown Canada" means Brown Shoe Company of Canada Ltd, a Canadian corporation, and its successors and assigns.

            "Brown International" means Brown Group International, Inc., a Delaware corporation, and its successors and assigns.

            "Brown Retail" means Brown Group Retail, Inc., a Delaware corporation, and its successors and assigns.

            "Business Day" means (a) any day that is not a Saturday, Sunday, or a day on which banks in Chicago, Illinois or Charlotte, North Carolina are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings, and payments in connection with the LIBOR Rate or LIBOR Rate Revolving Loans, any day that is a Business Day pursuant to clause (a) preceding and that is also a day on which trading in Dollars is carried on by and between banks in the London interbank market.

            "Canadian Security Documents" means, collectively, a general security agreement and a hypothec on moveable property executed by Brown Canada, for the benefit of the Agent and the Lenders and for the benefit of the holders of the Prudential Notes as such agreements may be amended, restated, or otherwise modified from time to time, and any other such agreements, documents, or instruments as may be executed by any Loan Party which is organized under the laws of Canada or any province or territory thereof or any other Loan Party with respect to any Collateral located in Canada.

            "Capital Adequacy Regulation" means any guideline, request, or directive of any central bank or other Governmental Authority, or any other law, rule, or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

            "Capital Expenditures" means all payments due (whether or not paid during any fiscal period) in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year, including, without limitation, those costs arising in connection with the direct or indirect acquisition of such asset by way of increased product or service charges or in connection with a Capital Lease, but excluding any asset acquired in connection with a Permitted Acquisition and any asset acquired with the proceeds of any insurance or condemnation award.

            "Capital Lease" means any lease of property by a Loan Party which, in accordance with GAAP, should be reflected as a capital lease on the consolidated balance sheet of the Parent.

            "Capital Stock" means any and all corporate stock, units, shares, partnership interests, membership interests, equity interests, rights, securities, or other equivalent evidences of ownership (howsoever designated) issued by any Person.

            "Change of Control" means the occurrence of any of the following: (a) except as allowed by Section 7.9, the adoption of a plan relating to the liquidation or dissolution of the Parent or any other Borrower; (b) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of a direct or indirect majority in interest (more than fifty percent (50.0%)) of the voting power of the voting stock of the Parent by way of merger or consolidation or otherwise; (c) during any period of twelve (12) consecutive calendar months, individuals (i) who were members of the Management Group of the Parent on the first day of such period, or (ii) whose election or nomination for election to the Management Group of the Parent was recommended or approved by at least a majority of the Management Group then still in office who were members of the Management Group of the Parent on the first day of such period, or whose election or nomination for election was so approved, shall cease to constitute a majority of the Management Group of the Parent; or (d) except as allowed by Section 7.9, any Borrower (other than the Parent) shall cease to be a Wholly-Owned Subsidiary of the Parent.

            "Chattel Paper" means each Loan Party's now owned or hereafter acquired chattel paper, as defined in the UCC, including electronic chattel paper.

            "Civil Code" means the Civil Code of Quebec, and all regulations thereunder, as amended from time to time, and any successor statutes.

            "Clayton" means Clayton License, Inc., a Delaware corporation, and its successors and assigns.

            "Clearing Bank" means the Bank or any other banking institution with whom a Payment Account has been established pursuant to a Blocked Account Agreement.

            "Closing Date" means the date of this Agreement as specified in the introductory paragraph.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time and any successor statute and the regulations promulgated thereunder.

            "Collateral" means (a) all of the "Collateral", as such term is defined in the Parent Security Agreement or the Subsidiary Security Agreement (b) all other personal property at any time subject to the Agent's Liens (including, without limitation, any property of any foreign Subsidiary of the Parent which is subject to the Agent's Liens pursuant to any Canadian Security Documents), and (c) all accessions to, substitutions for and replacements, products and proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing.

            "Commitment" means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "Commitment" on Schedule A-1 or on the signature page of the most recent Assignment and Acceptance to which such Lender is a party, as such Commitment may be adjusted from time to time in accordance with the provisions of Section 11.2, and "Commitments" means, collectively, the aggregate amount of the Commitments of all of the Lenders.

            "Compliance Certificate' has the meaning specified in Section 5.2(d).

            "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls ("PCBs"), or any constituent of any such substance or waste.

            "Continuation/Conversion Date" means the effective date of (a) any conversion of LIBOR Rate Revolving Loans to Base Rate Revolving Loans or of Base Rate Revolving Loans to LIBOR Rate Revolving Loans or (b) any continuation of LIBOR Rate Revolving Loans as LIBOR Rate Revolving Loans.

            "Debt" means, without duplication, with respect to any Person (the "subject Person") all liabilities, obligations, and indebtedness of the subject Person to any other Person, of any kind or nature, now or hereafter owing, arising, due, or payable, howsoever evidenced, created, incurred, acquired, or owing, whether primary, secondary, direct, contingent, fixed, or otherwise, consisting of indebtedness for borrowed money or the deferred purchase price of property, excluding trade payables, but including, without in any way limiting the generality of the foregoing: (a) in the case of the Borrowers, the Obligations; (b) all indebtedness, liabilities, and obligations of any Person secured by any Lien on the subject Person's property, even if the subject Person shall not have assumed or become liable for the payment thereof; provided, however, that all such indebtedness, liabilities, and obligations which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the subject Person prepared in accordance with GAAP; (c) all indebtedness, liabilities, and obligations created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by the subject Person, even if the rights and remedies of the lessor, seller, or lender thereunder are limited to repossession of such property; provided, however, that all such indebtedness, liabilities, and obligations which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the subject Person prepared in accordance with GAAP; (d) all indebtedness, liabilities, and obligations under Guaranties of Debt; and (e) the present value (discounted at the Base Rate) of lease payments due under synthetic leases.

            "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured, waived, or otherwise remedied during such time) constitute an Event of Default.

            "Default Rate" means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate, plus (b) two percent (2.00%) per annum. Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate. In addition, with respect to Letters of Credit, the Default Rate shall mean the Letter of Credit Fee Percentage, plus two percent (2.00%) per annum.

            "Defaulting Lender" has the meaning specified in Section 12.15(c).

            "Deposit Accounts" means with respect to any Person, all "deposit accounts" as such term is defined in the UCC, now or hereafter held in the name of such Person.

            "Designated Account" has the meaning specified in Section 1.2(d).

            "Distribution" means, with respect to any Person (other than a natural person): (a) the payment or making of any dividend or other distribution of property in respect of such Person's Capital Stock (or any options or warrants for, or other rights with respect to, such Capital Stock) of such Person, other than distributions solely in such Person's Capital Stock (or any options or warrants for, or other rights with respect to, such Capital Stock) of the same class; or (b) the redemption or other acquisition by such Person of any Capital Stock (or any options or warrants for, or other rights with respect to, such Capital Stock) of such Person; provided that (x) the issuance or redemption of the Parent's Capital Stock to or by any employee of any Loan Party in the ordinary course of the Parent's business, (y) the issuance to holders of Capital Stock of the Parent of rights to acquire additional Capital Stock on the occurrence of any specified event or circumstance, and (z) any redemption of rights to acquire additional stock under the Parent's current "poison pill" rights agreement (as such agreement may be amended or replaced) but only if the redemption price thereunder is not in excess of the redemption price existing under such agreement as of the Closing Date, shall not constitute a Distribution hereunder.

            "Documents" means all documents as such term is defined in the UCC, including bills of lading, warehouse receipts, or other documents of title, now owned or hereafter acquired by any Loan Party.

            "DOL" means the United States Department of Labor or any successor department or agency.

            "Dollar" and "$" means dollars in the lawful currency of the U.S. Unless otherwise specified, all payments under this Agreement shall be made in Dollars.

            "Domestic Subsidiary" means any Subsidiary of a Person organized under the laws of the U.S. or any state thereof.

            "EBITDA" means, with respect to any fiscal period of the Parent, Adjusted Net Earnings from Operations, plus, to the extent deducted in the determination of Adjusted Net Earnings from Operations for such fiscal period, Interest Expense, plus Federal, state, local, and foreign income taxes, plus depreciation and amortization, in each case for the Parent and its Subsidiaries on a consolidated basis in accordance with GAAP.

            "Eligible Accounts" means the Accounts of a Loan Party which the Agent in the exercise of its reasonable credit judgment determines to be Eligible Accounts. Without limiting the discretion of the Agent to establish other criteria of ineligibility, Eligible Accounts shall not, unless the Agent in its reasonable credit judgment elects, include any Account:

            (a) with respect to which more than ninety (90) days have elapsed since the date of the original invoice therefor or which is more than sixty (60) days past due; provided that Eligible Accounts may include up to $3,000,000 of Accounts for which more than ninety (90) days but less than one hundred twenty (120) days has elapsed since the date of the original invoice therefor, but which is less than sixty (60) days past due, in the ordinary course of the Loan Parties' business;
            (b) with respect to which any of the representations, warranties, covenants, and agreements contained in the Security Agreement are incorrect or have been breached;
            (c) with respect to which Account, in whole or in part, a check, promissory note, draft, trade acceptance, or other instrument for the payment of money has been received, presented for payment, and returned uncollected for any reason;
            (d) which represents a progress billing (as hereinafter defined) or as to which the applicable Loan Party has extended the time for payment without the consent of the Agent (for the purposes hereof, "progress billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon such Loan Party's completion of any further performance under such contract or agreement);
            (e) with respect to which any one or more of the following events has occurred to the Account Debtor on such Account: (i) death or judicial declaration of incompetency of such Account Debtor who is a natural person; (ii) the filing by or against such Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the Bankruptcy Code, the BIA, or other similar Requirement of Law of any jurisdiction or any other bankruptcy, insolvency, or similar laws of the U.S., any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; (iii) the making of any general assignment by such Account Debtor for the benefit of creditors; (iv) the appointment of a receiver or trustee for such Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a "custodian," as defined in the Bankruptcy Code; (v) the institution by or against such Account Debtor of any other type of insolvency proceeding (under the Bankruptcy Code, the BIA, or other similar Requirement of Law of any jurisdiction or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, such Account Debtor; (vi) the sale, assignment, or transfer of all or any material part of the assets of such Account Debtor; (vii) the nonpayment generally by such Account Debtor of its debts as they become due; or (viii) the cessation of the business of such Account Debtor as a going concern;
            (f) if fifty percent (50.0%) or more of the aggregate Dollar amount of outstanding Accounts owed at such time by the Account Debtor thereon is classified as ineligible pursuant to the other provisions of this definition;
            (g) owed by an Account Debtor which (i) does not maintain its chief executive office in the U.S. or Canada, (ii) is not organized under the laws of the U.S. or Canada or any political subdivision, state, or province thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, except to the extent that such Account is secured or payable by a letter of credit satisfactory to the Agent in its discretion;
            (h) owed by an Account Debtor which is an Affiliate or employee of such Loan Party;
            (i) except as provided in clause (k) following, with respect to which either the perfection, enforceability, or validity of the Agent's Liens in such Account, or the Agent's right or ability to obtain direct payment to the Agent of the proceeds of such Account, is governed by any federal, state, or local statutory requirements other than those of the UCC, PPSA, Civil Code, or the Mortgages Act of Ontario;
            (j) owed by an Account Debtor to which a Loan Party, is indebted in any way, or which is subject to any right of setoff or recoupment by the Account Debtor, unless the Account Debtor has entered into an agreement reasonably acceptable to the Agent to waive setoff rights, or if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account due from such Account Debtor, but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute, or claim;
            (k) owed by the government of the U.S. or Canada, or any department, agency, public corporation, or other instrumentality thereof, unless, in the case of the U.S., the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. ' 3727 et seq.), and any other steps necessary to perfect the Agent's Liens therein, have been complied with to the Agent's satisfaction with respect to such Account;
            (l) owed by any state, province, municipality, or other political subdivision of the U.S. or any other government, country or jurisdiction, or any department, agency, public corporation, or other instrumentality thereof and as to which the Agent determines that its Lien therein is not or cannot be perfected;
            (m) which represents a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return (excluding sales subject to returns of defective merchandise returned in the ordinary course of business) basis;
            (n) which is evidenced by a promissory note or other instrument or by chattel paper;
            (o) with respect to which the Agent believes, in the exercise of its reasonable judgment, that the prospect of collection of such Account is impaired or that such Account may not be paid by reason of the Account Debtor's financial inability to pay;
            (p) with respect to which the Account Debtor is located in any state requiring the filing of a Notice of Business Activities Report or similar report in order to permit such Loan Party to seek judicial enforcement in such state of payment of such Account, unless such Loan Party has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year;
            (q) which arises out of a sale not made in the ordinary course of such Loan Party's business;
            (r) with respect to which the goods giving rise to such Account have not been shipped and delivered to and accepted by, or have been rejected or objected to by, the Account Debtor or the services giving rise to such Account have not been performed by such Loan Party, and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such goods or services;
            (s) owed by an Account Debtor, or group of affiliated Account Debtors, which is obligated to the Loan Parties respecting Accounts the aggregate unpaid balance of which exceeds twenty percent (20.0%) of the aggregate unpaid balance of all Accounts owed to the Loan Parties at such time by all of the Loan Parties' Account Debtors, but only to the extent of such excess;
            (t) which is not subject to a first priority and perfected security interest in favor of the Agent, for the benefit of the Agent and the Lenders;
            (u) with respect to which such Loan Party or the Agent has deemed such Account as uncollectible or has any reason to believe that such Account is uncollectible; and
            (v) which the Agent determines in its reasonable credit judgment is ineligible for any other reason.
If any Account at any time ceases to be an Eligible Account, then such Account shall promptly be excluded from the calculation of the Borrowing Base.

            "Eligible Assignee" means (a) a commercial bank, commercial finance company, or other asset based lender having total assets in excess of $1,000,000,000, (b) any Lender listed on the signature pages of this Agreement, (c) any Affiliate of any Lender, and (d) if an Event of Default has occurred and is continuing, any Person reasonably acceptable to the Agent.

            "Eligible Inventory" means Inventory, valued at the lower of cost (on a first-in, first-out basis) or market value, which the Agent, in its reasonable credit judgment, determines to be Eligible Inventory. Without limiting the discretion of the Agent to establish other criteria of ineligibility, Eligible Inventory shall not, unless the Agent in its reasonable credit judgment elects, include any Inventory:

            (a) that is not owned by a Loan Party, including Inventory held by a Loan Party on consignment;
            (b) that is not subject to the Agent's Liens (including any Lien in favor of the Agent for the benefit of the holders of the Prudential Notes), which are perfected as to such Inventory, or that is subject to any other Lien whatsoever (other than the Liens described in clause (e) of the definition of Permitted Liens, provided that such Permitted Liens (i) are junior in priority to the Agent's Liens or subject to Reserves and (ii) do not impair directly or indirectly the ability of the Agent to realize on or obtain the full benefit of the Collateral);
            (c) that does not consist of raw materials routinely used in the Loan Parties' business in an aggregate amount not in excess of $4,000,000 or that does not consist of finished goods;
            (d) that consists of work-in-process, chemicals, samples, prototypes, supplies, or packing and shipping materials;
            (e) that is not in good condition, is unmerchantable, or does not meet all standards imposed by any Governmental Authority, having regulatory authority over such goods or their use or sale;
            (f) except to the extent taken into account in the calculation of Orderly Liquidation Value, that is obsolete or is not currently either usable or salable, at prices approximating at least cost, in the normal course of such Loan Party's business, or that is slow moving or stale;
            (g) that is obsolete, defective, returned in an unsalable condition, repossessed, or used goods taken in trade;
            (h) that is located outside the U.S. or Canada or that is in transit from vendors or suppliers to the extent that any such Inventory in transit from vendors or suppliers (including, without limitation, Inventory shipped under and paid pursuant to import letters of credit) exceeds $35,000,000;
            (i) that is located in a public warehouse or in possession of a bailee or in a facility leased by such Loan Party, if the applicable warehouseman, bailee, or lessor has not delivered to the Agent, if requested by the Agent, a subordination agreement or cession of rank in form and substance reasonably satisfactory to the Agent or if a Reserve for rents or storage charges has not been established for Inventory at that location;
            (j) that contains or bears any Proprietary Rights licensed to a Loan Party by any Person, if the Agent is not satisfied that it may sell or otherwise dispose of such Inventory in accordance with the terms of the Security Agreement and Section 9.2 without infringing the rights of the licensor of such Proprietary Rights or violating any contract with such licensor (and without payment of any royalties other than any royalties due with respect to the sale or disposition of such Inventory pursuant to the existing license agreement), and, if the Agent deems it necessary, as to which such Loan Party has not delivered to the Agent a consent or sublicense agreement from such licensor in form and substance reasonably acceptable to the Agent;
            (k) that is not reflected in the details of a current perpetual inventory report (unless reflected in a report to the Agent as "in-transit" Inventory); or
            (l) that is Inventory acquired in connection with any acquisition, including a Permitted Acquisition, to the extent the Agent has not received an appraisal of such Inventory and completed an audit of such Inventory, in each case with results satisfactory to the Agent;
Notwithstanding the limitations in clauses (a) through (l) preceding, Eligible Inventory shall, without duplication but subject to the Agent's reasonable credit judgment as otherwise provided in the introduction to this definition, include Inventory that has not been shipped to a Loan Party and for which payment has been guaranteed pursuant to commercial Letters of Credit issued for the account of a Loan Party under this Agreement.

            "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for a Release or injury to the environment.

            "Environmental Laws" means all federal, state, provincial, or local laws, statutes, common law duties, rules, regulations, ordinances, and codes, together with all administrative orders, directed duties, licenses, authorizations, and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety, and land use matters.

            "Environmental Lien" means a Lien in favor of any Governmental Authority or any other Person for (a) any liability under Environmental Laws or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

            "Equipment" means, with respect to any Person, all of such Person's now owned and hereafter acquired machinery, equipment (as defined in the UCC), furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including embedded software, motor vehicles and other rolling stock with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, molds, and office equipment, as well as all of such types of property leased by such Person and all of such Person's rights and interests with respect thereto under such leases (including, without limitation, options to purchase), together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties, and rights with respect thereto, wherever any of the foregoing is located.

            "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

            "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with a Loan Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

            "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan, (b) a withdrawal by a Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by a Loan Party or any ERISA Affiliate from a Multi-employer Plan or notification that a Multi-employer Plan is in reorganization or insolvent, (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or the termination, insolvency, or reorganization of a Multi-employer Plan, (e) the occurrence of an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Borrower or any ERISA Affiliate.

            "Event of Default" has the meaning specified in Section 9.1.

            "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

            "Existing Letter of Credit" means each letter of credit issued by the Bank and outstanding on the Closing Date, as listed on Schedule A-4, and any other letters of credit issued by the Bank after December 17, 2001 and on or before the Closing Date, and "Existing Letters of Credit" means more than one Existing Letter of Credit, collectively.

            "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

            "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1.00%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Bank on such day on such transactions as determined by the Agent.

            "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

            "Financial Statements" means, according to the context in which used, the financial statements referred to in Section 5.2 and Section 6.6 or any other financial statements required to be given to the Agent or the Lenders pursuant to this Agreement.

            "Fiscal Period" means one of the three fiscal periods in a Fiscal Quarter each of which is approximately one month in duration. There are twelve (12) Fiscal Periods in each Fiscal Year.

            "Fiscal Quarter" means one of four thirteen (13) week or, if applicable, fourteen (14) week quarters in a Fiscal Year, with the first of such quarters beginning on the first day of a Fiscal Year and ending on Saturday of the thirteenth (or fourteenth, if applicable) week in such quarter.

            "Fiscal Year" means, with respect to the Parent, the Parent's Fiscal Year for financial accounting purposes. The current Fiscal Year of the Parent will end on February 2, 2002.

            "Fixed Charge Coverage Measurement Date" means the last day of any Fiscal Quarter of the Parent immediately preceding a measurement event. As used in this definition, "measurement event" means any failure of the Loan Parties to maintain Availability equal to or in excess of $35,000,000 on any day.

            "Fixed Charge Coverage Ratio" means, as of the end of any Fiscal Quarter, determined for the Parent and its Subsidiaries for the preceding four (4) Fiscal Quarters, the ratio of EBITDA to Fixed Charges.

            "Fixed Charges" means, for any period, as determined for the Parent and its Subsidiaries on a consolidated basis, without duplication, the sum of (a) Interest Expense during such period, (b) Capital Expenditures (excluding Capital Expenditures funded with Debt other than Revolving Loans) during such period, (c) scheduled principal payments of Debt payable over the course of the preceding four (4) Fiscal Quarters other than payments of the Prudential Notes, (d) Federal, state, local, and foreign income taxes, to the extent any such taxes are paid in cash during such period, and (e) Permitted Distributions during such period, excluding any Permitted Distributions under clause (a) of the definition thereof.

            "Foreign Plan" means any benefit plan established or maintained outside of the U.S. which a Loan Party maintains, sponsors, or to which such Person has any obligation or liability and which provides or otherwise makes available retirement or deferred benefits of any kind whatsoever to employees.

            "Funding Date" means the date on which a Borrowing occurs.

            "GAAP" means generally accepted accounting principles and practices set forth from time to time in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession).

            "General Intangibles" means, with respect to any Person, all of such Person's now owned or hereafter acquired general intangibles, as defined in the UCC, choses in action and causes of action and all other intangible personal property of such Person of every kind and nature (other than Accounts), including, without limitation, all contract rights, payment intangibles, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, trade secrets, goodwill, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to such Person in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to such Person from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which such Person is beneficiary, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged equity interests or Investment Property and any letter of credit, guarantee, claim, security interest, or other security held by or granted to such Person.

            "Goods" means, with respect to any Person, all "goods", as defined in the UCC, now owned or hereafter acquired by such Person, wherever located, including embedded software to the extent included in "goods", as defined in the UCC.

            "Governmental Authority" means any nation or government, any state, province, municipality, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, and any department, agency, board, commission, tribunal, committee, or instrumentality of any of the foregoing.

            "Guarantor" means each Borrower, Brown Canada, and each other Person who becomes a party to any Guaranty Agreement pursuant to the terms of this Agreement.

            "Guaranty" means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend, or other obligations of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services; provided that "Guaranty" shall not include endorsements for collections or deposits in the ordinary course of business.

            "Guaranty Agreement" means, collectively and individually (as applicable), the Parent Guaranty and the Subsidiary Guaranty, as the case may be.

            "Hedge Agreement" means any and all transactions, agreements, or documents now existing or hereafter entered into, which provide for an interest rate, credit, commodity, or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging a Person's exposure to fluctuations in interest or exchange rates, loan, credit exchange, security, or currency valuations, or commodity prices.

            "Indemnified Liabilities" has the meaning specified in Section 13.11(a).

            "Indemnified Person" has the meaning specified in Section 13.11(a).

            "Instruments" means, with respect to any Person, all instruments, as defined in the UCC, now owned or hereafter acquired by such Person.

            "Intercreditor Agreement" means the certain Intercreditor and Collateral Agency Agreement dated concurrently herewith among The Prudential Insurance Company of America, Pruco Life Insurance Company, and the Agent (as consented and agreed to by the Loan Parties), as such agreement may be amended, restated, or otherwise modified from time to time.

            "Interest Expense" means, with respect to any Person for any period, the interest expense of such Person for such period, determined in accordance with GAAP.

            "Interest Period" means, with respect to any LIBOR Rate Revolving Loan, the period commencing on the Funding Date of    such Revolving Loan or on the Continuation/Conversion Date on which such Revolving Loan is continued as or converted into a LIBOR Rate Revolving Loan, and ending on the date seven days, fourteen days, or twenty-one days, or one, two, three, or six months thereafter, and if available from all of the Lenders, nine months or twelve months thereafter, as selected by a Borrower in its Notice of Borrowing or Notice of Continuation/Conversion, provided that:

            (a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;
            (b) any Interest Period pertaining to a LIBOR Rate Revolving Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
            (c) no Interest Period shall extend beyond the Stated Termination Date.
            "Interest Rate" means each or any of the interest rates, including the Default Rate, set forth in Section 2.1.

            "Inventory" means, with respect to any Person, all of such Person's now owned and hereafter acquired inventory, as defined in the UCC, goods, and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials and supplies of any kind, nature, or description which are used or consumed in such Person's business or used in connection with the packing, shipping, advertising, selling, or finishing of such goods, merchandise, and other property, and all documents of title or other Documents representing them.

            "Inventory Advance Rate" means with, respect to Eligible Inventory, the lesser of (a) sixty-five percent (65.0%) of the original cost or market value thereof or (b) eighty-five percent (85.0%) of the Orderly Liquidation Value thereof.

            "Investment Property" means, with respect to any Person, all of such Person's right, title, and interest in and to any and all investment property, as defined in the UCC, including, without limitation, all (a) securities whether certificated or uncertificated, (b) securities entitlements, (c) securities accounts, (d) commodity contracts, and (e) commodity accounts, together with all other units, shares, partnership interests, membership interests, equity interests, rights, or other equivalent evidences of ownership (howsoever designated) issued by any Person.

            "IRS" means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

            "Latest Projections" means: (a) on the Closing Date and thereafter until the Agent receives new projections pursuant to Section 5.2(e), the projections of the Parent's and its Subsidiaries' financial condition, results of operations, and cash flows, in each case for the period commencing on November 4, 2001 and ending on February 3, 2007, and delivered to the Agent prior to the Closing Date; and (b) thereafter, the projections most recently received by the Agent pursuant to Section 5.2(e).

            "Lender" and "Lenders" have the meanings specified in the introductory paragraph hereof and shall include the Agent to the extent of any Agent Advance outstanding and the Bank to the extent of any Non-Ratable Loan outstanding; provided that no such Agent Advance or Non-Ratable Loan shall be taken into account in determining any Lender's Pro Rata Share.

            "Letter of Credit" has the meaning specified in Section 1.4(a).

            "Letter of Credit Fee" has the meaning specified in Section 2.6.

            "Letter of Credit Fee Percentage" means, as of the Closing Date,

            (a) with respect to any standby Letter of Credit issued hereunder and the Existing Letters of Credit which are standby Letters of Credit, 2.25%; and
            (b) with respect to any commercial Letter of Credit issued hereunder and the Existing Letters of Credit which are commercial Letters of Credit, 0.50%
in each case subject to adjustment from time to time thereafter to the applicable percentage specified corresponding to the Fixed Charge Coverage Ratio, as set forth below, respectively:

Fixed Charge Coverage Ratio	Standby Letters of Credit	Commercial Letters of Credit
Less than or equal to 1.00 to 1.00	2.75%	0.70%
Greater than 1.00 to 1.00 but less or equal to 1.20 to 1.00	2.50%	0.60%
Greater than 1.20 to 1.00 but less or equal to 1.60 to 1.00	2.25%	0.50%
Greater than 1.60 to 1.00	2.00%	0.40%

For the purpose of determining any such adjustments to the Letter of Credit Fee Percentage, the Fixed Charge Coverage Ratio shall be determined for the immediately preceding twelve (12) months based upon the Parent's Financial Statements dated as of the last day of each of its respective Fiscal Quarters, beginning with the Fiscal Quarter ending February 1, 2003, delivered to the Agent and the Lenders as required by Section 5.2(a) or Section 5.2(b) (with respect to the Financial Statements for each Fiscal Quarter which is not the last Fiscal Quarter of any Fiscal Year), and any such adjustment, if any, shall become effective prospectively on and after the first day of the calendar month following the calendar month after the date of delivery of such Financial Statements to the Agent and the Lenders. Concurrently with the delivery of such Financial Statements, the Parent shall deliver to the Agent and the Lenders a certificate, signed by its chief financial officer or chief accounting officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Letter of Credit Fee Percentage. In the event the Loan Parties fail to timely deliver any such Financial Statements, in addition to any other remedy provided for in this Agreement, the Letter of Credit Fee Percentage shall be deemed to be equal to the highest level set forth in the preceding table, until the first day of the first calendar month following the delivery of such Financial Statements at which time the Letter of Credit Fee Percentage shall be determined, prospectively, in accordance with the terms hereof. If a Default or Event of Default exists at the time any reduction in the Letter of Credit Fee Percentage is to be implemented, such reduction shall not occur until the first day of the first calendar month following the date on which such Default or Event of Default is waived or cured.

            "Letter of Credit Issuer" means the Bank, any Affiliate of the Bank chosen by the Bank, or any Lender (provided that if any Lender other than the Bank is the Letter of Credit Issuer, issuance of such Letter of Credit must be subject to reporting terms satisfactory to the Agent in its discretion) that issues any Letter of Credit pursuant to this Agreement.

            "Letter of Credit Subfacility" means $50,000,000; provided that Letters of Credit issued in support of obligations of the Borrowers' Subsidiaries which are not Loan Parties shall not exceed $12,000,000.

            "LIBOR Interest Payment Date" means, with respect to a LIBOR Rate Revolving Loan, the Termination Date and the last day of each Interest Period applicable to such Revolving Loan or, with respect to each Interest Period of greater than three months in duration, the last day of the third, sixth, and ninth month (as applicable) of such Interest Period and the last day of such Interest Period.

            "LIBOR Rate" means, for any Interest Period, with respect to LIBOR Rate Revolving Loans, the rate of interest per annum determined pursuant to the following formula:

LIBOR Rate  =                            Offshore Base Rate
                                        1.00 - Eurodollar Reserve Percentage
Where,
"Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1.00%) in effect on such day applicable to member banks under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental, or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The LIBOR Rate for each outstanding LIBOR Rate Revolving Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.
"Offshore Base Rate" means the rate per annum appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. If for any reason none of the foregoing rates is available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum determined by the Agent as the rate of interest at which Dollar deposits in the approximate amount of the LIBOR Rate Loan comprising part of such Borrowing would be offered by the Bank's London Branch to major banks in the offshore Dollar market at their request at or about 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.
             "LIBOR Rate Revolving Loan" means a Revolving Loan during any period in which it bears interest based on the LIBOR Rate.

            "Lien" means (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including a security interest, hypothec, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, charge, conditional sale or trust receipt or a lease, consignment, or bailment for security purposes, (b) to the extent not included under clause (a) preceding, (i) any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease, or other title exception or encumbrance affecting property and (ii) any other lien, charge, privilege, secured claim, title retention, garnishment right, deemed trust, encumbrance, or other right affecting property, choate or inchoate, whether or not crystallized or fixed, whether or not for amounts due or coming due, arising by any statute, act of law of any jurisdiction, at common law, in equity, or by any agreement, and (c) any contingent or other agreement to provide any of the foregoing or any other arrangement the intention or result of which is to confer security upon or prefer the beneficiary thereof.

            "Loan Account" means the loan account of the Borrowers, which account shall be maintained by the Agent.

            "Loan Documents" means, collectively, this Agreement, the Revolving Loan Notes, the Security Agreements, the Parent Guaranty, the Subsidiary Guaranty, the Canadian Security Documents, the Intercreditor Agreement, and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing, or otherwise relating to the Obligations, the Collateral, or any other aspect of the transactions contemplated by this Agreement.

            "Loan Party" means each of the Borrowers, Brown Canada, and each other Person who from time to time becomes a party hereto as a Loan Party, and "Loan Parties" means any two or more of such Persons.

            "Majority Lenders" means, at any time, Lenders whose Pro Rata Shares aggregate more than fifty percent (50.0%) of the Commitments.

            "Management Group" means, as of any date of determination, the board of directors, board of managers, or similar constituency having management authority in respect of an entity under any Requirement of Law.

            "Margin Stock" means "margin stock" as such term is defined in Regulation T, U, or X of the Federal Reserve Board.

            "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise), or prospects of the Collateral or of the Loan Parties taken as a whole, (b) a material impairment of the ability of any Loan Party to perform under any Loan Document to which it is a party, or (c) a material adverse effect upon the legality, validity, binding effect, or enforceability against any Loan Party of any Loan Document to which it is a party.

            "Maximum Inventory Loan Amount" means an amount equal to eighty-five and seven-tenths percent (85.7%) of the Maximum Revolver Amount.

            "Maximum Rate" has the meaning specified in Section 2.3.

            "Maximum Revolver Amount" means $350,000,000.

            "Medium Term Notes" means the certain debentures, notes, or other evidences of indebtedness issued pursuant to the certain Indenture dated as of April 2, 1986 between Brown Group, Inc. and Citibank, N.A., as "Trustee", and includes, as applicable, each agreement, certificate, document, instrument, or supplement entered into or delivered in connection therewith and any amendment, restatement, supplement, or other modification thereto.

            "Multi-employer Plan" means a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current calendar year or the immediately preceding six (6) calendar years contributed to by a Loan Party or any ERISA Affiliate.

            "Negative Pledge" means any agreement, contract, or other arrangement whereby any Loan Party is prohibited from, or would otherwise be in default as a result of, creating, assuming, incurring, or suffering to exist, directly or indirectly, any Lien on any of its assets in favor of the Agent under the Loan Documents.

            "Net Amount of Eligible Accounts" means, at any time, the gross amount of Eligible Accounts less, without duplication, (a) sales, excise, or similar taxes, and (b) with respect to Eligible Accounts, returns, discounts, claims, credits, allowances, accrued rebates, offsets, deductions, counterclaims, disputes, and other defenses of any nature at any time issued, owing, granted, outstanding, available, or claimed, in each case calculated and determined in Dollars.

            "Net Proceeds" has the meaning specified in Section 3.4(b).

            "Non-Consenting Lender" has the meaning specified in Section 11.1(e).

            "Non-Ratable Loan" and "Non-Ratable Loans" have the respective meanings specified in Section 1.2(i).

            "Notice of Borrowing" has the meaning specified in Section 1.2(c).

            "Notice of Continuation/Conversion" has the meaning specified in Section 2.2(b).

            "Obligations" means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by the Loan Parties, or any of them, to the Agent and/or any Lender, arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification, or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys' fees, filing fees, and any other sums chargeable to any Loan Party hereunder or under any of the other Loan Documents. "Obligations" includes, without limitation, (a) all debts, liabilities, and obligations now or hereafter arising from or in connection with the Letters of Credit and (b) all debts, liabilities, and obligations now or hereafter arising from or in connection with Bank Products.

            "Orderly Liquidation Value" means, with respect to Inventory of any Loan Party, the orderly liquidation value thereof as determined from time to time (and as updated at least twice in each calendar year) in a manner acceptable to the Agent by an experienced and reputable independent appraiser acceptable to the Agent, net of all costs of liquidation thereof.

            "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies (excluding, in the case of each Lender and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Lender's or the Agent's net income) which arise from any payment made hereunder or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

            "Pagoda" means Pagoda Trading Company, Inc., a Missouri corporation, and its successors and assigns.

            "Parent" means Brown Shoe Company, Inc., a New York corporation, and its successors and assigns.

            "Parent Guaranty" means an agreement of Guaranty executed by the Parent pursuant to which the Parent guarantees the Obligations or any portion thereof.

            "Parent Security Agreement" means the Security Agreement, dated concurrently herewith, between the Parent and the Agent, for the benefit of the Agent and the Lenders, as such agreement may be amended, restated, or otherwise modified from time to time.

            "Participant" means any commercial bank, financial institution, or other Person not an Affiliate of the Borrowers who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

            "Payment Account" means each bank account established pursuant to the Security Agreement, to which the funds of the Loan Parties (including proceeds of Accounts and other Collateral) are deposited or credited, and which is maintained in the name of the Agent or any Loan Party, or any of them, as the Agent may determine, on terms acceptable to the Agent.

            "PBGC" means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to the functions thereof.

            "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which any Loan Party or any ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multi-employer Plan has made contributions at any time during the immediately preceding six (6) plan years.

            "Permitted Acquisition" means any acquisition of the Capital Stock of a Person or any acquisition of property which constitutes a significant or material portion of an existing business of a Person, in each case, in a transaction that satisfies each of the following requirements:

            (a) such acquisition shall not be a hostile or contested acquisition;
            (b) the business acquired in connection with such acquisition shall not be engaged, directly or indirectly, in any line of business other than the businesses in which the Loan Parties are engaged on the Closing Date and any business activities that are substantially similar, related, or incidental thereto;
            (c) both before and after giving effect to such acquisition and the Revolving Loans (if any) requested to be made in connection therewith, each of the representations and warranties in the Loan Documents is true and correct (except (i) any such representation or warranty which relates to a specified prior date, (ii) to the extent the Agent and the Lenders have been notified in writing by the Loan Parties that any representation or warranty is not correct and the Majority Lenders have explicitly waived in writing compliance with such representation or warranty, and (iii) any such representations and warranties which are subject to periodic updates as required by Section 5.4 but only to the extent any such periodic update would not disclose the existence of any fact or the occurrence of any event which could reasonably be expected to have a Material Adverse Effect) and no Default or Event of Default exists or will exist or would result therefrom;
            (d) (i) as soon as available, but not less than ten (10) Business Days prior to such acquisition, the Borrower has given the Agent notice of such acquisition and has provided to the Agent a copy of all business and financial information reasonably requested by the Agent and a certificate of the Parent's chief financial officer certifying (and showing the calculations therefor in reasonable detail) that the Pro Forma Fixed Charge Coverage Ratio is greater than or equal to 1.00 to 1.00 and (ii) as soon as available, the information provided to the board of directors of the Parent with respect to such acquisition;
            (e) the aggregate cash consideration paid in connection with any such acquisition of a Domestic Subsidiary, of a Subsidiary organized under the laws of Canada or any territory or province thereof, or of assets located in the U.S. or Canada does not exceed $35,000,000 and the aggregate cash consideration paid in connection with any other such acquisition does not exceed $5,000,000;
            (f) if such acquisition is an acquisition of the Capital Stock of a Person, the acquisition is structured so that the acquired Person shall become a wholly-owned Subsidiary of the Parent and, (if applicable) subject to Section 13.22, a Loan Party pursuant to the terms of this Agreement;
            (g) no Loan Party shall, as a result of or in connection with any such acquisition, assume or incur any direct or contingent liabilities (whether relating to environmental, tax, litigation, or other matters) that could reasonably be expected, as of the date of such acquisition, to result in the existence or occurrence of a Material Adverse Effect; and
            (h) the Parent shall certify (and provide the Agent and the Lenders with a pro forma calculation in form and substance reasonably satisfactory to the Agent) to the Agent and the Lenders that, before and after giving effect to completion of such acquisition, the Availability is not less than $50,000,000.
            "Permitted Distribution" means (a) any Distribution by a Loan Party to another Loan Party, (b) cash dividends payable by the Parent to the holders of its Capital Stock; provided that all such dividends under this clause (b) shall not exceed $8,000,000 during any Fiscal Year and no such dividends shall be paid if after making such payment any Default or Event of Default exists or would exist under Section 7.31, and (c) Permitted Stock Repurchases.

            "Permitted Liens" means:

            (a) the Agent's Liens and Liens in favor of the Agent for the benefit of the Prudential Notes;
            (b) Liens, if any, which are described on Schedule A-2 on the Closing Date and Liens resulting from the refinancing of the related Debt, provided that the terms of any such refinancing shall not be materially more restrictive than the terms related to such Debt prior to such refinancing, the Debt secured thereby shall not be increased, and the Liens shall not cover any additional property;
            (c) Liens for taxes, fees, assessments, or other charges of a Governmental Authority which are not delinquent and statutory Liens for taxes, fees, assessments, or other charges of a Governmental Authority in an amount not to exceed $100,000 in the aggregate; provided that the payment of such taxes which are due and payable is being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established in accordance with GAAP on the applicable Loan Party's books and records and a stay of enforcement of any such Lien is in effect;
            (d) Liens consisting of pledges or deposits made in the ordinary course of business in connection with, or to secure payment of, obligations under worker's compensation, unemployment insurance, social security, and other similar laws, or to secure the performance of bids, tenders, or contracts (other than for the repayment of Debt) or to secure indemnity, performance, or other similar bonds for the performance of bids, tenders, or contracts (other than for the repayment of Debt) or to secure statutory obligations (other than liens arising under ERISA or Environmental Liens) or surety or appeal bonds, or to secure indemnity, performance, or other similar bonds;
            (e) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords, and other similar Persons which are not delinquent, and Liens arising from the nonpayment of such claims or demands when due in an amount not to exceed $100,000 in the aggregate; provided that the payment of such claims or demands which are due and payable is being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established in accordance with GAAP on the applicable Loan Party's books and records and a stay of enforcement of any such Lien is in effect;
            (f) Liens constituting encumbrances in the nature of reservations, exceptions, encroachments, easements, rights of way, covenants running with the land, and other similar title exceptions or encumbrances affecting any Real Estate, provided that any such Liens do not in the aggregate materially detract from the value of such Real Estate or materially interfere with its use in the ordinary conduct of a Loan Party's business;
            (g) Liens which secure Debt permitted under Section 7.13(c);
            (h) Liens arising in connection with or from judgments, orders, decrees, or arbitration awards for the payment of money involving liability in the aggregate for all of the Loan Parties (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related or unrelated series of transactions, incidents, or conditions, of $5,000,000 or less, provided that, and so long as, either (i) the aggregate amount of all such Liens on Collateral are not in excess of $200,000 or (ii) within one (1) Business Day after such judgment, order, decree, or arbitration award has been rendered, the lienholder of any such Lien on Collateral cannot assert rights to levy, foreclose, execute, or otherwise enforce its rights against any Collateral as a result of such Lien (including as a result of such judgment, order, decree, or arbitration award being discharged or bonded) or such levy, foreclosure, execution, or other enforcement being otherwise stayed; and
            (i) in addition to the Liens permitted under clause (h) preceding, Liens arising from judgments and attachments in connection with court proceedings, provided that the attachment or enforcement of such Liens would not otherwise result in an Event of Default hereunder, such Liens are for an amount not in excess of $200,000, and such Liens are being contested in good faith by appropriate proceedings, adequate financial reserves have been established on the applicable Loan Party's books and records in accordance with GAAP, no material property is subject to a material risk of loss or forfeiture, the claims in respect of such Liens are fully covered by insurance (subject to ordinary and customary deductibles), and, within one Business Day after such judgment has been rendered, a stay of execution pending appeal or proceeding for review is in effect (including as a result of the posting of a bond).
None of such Liens in clauses (d), (f), and (g), may attach to any Accounts or Inventory owned by a Loan Party.

            "Permitted Other Investment" means an investment by a Loan Party in a Subsidiary which is not a Loan Party (the "subject Person"), not in excess of $5,000,000 in the aggregate during the term of this Agreement, consisting of (a) payments by a Loan Party under Letters of Credit issued under this Agreement in support of an obligation of the subject Person, (b) loans, advances, and equity contributions, (c) amounts paid under Guaranties of the Debt and other obligations of the subject Person.

            "Permitted Stock Repurchase" means a purchase by the Parent of Capital Stock of the Parent; provided that at the time of making such purchase and after giving effect thereto (a) no Default or Event of Default exists, (b) Availability equals or exceeds $50,000,000, and (c) the aggregate amount of all such repurchases during the term of this Agreement do not exceed $10,000,000.

            "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

            "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which any Loan Party sponsors or maintains or to which any Loan Party makes, is making, or is obligated to make contributions and includes any Pension Plan.

            "PPSA" means the Personal Property Security Act of Ontario, and all regulations thereunder, as amended from time to time, and any successor statutes.

            "Prime Rate" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by the Bank in Charlotte, North Carolina as its "prime rate" (the "prime rate" being a rate set by the Bank based upon various factors including the Bank's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate). Any change in the prime rate announced by the Bank shall take effect at the opening of business on the day specified in the public announcement of such change.

            "Pro Forma Fixed Charge Coverage Ratio" means the ratio, for any period, determined according to the definition of Fixed Charge Coverage Ratio, provided that each item thereof shall be calculated as of the end of such period on a pro forma basis for the next succeeding (rather than the immediately preceding) four Fiscal Quarters of the Parent.

            "Proprietary Rights" means, with respect to any Person with respect to sale of Collateral, all of such Person's now owned and hereafter arising or acquired licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, including those patents, trademarks, service marks, trade names, and copyrights set forth on Schedule 6.11, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present, and future infringement of any of the foregoing.

            "Pro Rata Share" means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the sum of the amounts of all of the Lenders' Commitments, or if no Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations owed to such Lender and the denominator of which is the aggregate amount of the Obligations owed to the Lenders, in each case giving effect to a Lender's participation in Non-Ratable Loans and Agent Advances.

            "Prudential Notes" means the certain 7.36% Senior Notes Due October 15, 2003 issued pursuant to the certain Note Agreement dated as of October 24, 1995 among Brown Group, Inc., The Prudential Insurance Company of America, and Pruco Life Insurance Company, and any notes issued in substitution or exchange therefor pursuant to the terms of such Note Agreement, and includes, as applicable, each agreement, certificate, document, instrument, or supplement entered into or delivered in connection therewith and any amendment, restatement, supplement, or other modification thereto.

            "Real Estate" means, with respect to any Person, all of such Person's now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds, and future interests, together with all of such Person's now or hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto, and the easements appurtenant thereto.

            "Release" means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater, or Real Estate or other property.

            "Replacement Lender" has the meaning specified in Section 4.8.

            "Report" has the meaning specified in Section 12.18(a).

            "Reportable Event" means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

            "Required Lenders" means at any time Lenders whose Pro Rata Shares aggregate more than 66-2/3%.

            "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule, or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

            "Reserves" means reserves that limit the availability of credit hereunder, consisting of reserves against Availability, Eligible Accounts, or Eligible Inventory, established by the Agent from time to time in the Agent's reasonable credit judgment. Without limiting the generality of the foregoing, the following reserves shall be deemed to be a reasonable exercise of the Agent's credit judgment: (a) Bank Product Reserves; (b) a reserve for accrued, unpaid interest on the Obligations; (c) reserves for rent at leased locations subject to statutory or contractual landlord liens; (d) reserves for Inventory shrinkage (as a reduction to Eligible Inventory); (e) reserves for customs charges; (f) reserves for dilution of Accounts (as a reduction to Eligible Accounts); (g) reserves for warehousemen's or bailees' charges; and (h) reserves for the outstanding principal, interest, and other amounts (including, without limitation, any "Yield Maintenance Amount") owing under the $100MM Notes and the Prudential Notes.

            "Responsible Officer" means, with respect to any Loan Party, the chief executive officer or the president, or any other officer having substantially the same authority and responsibility, or, with respect to compliance with financial covenants and the preparation of Borrowing Base Certificates, the chief financial officer or the treasurer of such Loan Party, or any other officer having substantially the same authority and responsibility.

            "Restricted Investment" means, with respect to any Loan Party, any acquisition of property by such Loan Party in exchange for cash or other property, whether in the form of an acquisition of Capital Stock, debt, or other indebtedness or obligation, or the purchase or acquisition of any other assets or property, or a loan, advance, capital contribution, or subscription, except the following: (a) acquisitions of Equipment to be used in the business of such Loan Party so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder; (b) acquisitions of Inventory in the ordinary course of business of such Loan Party; (c) acquisitions of other assets acquired in the ordinary course of business of such Loan Party; (d) direct obligations of the U.S., or any agency thereof, or obligations guaranteed by the U.S., provided that such obligations mature within one year from the date of acquisition thereof; (e) acquisitions of certificates of deposit maturing within one year from the date of acquisition, bankers' acceptances, Eurodollar bank deposits, and overnight bank deposits, in each case issued by, created by, or with a Lender or a bank or trust company organized under the laws of the U.S. or Canada, or any state, province, or territory thereof, having capital and surplus aggregating at least $100,000,000 and other bank deposits to the extent such deposits are insured by a Governmental Authority or pursuant to any governmental deposit insurance program or are in the process of collection and transfer to a Payment Account in the ordinary course of business; (f) acquisitions of commercial paper given a rating of "A2" or better by Standard & Poor's Corporation or "P2" or better by Moody's Investors Service, Inc. and maturing not more than ninety (90) days from the date of creation thereof; (g) Hedge Agreements entered into for the purpose of limiting the amount of interest payable under this Agreement; (h) investments in mutual funds substantially all of the assets of which are comprised of securities of the types described in clauses (d), (e), and (f) preceding; (i) investments by a Loan Party in another Loan Party and acquisitions of property by a Loan Party from another Loan Party (provided that any such acquisition shall not be for a price higher than the lesser of cost or book value of such property on the books of the seller); (j) commission, travel, and other loans and advances to officers and employees in the ordinary course of business, (k) existing investments listed on the attached Schedule A-3; (l) repurchase obligations of any commercial bank organized under the laws of the U.S. or any state thereof having capital and surplus aggregating at least $100,000,000 having a term not more than thirty (30) days, with respect to securities issued or fully guaranteed or insured by the government of the U.S.; (m) Permitted Stock Repurchases; (n) Permitted Acquisitions; (o) Permitted Other Investments; (p) investment by the Loan Parties in deposit accounts with foreign financial institutions for an amount not in excess of $1,000,000 in the aggregate; (q) if Availability is equal to or greater than $35,000,000 and no Default or Event of Default is in existence at the time of making such investment, additional investment by the Loan Parties in Shoes.com not in excess of $3,500,000 in the aggregate; and (r) if Availability is equal to or greater than $35,000,000 and no Default or Event of Default is in existence at the time of making any such investment, other investments not listed in clause (a) through clause (q) preceding in an aggregate amount at any time not exceeding $5,000,000.

            "Restructuring" means, collectively, (a) the conversion of Brown International to a limited liability company, (b) the distribution by Brown International to the Parent of the Capital Stock of Clayton and Pagoda, and (c) the merger of Clayton and Pagoda with and into the Parent with the Parent as the survivor of each such merger.

            "Revolving Loans" has the meaning specified in Section 1.2 and includes each Agent Advance and Non-Ratable Loan.

            "Revolving Loan Note" and "Revolving Loan Notes" have the meanings specified in Section 1.2(b).

            "Rich" means Sidney Rich Associates, Inc., a Missouri corporation, and its successors and assigns.

            "Security Agreements" means, collectively and individually (as applicable) the Parent Security Agreement, the Subsidiary Security Agreement, and the Canadian Security Documents.

            "Settlement" and "Settlement Date" have the meanings specified in Section 12.15(a)(i).

            "Software" means, with respect to any Person, all of such Person's "software", as such term is defined in the UCC, now owned or hereafter acquired by such Person, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

            "Solvent" means, when used with respect to any Person, that at the time of determination:

            (a) the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including contingent liabilities);
            (b) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured;
            (c) it is then able and expects to be able to pay its debts (including contingent debts and other commitments) as they mature; and
            (d) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.
For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            "Stated Termination Date" means December 19, 2006.

            "Subordinated Debt" means unsecured Debt of any Loan Party entered into after the Closing Date which is subordinated to payment of the Obligations on terms and conditions reasonably acceptable to the Agent, and any amendments, renewals, restatements, or other modifications thereof.

            "Subsidiary" means, with respect to any Person (the "subject Person"), any corporation, association, partnership, limited liability company, joint venture, or other business entity of which more than fifty percent (50.0%) of the voting Capital Stock or other Capital Stock, is owned or controlled directly or indirectly by the subject Person, or one or more of the Subsidiaries of the subject Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of a Loan Party.

            "Subsidiary Guaranty" means an agreement of Guaranty executed by any Subsidiary of the Parent pursuant to which such Subsidiary guarantees the Obligations or any portion thereof.

            "Subsidiary Security Agreement" means the Security Agreement, dated concurrently herewith, among the Loan Parties, other than the Parent, and the Agent, for the benefit of the Agent and the Lenders, as such agreement may be amended, restated, or otherwise modified from time to time.

            "Supporting Letter of Credit" has the meaning specified in Section 1.4(g).

            "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding, in the case of the Agent and each Lender, such taxes (including income taxes or franchise taxes) as are imposed on or measured by the Agent's or such Lender's net income in the jurisdiction (whether federal, state, or local and including any political subdivision thereof) under the laws of which the Agent or such Lender, as the case may be, is organized or maintains a lending office.

            "Termination Date" means the earliest to occur of (a) the Stated Termination Date, (b) the date the Total Facility is terminated either by the Borrowers pursuant to Section 3.2 or by the Majority Lenders pursuant to Section 9.2, and (c) the date this Agreement is otherwise terminated for any reason whatsoever pursuant to the terms of this Agreement.

            "Total Facility" has the meaning specified in Section 1.1.

            "UCC" means the Uniform Commercial Code (or any successor statute), as in effect from time to time, of the State of Illinois or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests; provided that to the extent that the UCC is used to define any term herein or in any other documents and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

            "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

            "Unused Letter of Credit Subfacility" means an amount equal to the Letter of Credit Subfacility minus the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit, plus, without duplication, (b) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit.

            "Unused Line Fee" has the meaning specified in Section 2.5.

            "Unused Line Fee Percentage" means, as of the Closing Date, three-eighths percent (0.375%), subject to adjustment from time to time thereafter to the applicable percentage specified corresponding to the Fixed Charge Coverage Ratio, as set forth below, respectively:

Fixed Charge Coverage Ratio	Unused Line Fee Percentage
Less than or equal to 1.00 to 1.00	0.50%
Greater than 1.00 to 1.00 but less or equal to 1.20 to 1.00	0.375%
Greater than 1.20 to 1.00 but less or equal to 1.60 to 1.00	0.375%
Greater than 1.60 to 1.00	0.25%

For the purpose of determining any such adjustments to the Unused Line Fee Percentage, the Fixed Charge Coverage Ratio shall be determined for the immediately preceding twelve (12) months based upon the Parent's Financial Statements dated as of the last day of each of its respective Fiscal Quarters, beginning with the Fiscal Quarter ending February 1, 2003, delivered to the Agent and the Lenders as required by Section 5.2(a) or Section 5.2(b) (with respect to the Financial Statements for each Fiscal Quarter which is not the last Fiscal Quarter of any Fiscal Year), and any such adjustment, if any, shall become effective prospectively on and after the first day of the calendar month following the calendar month after the date of delivery of such Financial Statements to the Agent and the Lenders. Concurrently with the delivery of such Financial Statements, the Parent shall deliver to the Agent and the Lenders a certificate, signed by its chief financial officer or chief accounting officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Unused Line Fee Percentage. In the event the Loan Parties fail to timely deliver any such Financial Statements, in addition to any other remedy provided for in this Agreement, the Unused Line Fee Percentage shall be deemed to be equal to the highest level set forth in the preceding table, until the first day of the first calendar month following the delivery of such Financial Statements at which time the Unused Line Fee Percentage shall be determined, prospectively, in accordance with the terms hereof. If a Default or Event of Default exists at the time any reduction in the Unused Line Fee Percentage is to be implemented, such reduction shall not occur until the first day of the first calendar month following the date on which such Default or Event of Default is waived or cured.

            "U.S." means the United States of America, and includes, each of the states thereof, the District of Columbia, Puerto Rico, and Guam.

            "Wholly-Owned Subsidiary" when used to determine the relationship of a Subsidiary to a Person, means a Subsidiary all of the issued and outstanding Capital Stock (other than directors' qualifying shares) of which shall at the time be owned by such Person or one or more of such Person's Wholly-Owned Subsidiaries or by such Person and one or more of such Person's Wholly-Owned Subsidiaries.

ACCOUNTING TERMS:

            Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given to such term in accordance with GAAP, and all financial computations in this Agreement shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.

INTERPRETIVE PROVISIONS:

            Wherever used in this Agreement,

            (a)     The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. Terms used herein that are defined in the UCC and are not otherwise defined herein shall have the meanings specified therefor in the UCC.
            (b) The words "hereof," "herein," "hereunder," and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, Schedule, and Exhibit references are to this Agreement unless otherwise specified. The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices, and other writings, however evidenced. The term "including" is not limiting and means "including, without limitation." In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including." The word "or" is not exclusive. The words "hereof," "herein," "hereunder" and similar words refer to the Agreement as a whole and not to any particular provision of the Agreement; and Subsection, Section, Schedule and Exhibit references are to the Agreement unless otherwise specified.
            (c) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, and other modifications thereto, but only to the extent such amendments, restatements, and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing, or interpreting the statute or regulation.
            (d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.
            (e) This Agreement and the other Loan Documents may use several different limitations, tests, or measurements to regulate the same or similar matters. All such limitations, tests, and measurements are cumulative and shall each be performed in accordance with their terms.
            (f) For purposes of Section 9.1, a breach of a financial covenant contained in Section 7.22 and Section 7.23 shall be deemed to have occurred as of any date of determination thereof by the Agent or as of the last day of any specified measuring period, regardless of when the Financial Statements reflecting such breach are delivered to the Agent and the Lenders.
            (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, each Lender, and the Loan Parties and are the products of all parties. Accordingly, this Agreement and the other Loan Documents shall not be construed against the Agent, the Lender, or the Loan Parties merely because of their respective involvement in their preparation.